Exhibit 10.2

GETTY REALTY CORP.*

$100,000,000

6.0% Guaranteed Senior Secured Notes due February 25, 2021

NOTE PURCHASE AND GUARANTEE AGREEMENT

Dated as of February 25, 2013

*	Confidential treatment requested for portions of this document. Portions for which confidential treatment is requested are denoted by [***]. Material omitted has been separately filed with the Securities and Exchange Commission.

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SCHEDULE A	—	INFORMATION RELATING TO PURCHASERS

SCHEDULE B	—	DEFINED TERMS

SCHEDULE C	—	LUKOIL DISPUTE

SCHEDULE 1	—	FORM OF 6.0% GUARANTEED SENIOR SECURED NOTE DUE FEBRUARY 25, 2021

SCHEDULE 5.4	—	SUBSIDIARIES OF THE COMPANY AND OWNERSHIP OF SUBSIDIARY STOCK

SCHEDULE 5.5	—	FINANCIAL STATEMENTS

SCHEDULE 5.15	—	EXISTING INDEBTEDNESS

SCHEDULE 5.21(A)(1)	—	MORTGAGED PROPERTIES

SCHEDULE 5.21(A)(2)	—	ADDITIONAL LEASED PROPERTIES

SCHEDULE 5.21(B)(1)	—	MORTGAGED PROPERTY LEASES

SCHEDULE 5.21(B)(2)	—	ADDITIONAL LEASES

SCHEDULE 5.21(B)(3)	—	RENT ROLL

SCHEDULE 5.21(C)	—	GROUND LEASES

SCHEDULE 5.23	—	CONDITION OF PROPERTIES

SCHEDULE 11.1	—	ENVIRONMENTAL REMEDIATION AND COMPLIANCE MATTERS

EXHIBIT A	—	FORM OF JOINDER

EXHIBIT B	—	FORM OF DEPOSIT ACCOUNT CONTROL AGREEMENT

EXHIBIT C	—	FORM OF ENVIRONMENTAL INDEMNITY AGREEMENT

EXHIBIT D	—	FORM OF EQUITY PLEDGE

EXHIBIT E	—	FORM OF GENERAL ASSIGNMENT

EXHIBIT F	—	FORM OF QUALIFIED EXCHANGE TRUST AGREEMENT

EXHIBIT G	—	FORM OF NOTICE OF NEW RESTRICTED PROPERTY LEASES

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GETTY REALTY CORP.

125 Jericho Turnpike, Suite 103,

Jericho, New York 11753

6.0% Guaranteed Senior Secured Notes due February 25, 2021

February 25, 2013

TO EACH OF THE PURCHASERS LISTED IN

            SCHEDULE A HERETO:

Ladies and Gentlemen:

GETTY REALTY CORP., a Maryland corporation (together with any successor thereto that becomes a party hereto pursuant to Section 10.2, the “Company”), and each of its Subsidiaries party hereto as a “Subsidiary Guarantor” (collectively, the “Initial Subsidiary Guarantors”) agree with each of the Purchasers as follows:

SECTION 1. AUTHORIZATION OF NOTES AND SUBSIDIARY GUARANTY; SECURITY DOCUMENTS AND COLLATERAL.

(a) The Company will authorize the issue and sale of $100,000,000 aggregate principal amount of its 6.0% Guaranteed Senior Secured Notes due February 25, 2021 (as amended, restated or otherwise modified from time to time pursuant to Section 18 and including any such notes issued in substitution therefor pursuant to Section 13, the “Notes”). The Notes shall be substantially in the form set out in Schedule 1. Certain capitalized and other terms used in this Agreement are defined in Schedule B. References to a “Schedule” are references to a Schedule attached to this Agreement unless otherwise specified. References to a “Section” are references to a Section of this Agreement unless otherwise specified.

(b) Each Initial Subsidiary Guarantor has authorized its joint and several, and unconditional, guaranty of the payment and performance by the Company of its obligations under this Agreement, the Notes and the other Financing Documents on the terms and conditions set forth in Section 15 hereof, and the performance of the Initial Subsidiary Guarantor’s other obligations under this Agreement and the Financing Documents

(c) The obligations of the Company and the Subsidiary Guarantors (collectively, the “Obligors”) under and pursuant to this Agreement and the Notes, and the Senior Credit Agreement, shall be secured by the following (collectively, the “Collateral”), as further memorialized in the Security Documents and subject to the terms of the Intercreditor Agreement:

(i) a first priority Lien on all Mortgaged Properties and any and all leases and rents related thereto, pursuant to the Mortgages;

(ii) a first priority Lien on all Equity Interests owned by the Company and/or each Subsidiary Guarantor in any Subsidiary thereof pursuant to the Equity Pledge;

(iii) a first priority Lien on the Deposit Accounts pursuant to the Deposit Account Control Agreements;

(iv) a first priority Lien in all personal property collateral described in the General Assignment; and

(v) a first priority Lien on the accounts referenced in Section 9.8 hereof.

SECTION 2. SALE AND PURCHASE OF NOTES.

Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

SECTION 3. CLOSING.

The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Bingham McCutchen LLP, 399 Park Avenue, New York, New York 10022, at 10:00 a.m., Eastern time, at a closing (the “Closing”) on February 25, 2013 or on such other Business Day thereafter as may be agreed upon by the Company and the Purchasers. At the Closing the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account referred to in the written funding instructions described in Section 4.10 below. If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of any of the conditions specified in Section 4 not having been fulfilled to such Purchaser’s satisfaction or such failure by the Company to tender such Notes.

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SECTION 4. CONDITIONS TO CLOSING.

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:

Section 4.1. Representations and Warranties. The representations and warranties of the Company in this Agreement shall be correct when made and at the Closing.

Section 4.2. Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing. Before and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing.

Section 4.3. Compliance Certificates.

(a) Officer’s Certificate. The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

(b) Secretary’s Certificate. The Company shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of the Closing, certifying as to (i) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement and (ii) the Company’s organizational documents as then in effect.

Section 4.4. Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) (i) from DLA Piper LLP (US), counsel for the Company, covering such matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers) and (ii) from local counsel in each of the states in which any Restricted Property is located, covering such matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs each of its local counsel to deliver such opinions to the Purchasers) and (b) from Bingham McCutchen LLP, the Purchasers’ special counsel in connection with such transactions, covering such matters incident to such transactions as such Purchaser may reasonably request.

Section 4.5. Purchase Permitted By Applicable Law, Etc. On the date of the Closing such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have

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received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted to the extent such matters of fact are not already included in the representations and warranties made by the Company in Section 5.

Section 4.6. Sale of Other Notes. Contemporaneously with the Closing the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in Schedule A.

Section 4.7. Payment of Special Counsel Fees. Without limiting Section 16.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

Section 4.8. Private Placement Number. A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for the Notes.

Section 4.9. Changes in Corporate Structure. The Company shall not have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

Section 4.10. Funding Instructions. At least three Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the purchase price for the Notes is to be deposited.

Section 4.11. Initial Subsidiary Guarantors. Each Initial Subsidiary Guarantor shall have duly executed and delivered to each Purchaser an executed counterpart of this Agreement.

Section 4.12. Intercreditor Agreement. The Company, the Collateral Agent, the Bank Agent and each of the Purchasers shall have duly executed and delivered an intercreditor and collateral agency agreement in form and substance satisfactory to the Purchasers (as amended, restated or otherwise modified from time to time, the “Intercreditor Agreement”), and the Intercreditor Agreement shall be in full force and effect.

Section 4.13. Mortgages and Real Estate Due Diligence. The Purchasers shall have received deeds of trust, trust deeds, deeds to secure debt, mortgages, or any other document, creating and evidencing a Lien on Mortgaged Property, in form and substance satisfactory to the Purchasers and covering the properties identified to be mortgaged on Schedule 5.21(a)(1) and any assignment of rents delivered in connection therewith (in each case as amended, the “Mortgages”), duly executed by the appropriate Obligor, together with:

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(a) evidence that counterparts of the Mortgages have been duly executed, acknowledged and delivered and are in form suitable for filing or recording in all filing or recording offices that the Purchasers may deem necessary or desirable in order to create a valid first and subsisting Lien on the property described therein in favor of the Collateral Agent for the benefit of the Bank Lenders and the Purchasers, subject only to the Permitted Encumbrances, and that satisfactory arrangements have been made for the payment of all filing, documentary, stamp, intangible and recording taxes and fees;

(b) fully paid American Land Title Association Lender’s Extended Coverage title insurance policies naming the Collateral Agent as the insured (the “Mortgage Policies”) in form and substance, with endorsements and in amounts acceptable to the Purchasers, issued, coinsured and reinsured, to the extent reasonably required by the Purchasers, by title insurers reasonably acceptable to the Purchasers (collectively, the “Title Company”), insuring the Mortgages to be valid first and subsisting Liens on the Mortgaged Properties described therein, free and clear of all defects (including, but not limited to, mechanics’ and materialmen’s Liens) and encumbrances, subject only to Permitted Encumbrances, and providing for such other affirmative insurance as the Purchasers may reasonably deem necessary or desirable;

(c) with respect to each Mortgaged Property, a copy of an American Land Title Association survey, together with an affidavit of no change sufficient for the Title Company to eliminate the general or standard survey exception from the title insurance policy, and issue the comprehensive and survey endorsements thereto;

(d) with respect to each Mortgaged Property, such usual and customary affidavits, certificates, information (including financial data) and instruments of identification (including a so-called “gap” indemnification) as shall be required to induce the Title Company to issue the title insurance policy/ies and endorsements contemplated above;

(e) evidence reasonably acceptable to the Purchasers of payment by the Company of all required real estate taxes, title insurance policy premiums, search and examination charges, escrow charges and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgages (and any assignments of leases and rents) and issuance of title insurance policies referred to above;

(f) with respect to each Mortgaged Property, copies of all leases in which the Company or any Subsidiary holds the lessor’s interest or other agreements relating to possessory interests, if any, together with a tenant estoppel certificate in form and substance reasonably satisfactory to the Purchasers. To the extent any of the foregoing affect any Mortgaged Property, such agreement shall be subordinate to the Lien of the Mortgage to be recorded against such property, either expressly by its terms or pursuant to a subordination, non-disturbance and attornment agreement, reasonably acceptable to the Purchasers;

(g) the Appraisal of each of the Mortgaged Properties;

(h) a complete Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property, and flood insurance on each such property required by the Required Holders, containing coverage, in amounts and otherwise on terms acceptable to the Required Holders; and

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(i) all other due diligence and third party reports customarily obtained in connection with a mortgage financing, each in form satisfactory to the Purchasers and each at the sole cost of the Company, including without limitation, copies of all insurance policies, including without limitation any environmental and pollution liability insurance policies, maintained by or for the benefit of any Obligor and environmental assessments and engineering reports; provided that (i) with respect to the Mortgaged Properties (other than the GTY MD Leasing Properties (as identified on Schedule 5.21(a)(1)), the Purchasers agree to rely on existing third party environmental assessments and property condition reports so long as (A) the date of Closing occurs within one (1) year of the effective date of such third party assessments and reports, (B) there has been no damage, environmental contamination or other adverse change to such properties that would require the existing third-party reports to be updated or reissued and (C) to the extent required by the Purchasers, such third party explicitly agrees that the Purchasers and their successors and/or assigns are entitled to receive and rely on the same, such agreement being in form and substance satisfactory to the Purchasers, and (ii) with respect to the GTY MD Leasing Properties, the Purchasers agree to reasonably consider whether it can rely on existing third party reports, except where doing so would be in violation of rules or regulations binding upon any of the Purchasers or any Purchaser’s internal policies.

Section 4.14. Other Security Documents. The obligations shall be secured by a perfected first priority security interest in the Collateral in favor of the Collateral Agent, for the benefit of the Purchasers and the Bank Lenders on a pari passu basis. Each of the following documents, each of which shall be in form and substance satisfactory to the Purchasers, shall have been duly executed and delivered to the Purchasers by each Obligor which is a party thereto, and shall be in full force and effect:

(a) the Environmental Indemnity;

(b) the Equity Pledge;

(c) the General Assignment; and

(d) the Deposit Account Control Agreement.

Section 4.15. Contribution Agreement. Each Initial Subsidiary Guarantor shall have duly executed and delivered a Contribution Agreement by and among the Subsidiary Guarantors in form and substance satisfactory to the Purchasers (as amended, restated or otherwise modified from time to time, the “Contribution Agreement”), and the Contribution Agreement shall be in full force and effect.

Section 4.16. Registration and Filings. Each of the Obligors shall have authorized the Collateral Agent to file UCC financing statements in respect of the security interests created by the Security Documents in the office of each appropriate Governmental Authority if such filings are necessary or appropriate in such jurisdictions.

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Section 4.17. UCC Searches and Litigation Searches. The Purchasers shall have received UCC searches with respect to the Obligors and litigation, bankruptcy and tax lien searches with respect to the Obligors, dated reasonably close to the date hereof.

Section 4.18. Bank Loan Documents. The Company shall have entered into the Bank Loan Documents, all in form and substance satisfactory to the Purchasers, and the Bank Loan Documents shall be in full force and effect.

Section 4.19. Governmental Approvals. All governmental and third party approvals necessary in connection with the Transactions have been obtained and remain in full force and effect.

Section 4.20. Repayment of Existing Indebtedness. The Company shall have provided the Purchasers with a payoff letter with respect to the TD Loan and, to the extent available, the Prior Credit Facility, each in form and substance satisfactory to them, and shall have repaid all outstanding amounts owed with respect thereto, and all collateral securing the Prior Credit Facility and the TD Loan shall have been released (or assigned to the Collateral Agent).

Section 4.21. Long-Term Leases. The Company shall have entered into (or caused its Subsidiaries to enter into) new long-term Leases for no fewer than 160 Properties which generate, in the aggregate, not less than $13,000,000 in annual triple-net rent.

Section 4.22. Projections. The Company shall have delivered to each Purchaser projected financial statements, including balance sheets, income statements and cash flows covering the period through and including December 31, 2018 (on a quarterly basis for 2013 and on an annual basis for all subsequent years).

Section 4.23. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each Purchaser that:

Section 5.1. Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver the Financing Documents to which it is a party and to perform the provisions thereof.

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Section 5.2. Authorization, Etc. The Financing Documents have been duly authorized by all necessary corporate action on the part of each Obligor party thereto, and this Agreement and the other Financing Documents constitute a legal, valid and binding obligation of each Obligor party thereto enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3. Disclosure. This Agreement, the financial statements listed in Schedule 5.5 and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company in connection with the negotiation of this Agreement or in connection with the transactions contemplated hereby (this Agreement and such documents, certificates or other writings and such financial statements delivered to each Purchaser being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made; provided that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. Except as disclosed in the Disclosure Documents, since September 30, 2012, there has been no change in the financial condition, operations, business, properties or prospects of the Company and its Subsidiaries, taken as a whole, except changes that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

Section 5.4. Organization and Ownership of Shares of Subsidiaries; Affiliates.

(a) Schedule 5.4 contains (except as noted therein) complete and correct lists of the Company’s Subsidiaries, showing, as to each Subsidiary, the name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary.

(b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by the Company or another Subsidiary free and clear of any Lien that is prohibited under the Financing Documents.

(c) Each Subsidiary is a corporation or other legal entity duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and, where applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver the Financing Documents to which it is a party and to perform the provisions thereof.

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(d) No Subsidiary is subject to any legal, regulatory, contractual or other restriction (other than the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

Section 5.5. Financial Statements; Material Liabilities. The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of such financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). The Company and its Subsidiaries do not have any Material liabilities that are not disclosed in the Disclosure Documents.

Section 5.6. Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance of each of the Financing Documents by each Obligor party thereto will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary (other than those created by the Financing Documents and the Bank Loan Documents) under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, shareholders agreement or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of its properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

Section 5.7. Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by any of the Obligors of any of the Financing Documents.

Section 5.8. Litigation; Observance of Agreements, Statutes and Orders.

(a) There are no actions, suits, investigations or proceedings pending or, to the best knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(b) Neither the Company nor any Subsidiary is (i) in default under any agreement or instrument to which it is a party or by which it is bound, (ii) in violation of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or (iii) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including, without limitation, Environmental Laws, the USA PATRIOT Act or any of the other laws and regulations that are referred to in Section 5.16), which default or violation could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.9. Taxes. The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for (i) any taxes and assessments the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP, or (ii) to the extent that the failure to so file or pay could not reasonably be expected to result in a Material Adverse Effect.

Section 5.10. Title to Property; Leases. The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material to its business, except where the failure to have such good title or valid leasehold interest could not reasonably be expected to have a Material Adverse Effect. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

Section 5.11. Licenses, Permits, Etc.

(a) The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material to its business, except where the impairment of such ownership or possession is not reasonably expected to have a Material Adverse Effect, without known conflict with the rights of others.

(b) To the best knowledge of the Company, no product or service of the Company or any of its Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(c) To the best actual knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

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Section 5.12. Compliance with ERISA.

(a) No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan by an amount which could reasonably be expected to result in a Material Adverse Effect, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans by an amount which could reasonably be expected to result in a Material Adverse Effect.

(b) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company to each Purchaser in the first sentence of this Section 5.12(b) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.

Section 5.13. Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar Securities for sale to, or solicited any offer to buy the Notes or any similar Securities from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of section 5 of the Securities Act or to the registration requirements of any Securities or blue sky laws of any applicable jurisdiction.

Section 5.14. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes hereunder as provided in Section 9.7. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

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Section 5.15. Existing Indebtedness; Future Liens.

(a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all Indebtedness of the Company and its Subsidiaries for borrowed money the outstanding principal amount of which exceeds $10,000,000 (including descriptions of the obligors and obligees, principal amounts outstanding, any collateral therefor and any Guaranties thereof), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. The aggregate amount of all outstanding Indebtedness of the Company and its Subsidiaries not set forth in Schedule 5.15 does not exceed $10,000,000. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b) Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness or to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness.

(c) Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or any other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company, except as disclosed in Schedule 5.15.

Section 5.16. Foreign Assets Control Regulations, Etc.

(a) Neither the Company nor any Controlled Entity is (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, United States Department of the Treasury (“OFAC”) (an “OFAC Listed Person”) (ii) an agent, department, or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) any Person, entity, organization, foreign country or regime that is subject to any OFAC Sanctions Program, or (iii) otherwise blocked, subject to sanctions under or engaged in any activity in violation of other United States economic sanctions, including but not limited to, the Trading with the Enemy Act, the International Emergency Economic Powers Act, the

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Comprehensive Iran Sanctions, Accountability and Divestment Act (“CISADA”) or any similar law or regulation with respect to Iran or any other country, the Sudan Accountability and Divestment Act, any OFAC Sanctions Program, or any economic sanctions regulations administered and enforced by the United States or any enabling legislation or executive order relating to any of the foregoing (collectively, “U.S. Economic Sanctions”) (each OFAC Listed Person and each other Person, entity, organization and government of a country described in clause (i), clause (ii) or clause (iii), a “Blocked Person”). Neither the Company nor any Controlled Entity has been notified that its name appears or may in the future appear on a state list of Persons that engage in investment or other commercial activities in Iran or any other country that is subject to U.S. Economic Sanctions.

(b) No part of the proceeds from the sale of the Notes hereunder constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Controlled Entity, directly or indirectly, (i) in connection with any investment in, or any transactions or dealings with, any Blocked Person, or (ii) otherwise in violation of U.S. Economic Sanctions.

(c) Neither the Company nor any Controlled Entity (i) has been found in violation of, charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the USA PATRIOT Act or any other United States law or regulation governing such activities (collectively, “Anti-Money Laundering Laws”) or any U.S. Economic Sanctions violations, (ii) to the Company’s actual knowledge, is under investigation by any Governmental Authority for possible violation of Anti-Money Laundering Laws or any U.S. Economic Sanctions violations, (iii) has been assessed civil penalties under any Anti-Money Laundering Laws or any U.S. Economic Sanctions, or (iv) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws. The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable current and future Anti-Money Laundering Laws and U.S. Economic Sanctions.

(d) (1) Neither the Company nor any Controlled Entity (i) has been charged with, or convicted of bribery or any other anti-corruption related activity under any applicable law or regulation in a U.S. or any non-U.S. country or jurisdiction, including but not limited to, the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010 (collectively, “Anti-Corruption Laws”), (ii) to the Company’s actual knowledge, is under investigation by any U.S. or non-U.S. Governmental Authority for possible violation of Anti-Corruption Laws, (iii) has been assessed civil or criminal penalties under any Anti-Corruption Laws or (iv) has been or is the target of sanctions imposed by the United Nations or the European Union;

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(2) To the Company’s actual knowledge, neither the Company nor any Controlled Entity has, within the last five years, directly or indirectly offered, promised, given, paid or authorized the offer, promise, giving or payment of anything of value to a Governmental Official or a commercial counterparty for the purposes of: (i) influencing any act, decision or failure to act by such Government Official in his or her official capacity or such commercial counterparty, (ii) inducing a Governmental Official to do or omit to do any act in violation of the Governmental Official’s lawful duty, or (iii) inducing a Governmental Official or a commercial counterparty to use his or her influence with a government or instrumentality to affect any act or decision of such government or entity; in each case in order to obtain, retain or direct business or to otherwise secure an improper advantage; and

(3) No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage. The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable current and future Anti-Corruption Laws.

Section 5.17. Status under Certain Statutes. Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended.

Section 5.18. Environmental Matters.

(a) Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim and no proceeding has been instituted asserting any claim against the Company or any of its Subsidiaries or any of their respective real properties or other assets now or formerly owned, leased or operated by any of them, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(b) Neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(c) Neither the Company nor any Subsidiary has stored any Hazardous Substances on real properties now or formerly owned, leased or operated by any of them in a manner which is contrary to any Environmental Law that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(d) Neither the Company nor any Subsidiary has disposed of any Hazardous Substances in a manner which is contrary to any Environmental Law that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

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(e) All buildings on all real properties now owned, leased or operated by the Company or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 5.19. Economic Benefit. The Company and the Subsidiary Guarantors are considered a single consolidated business group of companies for purposes of GAAP and are dependent upon each other for and in connection their respective business activities and financial resources. The execution and delivery by the Purchasers of the Note Purchase Agreement and the provision of the financial accommodations thereunder provide direct and indirect commercial and economic benefits to each Subsidiary Guarantor and the incurrence by the Company of the Indebtedness under the Note Purchase Agreement and the Notes is in the best interests of each Subsidiary Guarantor. The board of directors of each Subsidiary Guarantor has deemed it advisable and in the best interest of such Subsidiary Guarantor that the transactions provided for in this Agreement (including, without limitation, the guarantee in Section 15 hereof) and the Notes be consummated.

Section 5.20. Solvency. Each of the Company and its Subsidiaries, taken as a whole on a consolidated basis, is Solvent, both immediately before and immediately after giving effect to the Financing Documents.

Section 5.21. Properties.

(a) Schedule 5.21(a)(1) is, as of the date hereof, a complete and correct listing of all Properties subject to a Mortgage under the Bank Loan Documents and the Financing Documents. Schedule 5.21(a)(2) is, as of the date hereof, a complete and correct listing of all Additional Leased Properties. No Restricted Property is subject to any Lien other than Permitted Encumbrances. Each Restricted Property is a Qualified Real Estate Asset.

(b) Schedule 5.21(b)(1) is, as of the date hereof, a complete and correct listing of all Leases with respect to Mortgaged Properties. Schedule 5.21(b)(2) is, as of the date hereof, a complete and correct listing of all Leases that have been agreed by the parties hereto to constitute “Additional Leases” under the terms of this Agreement. The information provided on the Rent Roll is true and complete in all material respects. The Company represents and warrants to the Purchasers with respect to the Restricted Property Leases that: (1) to the Company’s knowledge, the Restricted Property Leases are valid and in and full force and effect; (2) the Restricted Property Leases (including amendments) are in writing, and there are no oral agreements with respect thereto; (3) the copies of the Restricted Property Leases delivered to the Purchasers are true and complete in all material respects; (4) to the Company’s knowledge, neither the landlord nor any tenant is in default under any of the Restricted Property Leases; (5) the Company has no knowledge of any notice of termination or default with respect to any Restricted Property Lease; (6) neither the Company nor any of its Subsidiaries has assigned or pledged any of the Restricted Property Leases, the rents or any interests therein except to the Collateral Agent (on behalf of the Bank Lenders and the holders of Notes); (7) except as set forth in the Leases, no tenant or other party has an option to purchase all or any

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portion of the Property; (8) no Tenant has the unilateral right to terminate any Restricted Property Lease prior to expiration of the stated term of such Restricted Property Lease absent the occurrence of any casualty, condemnation or default by the Company or any of its Subsidiaries thereunder; and (9) no Tenant has prepaid more than one month’s rent in advance (except for bona fide security deposits and construction contributions).

(c) Schedule 5.21(c) is, as of the date hereof, a complete and correct listing of all ground leases with respect to any Property subject to the Restricted Property Leases. The Company represents and warrants to the Purchasers with respect to the Ground Leases that: (1) to the Company’s knowledge, the Ground Leases are valid and in full force and effect; (2) the Ground Leases (including amendments) are in writing, and there are no oral agreements with respect thereto; (3) the copies of the Ground Leases delivered to the Purchasers are true and complete in all material respects; (4) to the Company’s knowledge, neither the ground lessor nor any ground lessee is in default under any of the Ground Leases; (5) the Company has no knowledge of any notice of termination or default with respect to any Ground Lease; (6) the Company has not assigned or pledged any of the Ground Leases, the rents or any interests therein except to the Collateral Agent (on behalf of the Bank Lenders and the Purchasers); and (7) no ground lessor has the unilateral right to terminate any Ground Lease prior to expiration of the stated term of such Ground Lease absent the occurrence of any casualty, condemnation or default by the Company or any of its Subsidiaries thereunder.

Section 5.22. Insurance. Except to the extent that the Company and its Subsidiaries are relying on the Tenants as to primary coverage in accordance with the terms of the Leases, the Company and each Subsidiary maintains with insurance companies rated at least A- by A.M. Best & Co., with premiums at all times currently paid, insurance upon fixed assets, including general and excess liability insurance, fire and all other risks insured against by extended coverage, employee fidelity bond coverage, and all insurance required by law, all in form and amounts required by law and customary to the respective natures of their businesses and properties, except in cases where failure to maintain such insurance will not have or potentially have a Material Adverse Effect.

Section 5.23. Condition of Properties. Each of the following representations and warranties is true and correct except to the extent disclosed on Schedule 5.23 or that the facts and circumstances giving rise to any such failure to be so true and correct, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

(a) All of the improvements located on the Properties and the use of said improvements comply and shall continue to comply in all respects with all applicable zoning resolutions, building codes, subdivision and other similar applicable laws, rules and regulations and are covered by existing valid certificates of occupancy and all other certificates and permits required by applicable laws, rules, regulations and ordinances or in connection with the use, occupancy and operation thereof.

(b) No material portion of any of the Properties, nor any improvements located on said Properties that are material to the operation, use or value thereof, have been damaged in any respect as a result of any fire, explosion, accident, flood or other casualty.

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(c) No condemnation or eminent domain proceeding has been commenced or to the knowledge of the Company is about to be commenced against any portion of any of the Properties, or any improvements located thereon that are material to the operation, use or value of said Properties.

(d) No notices of violation of any federal, state or local law or ordinance or order or requirement have been issued with respect to any Properties.

Section 5.24. REIT Status. The Company is a real estate investment trust under Sections 856 through 860 of the Code.

Section 5.25. Security Interests.

(a) Each of the Mortgages creates, as security for the obligations of the Company due hereunder and under the other Financing Documents, a valid and enforceable first Lien on all of the Mortgaged Properties and other collateral named therein, superior to and prior to the rights of all third persons and subject to no other Liens (except for Permitted Encumbrances), in favor of the Collateral Agent for its benefit and the benefit of the Bank Lenders and the holders of Notes.

(b) Each of the Equity Pledge and the General Assignment creates, as security for the obligations of the Company due hereunder and under the other Financing Documents, a valid, perfected and enforceable Lien on the collateral named therein.

(c) The Deposit Account Control Agreements (together with the provisions of this Agreement) create, as security for the obligations of the Company due hereunder and under the other Financing Documents, a valid, perfected and enforceable first Lien on the accounts referenced therein.

SECTION 6. REPRESENTATIONS OF THE PURCHASERS.

Section 6.1. Purchase for Investment. Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

Section 6.2. Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

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(a) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b) the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d) the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d);or

(e) the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset

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manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f) the Source is a governmental plan; or

(g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

SECTION 7. INFORMATION AS TO COMPANY.

Section 7.1. Financial and Business Information. The Company shall deliver to each holder of a Note that is an Institutional Investor:

(a) Quarterly Statements — within 45 days (or such shorter period as is the earlier of (x) 10 days greater than the period applicable to the filing of the Company’s Quarterly Report on Form 10-Q (the “Form 10-Q”) with the SEC regardless of whether the Company is subject to the filing requirements thereof and (y) the date by which such financial statements are required to be delivered under the Bank Credit Agreement or the date on which such corresponding financial statements are delivered under the Bank Credit Agreement if such delivery occurs earlier than such required delivery date) after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

(i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

(ii) consolidated statements of operations, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the

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companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company’s Form 10-Q prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(a), provided, further, that the Company shall be deemed to have made such delivery of such Form 10-Q if it shall have timely made such Form 10-Q available on “EDGAR” and on its home page on the worldwide web (at the date of this Agreement located at: http://www.gettyrealty.com) and shall have given each holder of a Note prior notice of such availability on EDGAR and on its home page in connection with each delivery (such availability and notice thereof being referred to as “Electronic Delivery”);

(b) Annual Statements — within 90 days (or such shorter period as is the earlier of (x) 10 days greater than the period applicable to the filing of the Company’s Annual Report on Form 10-K (the “Form 10-K”) with the SEC regardless of whether the Company is subject to the filing requirements thereof and (y) the date by which such financial statements are required to be delivered under the Bank Credit Agreement or the date on which such corresponding financial statements are delivered under the Bank Credit Agreement if such delivery occurs earlier than such required delivery date) after the end of each fiscal year of the Company, duplicate copies of

(i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, and

(ii) consolidated statements of operations, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon (without a “going concern” or similar qualification or exception and without any qualification or exception as to the scope of the audit on which such opinion is based) of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Company’s Form 10-K for such fiscal year (together with the Company’s annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Securities Exchange Act of 1934) prepared in accordance with the requirements therefor and filed with the SEC, shall be deemed to satisfy the requirements of this Section 7.1(b), provided, further, that the Company shall be deemed to have made such delivery of such Form 10-K if it shall have timely made Electronic Delivery thereof;

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(c) SEC and Other Reports — promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to its principal lending banks as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability) or to its public Securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such Purchaser or holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the SEC and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

(d) Projected Financial Statements and Updated Rent Roll — no later than March 31 of each calendar year, (x) projected financial statements, including balance sheets, income statements and cash flows covering the five year period commencing January 1 of such calendar year (on an annual basis) and (y) an updated Rent Roll;

(e) Tenant/Subtenant Financials — promptly after the same is received by the Company or any Subsidiary, financial statements and/or operating statements of each Tenant under any Restricted Property Lease and such Tenant’s subtenants, if any;

(f) Notice of Default or Event of Default — promptly, and in any event within five days of a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(g) ERISA Matters — promptly, and in any event within five days of a Responsible Officer becoming aware of the same, written notice of the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(h) Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

(i) Resignation or Replacement of Auditors — within ten days following the date on which the Company’s auditors resign or the Company elects to change auditors, as the case may be, notification thereof;

(j) Notice of Material Adverse Events — promptly, and in any event within five days of a Responsible Officer becoming aware of the following, notice of any development that results in, or could reasonably be expected to result in, a Material Adverse Effect so long as disclosure of such information could not result in a violation of, or expose the Company or its Subsidiaries to any material liability under, any applicable law, ordinance or regulation or any agreements with unaffiliated third parties that are binding on the Company, or any of its Subsidiaries or on any Property of any of them;

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(k) Information Required by Rule 144A — and any Qualified Institutional Buyer designated by such holder, promptly, upon the request of any such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the Company is subject to and in compliance with the reporting requirements of section 13 or 15(d) of the Exchange Act; and

(l) Requested Information — with reasonable promptness, such other data and information relating to the Mortgaged Properties, business, operations, affairs, financial condition, or assets or properties of the Company or any of its Subsidiaries (including, but without limitation, actual copies of the Company’s Form 10-Q and Form 10-K) or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of a Note, so long as disclosure of such information would not result in a violation of any applicable law, ordinance or regulation or any agreement with an unaffiliated third party that is binding on the Company or any of its Subsidiaries.

Section 7.2. Officer’s Certificate. Each set of financial statements delivered to a holder of a Note pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer (which, in the case of Electronic Delivery of any such financial statements, shall be by separate concurrent delivery of such certificate to each holder of a Note):

(a) Default — certifying as to whether a Default or Event of Default has occurred and, if a Default or Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto;

(b) Covenant Compliance — setting forth reasonably detailed calculations demonstrating compliance with Section 10.1 (and any Incorporated Provision requiring financial calculations in order to determine compliance therewith); provided that in the event that the Company or any Subsidiary has made an election to measure any financial liability using fair value (which election is being disregarded for purposes of determining compliance with this Agreement pursuant to Section 24.2) as to the period covered by any such financial statement, such Senior Financial Officer’s certificate as to such period shall include a reconciliation from GAAP with respect to such election;

(c) Change in GAAP — if any material change in the application of GAAP has occurred since the date of the audited financial statements referred to in Section 5.5, a description of such change and the effect of such change on the financial statements accompanying such certificate; and

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(d) Revaluation Events — if any events or circumstances that reasonably could be expected to result in, or that have resulted in, the right for the Required Holders to require or request a revaluation of any Mortgaged Property Leases under clause (i) of the last paragraph of Section 10.1, a report detailing any such events or circumstances.

Section 7.3. Visitation. The Company shall permit the representatives of each holder of a Note that is an Institutional Investor, upon reasonable prior notice during normal business hours, to visit and inspect its properties (subject to the rights of tenants or subtenants in possession), to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

Section 7.4. Electronic Delivery. Financial statements, opinions of independent certified public accountants, other information and Officers’ Certificates that are required to be delivered by the Company pursuant to Sections 7.1(a), (b) or (c) and Section 7.2 shall be deemed to have been delivered if the Company satisfies any of the following requirements:

(i) such financial statements satisfying the requirements of Section 7.1(a) or (b) and related Officer’s Certificate satisfying the requirements of Section 7.2 are delivered to each holder of a Note by e-mail;

(ii) the Company shall have timely filed such Form 10–Q or Form 10–K, satisfying the requirements of Section 7.1(a) or Section 7.1(b), as the case may be, with the SEC and shall have made such form and the related Officer’s Certificate satisfying the requirements of Section 7.2 available on its home page on the internet, which is located at http://gettyrealty.com as of the date of this Agreement;

(iii) such financial statements satisfying the requirements of Section 7.1(a) or Section 7.1(b) and related Officer’s Certificate(s) satisfying the requirements of Section 7.2 are timely posted by or on behalf of the Company on IntraLinks or on any other similar website to which each holder of Notes has free access; or

(iv) the Company shall have filed any of the items referred to in Section 7.1(c) with the SEC and shall have made such items available on its home page on the internet or on IntraLinks or on any other similar website to which each holder of Notes has free access;

provided however, that in the case of any of clauses (ii), (iii) or (iv), the Company shall have given each holder of a Note prior written notice, which may be by e-mail or in accordance with Section 19, of such posting or filing in connection with each delivery, provided further, that upon request of any holder to receive paper copies of such forms, financial statements and Officer’s Certificates or to receive them by e-mail, the Company will promptly e-mail them or deliver such paper copies, as the case may be, to such holder.

SECTION 8. PAYMENT AND PREPAYMENT OF THE NOTES.

Section 8.1. Maturity. As provided therein, the entire unpaid principal balance of each Note shall be due and payable on the Maturity Date thereof.

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Section 8.2. Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than $1,000,000, or any larger multiple of $100,000, in the case of a partial prepayment, at 100% of the principal amount so prepaid, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than ten days and not more than 60 days prior to the date fixed for such prepayment unless the Company and the Required Holders agree to another time period pursuant to Section 18. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

Section 8.3. Offer to Prepay upon Receipt of Designated Proceeds.

(a) Notice and Offer. In the event that (i) the Company or any Subsidiary receives any Designated Proceeds (or has any proceeds that become Designated Proceeds), and (ii) any of such proceeds are to be used to (A) repay revolving loans under the Bank Credit Agreement and permanently reduce the corresponding revolving credit commitments of the Bank Lenders or (B) prepay any of the outstanding term loans under the Bank Credit Agreement, the Company will, within 3 Business Days of the receipt of such Designated Proceeds (or such proceeds becoming Designated Proceeds), give written notice thereof to each holder of Notes, and shall not apply such Designated Proceeds in accordance with clause (ii) above (such Designated Proceeds, “Relevant Designated Proceeds”) until the Designated Proceeds Prepayment Date. Such written notice shall contain, and such written notice shall constitute, an irrevocable offer (“Designated Proceeds Prepayment Offer”) to prepay, at the election of each holder and in accordance with the terms of the Intercreditor Agreement, at par (and without any payment of the Make-Whole Amount), a portion of the Notes held by such holder equal to such holder’s Ratable Portion of the Relevant Designated Proceeds on a date specified in such notice (the “Designated Proceeds Prepayment Date”) that is not less than 20 days and not more than 45 days after the date of such notice, together with interest on the amount to be so prepaid accrued to the Designated Proceeds Prepayment Date. If the Designated Proceeds Prepayment Date shall not be specified in such notice, the Designated Proceeds Prepayment Date shall be the 20th day after the date of such notice.

(b) Acceptance and Payment. To accept such Designated Proceeds Prepayment Offer, a holder of Notes shall cause a notice of such acceptance to be delivered to the Company not later than 15 days after the date of such written notice from the Company, provided, that failure to accept such offer in writing within 15 days after the date of such written notice shall be deemed to constitute an acceptance of the

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Designated Proceeds Prepayment Offer. If so accepted by any holder of a Note, the amount of such offered prepayment (equal to not less than such holder’s Ratable Portion of the Relevant Designated Proceeds) shall become due and payable on the Designated Proceeds Prepayment Date and shall be delivered to the Collateral Agent for application on such date in accordance with the terms of the Intercreditor Agreement. Such offered prepayment shall be made at one hundred percent (100%) of the principal amount of such Notes being so prepaid, together with interest on such principal amount then being prepaid accrued to the Designated Proceeds Prepayment Date.

(c) Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.3 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying (i) the Designated Proceeds Prepayment Date, (ii) the Designated Proceeds and the Relevant Designated Proceeds, (iii) that such offer is being made pursuant to Section 8.3, (iv) the principal amount of each Note offered to be prepaid, (v) the interest that would be due on each Note offered to be prepaid, accrued to the Designated Proceeds Prepayment Date and (vi) in reasonable detail, the nature of the event giving rise to such Designated Proceeds Prepayment Offer and certifying that no Default or Event of Default exists or would exist after giving effect to the prepayment contemplated by such offer.

(d) Notice Concerning Status of Holders of Notes. Promptly after each Designated Proceeds Prepayment Date and the making of all prepayments contemplated on such Designated Proceeds Prepayment Date under this Section 8.3 (and, in any event, within 10 days thereafter), the Company shall deliver to each holder of Notes a certificate signed by a Senior Financial Officer of the Company containing a list of the then current holders of Notes (together with their addresses) and setting forth as to each such holder the outstanding principal amount of Notes held by such holder at such time.

Section 8.4. Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes pursuant to Section 8.1 or Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

Section 8.5. Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 8, the Company may defer or abandon such prepayment upon written notice to the holders of the Notes. The Company shall keep each holder of Notes reasonably and timely informed of (i) any such deferral of the date of prepayment, (ii) the date on which such prepayment is expected to occur, and (iii) any determination by the Company to rescind such notice of prepayment. From and after the date fixed for such prepayment (if not deferred or abandoned), unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount (or Change in Control Prepayment Amount, as applicable), if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

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Section 8.6. Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment or prepayment of Notes pursuant to this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Section 8.7. Change in Control Prepayment.

(a) Notice of Change in Control or Control Event. The Company will, within five Business Days after any Senior Financial Officer has knowledge of the occurrence of any Change in Control or Control Event, give written notice of such Change in Control or Control Event to each holder of Notes unless notice in respect of such Change in Control (or the Change in Control contemplated by such Control Event) shall have been given pursuant to subparagraph (b) of this Section 8.7. If a Change in Control has occurred, such notice shall contain and constitute an offer to prepay Notes as described in subparagraph (c) of this Section 8.7 and shall be accompanied by the certificate described in subparagraph (g) of this Section 8.7.

(b) Condition to Company Action. The Company will not take any action that consummates or finalizes a Change in Control unless (i) at least 30 days prior to such action it shall have given to each holder of Notes written notice containing and constituting an offer to prepay Notes as described in subparagraph (c) of this Section 8.7, accompanied by the certificate described in subparagraph (g) of this Section 8.7, and (ii) contemporaneously with such Change in Control, it prepays all Notes required to be prepaid in accordance with this Section 8.7.

(c) Offer to Prepay Notes. The offer to prepay Notes contemplated by subparagraphs (a) and (b) of this Section 8.7 shall be an offer to prepay, in accordance with and subject to this Section 8.7, all, but not less than all, the Notes held by each holder of Notes (the terms “holder” and “holder of Notes”, for purposes of this Section 8.7, shall refer to the beneficial owner in respect of any Note registered in the name of a nominee for a disclosed beneficial owner) on a date specified in such offer (the “Change in Control Prepayment Date”). If such Change in Control Prepayment Date is in connection with an offer contemplated by subparagraph (a) of this Section 8.7, such date shall be not less than 20 days and not more than 45 days after the date of such offer (if the Change in Control Prepayment Date shall not be specified in such offer, the Change in Control Prepayment Date shall be the first Business Day after the 20th day after the date of such offer).

(d) Acceptance/Rejection. A holder of Notes may accept the offer to prepay made pursuant to this Section 8.7 by causing a notice of such acceptance to be delivered to the Company not later than fifteen (15) days after receipt by such holder of the most recent offer of prepayment. A failure by a holder to respond to an offer to prepay made pursuant to this Section 8.7 shall be deemed to constitute an acceptance of such offer by such holder.

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(e) Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.7 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment and the Change of Control Prepayment Amount. The prepayment shall be made on the Change in Control Prepayment Date except as provided in subparagraph (f) of this Section 8.7.

(f) Deferral Pending Change in Control. The obligation of the Company to prepay Notes pursuant to the offers required by subparagraph (b) and accepted in accordance with subparagraph (d) of this Section 8.7 is subject to the occurrence of the Change in Control in respect of which such offers and acceptances shall have been made. In the event that such Change in Control has not occurred on the Change in Control Prepayment Date in respect thereof, the prepayment shall be deferred until, and shall be made on, the date on which such Change in Control occurs. The Company shall keep each holder of Notes reasonably and timely informed of (i) any such deferral of the date of prepayment, (ii) the date on which such Change in Control and the prepayment are expected to occur, and (iii) any determination by the Company that efforts to effect such Change in Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 8.7 in respect of such Change in Control shall be deemed rescinded).

(g) Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.7 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the Change in Control Prepayment Date; (ii) that such offer is made pursuant to this Section 8.7; (iii) the principal amount and Series of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Change in Control Prepayment Date; (v) the estimated Change in Control Prepayment Amount due with respect to each Note offered to be prepaid, setting forth the details of such computation (assuming the date of such certificate were the date of prepayment), (vi) that the conditions of this Section 8.7 have been fulfilled; and (vii) in reasonable detail, the nature and date or proposed date of the Change in Control. Additionally, two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Change in Control Prepayment Amount as of the specified prepayment date.

(h) Certain Definitions.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof), of Equity Interests representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Company; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (i) nominated by the board of directors of the Company or by a majority of any nominating committee appointed by such board of directors for the purpose of nominating directors for election to such board nor (ii) appointed by directors so nominated nor (iii) directors on February 25, 2013; and (c) any Change of Control (as such term is defined in the Bank Credit Agreement) under the Bank Credit Agreement for so long as the Bank Credit Agreement is in effect.

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“Control Event” means:

(i) the execution by the Company or any of its Subsidiaries or Affiliates of any agreement or letter of intent with respect to any proposed transaction or event or series of transactions or events which, individually or in the aggregate, may reasonably be expected to result in a Change in Control, or

(ii) the execution of any written agreement which, when fully performed by the parties thereto, would result in a Change in Control.

Section 8.8. Make-Whole Amount.

“Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or 8.7 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by the yield(s) reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between the yields Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

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If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360-day year composed of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.5 or Section 12.1.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or 8.7 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

Section 8.9. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.5 that the notice of any prepayment specify a Business Day as the date fixed for such prepayment), (x) subject to clause (y), any payment of interest on any Note that is due on a date that is not a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; and (y) any payment of principal of or Make-Whole Amount on any Note (including principal due on the Maturity Date of such Note) that is due on a date that is not a Business Day shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

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SECTION 9. AFFIRMATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding:

Section 9.1. Existence; Conduct of Business; REIT Status. The Company will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business, except where the failure to so preserve, renew or keep in force and effect could not reasonably be expected to have a Material Adverse Effect. The Company shall do all things necessary to preserve, renew and keep in full force and effect its status as a real estate investment trust under Sections 856 through 860 of the Code.

Section 9.2. Payment of Obligations. The Company will, and will cause each of its Subsidiaries to, pay its obligations, including, without limitation, tax liabilities, all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where:

(a) the validity or amount thereof is being contested in good faith by appropriate proceedings;

(b) the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP; and

(c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

Section 9.3. Maintenance of Properties; Insurance. The Company will, and will cause each of its Subsidiaries to:

(a) use commercially reasonable efforts to cause its Tenants to keep and maintain all property material to the conduct of their business in good working order and condition, ordinary wear and tear excepted, except where the failure to so maintain and repair could not reasonably be expected to have a Material Adverse Effect; and

(b) maintain (and/or cause its Tenants to maintain), with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations and, in any event, no less beneficial than the types and amounts of coverage in place and approved by the Collateral Agent as of the date of the Closing (including all required flood insurance) (subject to any obligations relating to same contained in any post-closing agreement executed by the Company). The Company shall from time to time deliver to the Collateral Agent upon request a detailed list of, together with certificates evidencing, all of its and its Restricted Property Tenants’ policies of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby and, if requested by the Collateral Agent, as to

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insurance covering any Restricted Property, naming the Collateral Agent as an “additional loss-payee” or “additional insured” thereunder. In addition, if required by the Collateral Agent, the Company shall provide (and/or use commercially reasonable efforts to cause its Restricted Property Tenants to provide) the Collateral Agent with copies of any such insurance policies, to the extent in the possession of the Company or otherwise obtainable by the Company. The Required Holders shall have the right to require the Company to (or to use commercially reasonable efforts to cause its Restricted Property Tenants to) obtain additional insurance after the date of the Closing to the extent the Collateral Agent reasonably deems the same to be in accordance with commercially reasonable industry standards and practices and/or necessary in order for the holders of Notes to comply with any applicable laws or regulations. The Company agrees to promptly obtain any such additional insurance.

Section 9.4. Books and Records. The Company will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities.

Section 9.5. Compliance with Laws. The Company will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 9.6. Environmental Laws. The Company will, and will cause each of its Subsidiaries to:

(a) comply with, and use commercially reasonable efforts to ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and use commercially reasonable efforts to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect;

(b) conduct and complete, or use commercially reasonable efforts to ensure that its tenants conduct and complete (provided that if such tenants fail to do so, the Company shall conduct and complete) all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent that:

(i) the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect, or

(ii) the Company has determined in good faith that contesting the same or complying with such requirement is not in the best interests of the Company and its Subsidiaries and the failure to contest or comply with the same could not be reasonably expected to have a Material Adverse Effect; and

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(c) defend, indemnify and hold harmless each holder of a Note, and its respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses (whether arising pre-judgment or post-judgment) of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of the Company, its Subsidiaries or the Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including attorney’s and consultant’s fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the fraud, gross negligence or willful misconduct of any party indemnified hereunder. Notwithstanding anything to the contrary in this Agreement, this indemnity shall continue in full force and effect regardless of the termination of this Agreement.

Section 9.7. Use of Proceeds. The proceeds from the sale of the Notes will be used only (a) to repay all amounts owed under the Prior Credit Facility and the TD Loan (b) for general corporate purposes of the Company and its Subsidiaries in the ordinary course of business (including, without limitation, acquisitions) and (c) for closing costs incurred by the Company in connection with the consummation of the transactions contemplated herein and in the other Financing Documents. No part of the proceeds from the sale of any Note will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

Section 9.8. Maintenance of Accounts. The Company shall, and shall cause each of its Subsidiaries to, maintain all of its respective bank accounts with the Collateral Agent (or a Bank Lender approved by the Required Holders in their reasonable discretion), and shall, and shall cause each of its Subsidiaries to, grant a security interest in all such accounts to the Collateral Agent (for the benefit of the holders of Notes and the Bank Lenders) by execution of a Deposit Account Control Agreement substantially in the form of Exhibit B attached hereto; provided that, so long as no Event of Default is continuing, except as otherwise provided herein, the Company may use and apply all amounts in any such accounts, including all Deposit Accounts, for any purpose for which proceeds from the sale of the Notes may be applied pursuant to Section 9.7 hereof free and clear of any such security interest. Notwithstanding the foregoing, the Company shall be permitted to maintain that certain account at Capital One Bank, account number 46-N11-1-3, and none of the Collateral Agent, the holders of Notes or any Bank Lender shall have a security interest therein; provided, however, without the prior written consent of the Required Holders, which consent shall not be unreasonably withheld, conditioned or delayed, at no time shall there be in excess of $250,000 in such account. Notwithstanding the foregoing, the Company shall be permitted to establish 1031 exchange accounts with Bank of America, N.A., or such other bank as is reasonably approved by the Required Holders, into which proceeds from the sale of Properties may be deposited; provided that, with respect to each such 1031 exchange account, the Company or its applicable Subsidiary, the Collateral Agent and the 1031 exchange intermediary at which such 1031 exchange account has been established shall have entered into a Qualified Exchange Trust Agreement in the form of Exhibit F attached hereto.

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Section 9.9. Proceeds from Asset Sales; Deposit Accounts.

(a) Except as otherwise required in order to comply with Section 10.4 with respect to the disposition of any Additional Leased Property, all proceeds received by the Company or its Subsidiaries from the sale, transfer or conveyance of any Restricted Property or other assets of the Company or any of its Subsidiaries during the term of the Notes, and all Designated Proceeds (unless being used to repay revolving loans under the Bank Credit Agreement without any corresponding reduction in the revolving loan commitments of the Bank Lenders in connection therewith, or being applied to a prepayment of the Bank Loans and the Notes in accordance with Section 8.3 hereof and the Intercreditor Agreement), shall be deposited into one or more of the Deposit Accounts.

(b) As security for payment of the obligations under the Notes and the performance by the Company of all other terms, conditions and provisions of the Financing Documents, the Company hereby pledges and assigns to the Collateral Agent (on behalf of the holders of Notes and the Bank Lenders), and grants to the Collateral Agent (on behalf of the holders of Notes and the Bank Lenders) a security interest in, all the Company’s right, title and interest in and to the Deposit Accounts and all payments to or monies held in the Deposit Accounts. The Company shall not, without obtaining the prior written consent of the Collateral Agent, further pledge, assign or grant any security interest in the Deposit Accounts, or permit any Lien to attach thereto, or any levy to be made thereon; provided that, so long as no Event of Default is continuing, except as otherwise provided herein, the Company may use and apply all amounts in the Deposit Accounts for any purpose for which the proceeds from the sale of Notes may be applied pursuant to Section 9.7 free and clear of any such security interest. Upon the occurrence and during the continuance of an Event of Default, subject to the terms of the Intercreditor Agreement, the Collateral Agent may apply any sums in any Deposit Account in any order and in any manner as the Collateral Agent shall elect in its discretion without seeking the appointment of a receiver and without adversely affecting the rights of the Collateral Agent to foreclose the Lien of the Mortgages or exercise its other rights under the Security Documents.

Section 9.10. Most Favored Nation. If the Company or any Subsidiary incurs any Indebtedness or modifies or amends the terms of any existing Indebtedness providing for any terms or conditions more favorable to the applicable lender than those provided for in the Financing Documents (including, without limitation, any covenants more restrictive than those provided for in the Financing Documents), then the holders of Notes shall have the benefit of any such more advantageous terms and conditions and the Financing Documents shall be deemed automatically modified accordingly. The Company agrees to, and to cause each Subsidiary to, execute and deliver to each holder of a Note any amendment documents or other agreements necessary to evidence that the terms of the Financing Documents have been so modified.

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Section 9.11. Leases. The Company: (i) shall perform the material obligations which the Company is required to perform under the Restricted Property Leases; (ii) shall enforce the material obligations to be performed by the Tenants thereunder in a commercially reasonably manner; (iii) shall promptly furnish to the holders of Notes any notice of material default or termination received by the Company from any tenant under a Restricted Property Lease, and any notice of default or termination given by the Company to any Tenant under a Restricted Property Lease; (iv) shall not collect any rents under any Restricted Property Lease for more than thirty (30) days in advance of the time when the same shall become due, except for bona fide security deposits; (v) shall not enter into any ground lease or master lease of any part of any Restricted Property; and (vi) within ten (10) Business Days after the Required Holders’ request, shall furnish to the holders of Notes a statement of all tenant security deposits under any Restricted Property Lease, and copies of all Restricted Property Leases not previously delivered to the holders of Notes by the Company, certified by the Company as being true and correct.

Section 9.12. Ground Leases.

(a) The Company shall pay or cause to be paid all rents, additional rents and other sums required to be paid by the Company or its Subsidiaries, as tenant under and pursuant to the provisions of the Ground Leases on or before the date on which such rent or other charge is payable.

(b) The Company shall, and shall cause its Subsidiaries to, diligently perform and observe in all material respects the terms, covenants and conditions of the Ground Leases on the part of the Company or its Subsidiaries, as tenant thereunder, to be performed and observed prior to the expiration of any applicable grace period therein provided.

(c) The Company shall promptly notify the holders of Notes of the giving of any notice by any ground lessor under the Ground Leases to the Company or any of its Subsidiaries of any default by the Company or any of its Subsidiaries, as lessee thereunder, and promptly deliver to the holders of Notes a true copy of each such notice. The Company shall not, and shall not permit any Subsidiary to, (i) amend or modify any of the Ground Leases in any material or adverse manner without the Required Holders’ approval, which approval shall not be unreasonably withheld, conditioned or delayed and (ii) terminate, surrender or consent to any termination or surrender of any such Ground Lease without Required Holders’ approval.

(d) If the Company or any Subsidiary shall be in default in any material respect beyond any applicable notice and grace period under any Ground Lease, then, subject to the terms of such Ground Lease, the Collateral Agent (on behalf of the holders of Notes and the Bank Lenders) shall have the right (but not the obligation), to cause the default or defaults under such Ground Lease to be remedied and otherwise exercise any and all rights of the Company or any Subsidiary under such Ground Lease, as may be necessary to prevent or cure any default. Without limiting the foregoing, upon any such default, the Company shall, or shall cause its applicable Subsidiary to, promptly execute, acknowledge and deliver to the Collateral Agent such instruments as may reasonably be required to permit the Collateral Agent to cure any default under such Ground Lease. The

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actions or payments of the Collateral Agent to cure any default by the Company or any Subsidiary under any such Ground Lease shall not remove or waive, as between the Company and the holders of Notes, the default that occurred under this Agreement by virtue of the default under the applicable Ground Lease.

(e) In the event that the Company (or any of its Subsidiaries) shall obtain fee title to any Mortgaged Property subject to a Ground Lease, the Company shall give the holders of the Notes prompt notice thereof and, at the election of the Required Holders, the Company shall execute and deliver (or causing its Subsidiary to execute and deliver) to the holders of Notes a Mortgage with respect to such Property and such other documents as the Required Holders shall deem reasonably necessary in order to cause the Notes to be secured by such Property and, in connection therewith, holders of the Notes shall be permitted to obtain all due diligence and third party reports with respect to such Property customarily obtained in connection with a mortgage financing, each in form satisfactory to the Required Holders and each at the sole cost of the Company, including without limitation, appraisals, environmental assessments, insurance, flood determinations and engineering reports.

(f) The Company shall not, without the Required Holders’ prior written consent, cause, agree to, or permit to occur any subordination, or consent to the subordination of, any Ground Lease to any mortgage, deed of trust or other Lien encumbering (or that may in the future encumber) the estate of the lessor under such Ground Lease in any premise(s) demised to the Company or any of its Subsidiaries thereunder (other than a subordination or consent to subordination expressly required by the terms of such Ground Lease, in which the Company or such Subsidiary obtains rights of non-disturbance for so long as the Company or its Subsidiary is not in default under such Ground Lease).

Section 9.13. Subsidiary Guarantors. The Company will cause each of its Subsidiaries that guarantees or otherwise becomes liable at any time, whether as a borrower or an additional or co-borrower or otherwise, for or in respect of any Indebtedness under the Bank Credit Agreement to concurrently therewith:

(a) become a Subsidiary Guarantor by executing and delivering to each holder of a Note a Joinder; and

(b) deliver to each of holder of a Note a certificate signed by an authorized responsible officer of such Subsidiary containing representations and warranties on behalf of such Subsidiary to the same effect, mutatis mutandis, as those contained in Sections 5.2, 5.4(c), 5.6, 5.7, 5.19 and 5.20 of this Agreement (with respect to such Subsidiary);

(c) duly execute and deliver to the each holder of a Note all documents as may be reasonably requested by the Required Holders to evidence the due organization, continuing existence and good standing of such Subsidiary and the due authorization by all requisite action on the part of such Subsidiary of the execution and delivery of such Joinder and the performance by such Subsidiary of its obligations thereunder; and

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(d) an opinion of counsel reasonably satisfactory to the Required Holders and covering such matters substantially addressed in the opinion of counsel delivered pursuant to Section 4.4(a)(i) hereof on the date of Closing but relating to such Subsidiary and such Joinder.

Section 9.14. Pari Passu Ranking.

The Obligors’ obligations under the Financing Documents to which they are a party will, upon issuance of the Notes, rank at least pari passu, without preference or priority, with all of their respective obligations under the Bank Loan Documents.

Section 9.15. Insurance Endorsements.

The Company shall deliver endorsements reasonably satisfactory to the Required Holders naming the Collateral Agent as an “additional insured”, “additional payee” and/or “mortgagee”, as applicable, under each insurance policy (including flood insurance and environmental insurance) obtained by the Company, the Subsidiary Guarantors or, with respect to the Mortgaged Properties only, their Tenants, as is reasonably required by the Required Holders, in each case on or prior to April 25, 2013.

SECTION 10. NEGATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding:

Section 10.1. Financial Covenants. The Company shall not:

(a) Loan-to-Value Ratio. Permit the Loan-to-Value Ratio, at any time, to be greater than 50%.

(b) Tangible Net Worth. Permit Tangible Net Worth, as determined as of the end of each fiscal quarter, to be less than $320,000,000 plus 80% of the net proceeds received by the Company from any equity offerings occurring after the date hereof (other than proceeds received within ninety (90) days after the redemption, retirement or repurchase of ownership or equity interests in the Company up to the amount paid by the Company in connection with such redemption, retirement or repurchase, where, for the avoidance of doubt, the net effect is that the Company shall not have increased its net worth as a result of any such proceeds).

(c) Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio, as determined as of the end of each fiscal quarter, to be less than (x) 1.75:1.00 with respect to each fiscal quarter ending on or prior to December 31, 2013 and (y) 2.0:1.0 with respect to each fiscal quarter ending thereafter.

(d) Minimum EBITDA. Permit EBITDA, as determined as of the end of each fiscal quarter, to be less than (x) $30,000,000 with respect to the fiscal quarter ending on December 31, 2012, (y) $32,500,000 with respect to the fiscal quarters ending on March 31, 2013 and June 30, 2013 and (z) $35,000,000 with respect to each fiscal quarter ending thereafter.

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(e) Debt to EBITDA. Permit the Debt to EBITDA Ratio, as determined as of the end of each fiscal quarter, to be greater than (x) 5.25:1.0 with respect to the fiscal quarter ending on December 31, 2012, and (y) 5.0:1.0 with respect to each fiscal quarter ending thereafter.

For purposes of calculating compliance with this Section 10.1, all of the foregoing financial covenants shall be measured on a consolidated basis for the Company and its Subsidiaries.

With respect to the Required Holders’ determination of the Loan-to-Value Ratio, the Appraised Value of a Mortgaged Property Lease (other than the White Oak Lease) shall be determined or redetermined, from time to time, upon at least five (5) Business Days written notice to the Company and at the Company’s expense, in any of the following circumstances:

(i) if at any time a material adverse change or changes occurs with respect to Properties subject to Mortgaged Property Leases (other than the White Oak Lease) as to which the Required Holders have determined in their reasonable discretion that such change could reasonably be expected to result in reduction of the overall value of the Mortgaged Property Leases (other than the White Oak Lease) by more than 10% of the aggregate Appraised Value of all Mortgaged Properties Leases (other than the White Oak Lease) at such time, including for this purpose, without limitation, any material deterioration in the net operating income of any Property or Properties subject to Mortgaged Property Leases (other than the White Oak Lease), a major casualty at any Property or Properties subject to Mortgaged Property Leases (other than the White Oak Lease), a material condemnation of any part of any Property or Properties subject to a Mortgaged Property Leases (other than the White Oak Lease), a material adverse change in the market conditions affecting any Property or Properties subject to a Mortgaged Property Leases (other than the White Oak Lease), an environmental incident and closure or suspension of operations resulting therefrom, or the disposition of any Property or Properties (whether voluntarily or involuntarily; but for the avoidance of doubt, excluding the lease of any Property pursuant to a Mortgaged Property Lease (other than the White Oak Lease));

(ii) if any Event of Default occurs; or

(iii) if necessary in order to comply with applicable law relating to the holders of Notes, but only after prior written notice from the Required Holders to the Company, accompanied by a certification of the Required Holders specifying in reasonable detail the applicable law and the specific provision thereof requiring such action;

provided, however, that the Required Holders shall not determine or redetermine the Appraised Value of a Mortgaged Property Lease (other than the White Oak Lease) to account for any of the circumstances described in any of clauses (i), (ii) or (iii) above if the “Appraised Value” (as defined in the Bank Credit Agreement) of such Mortgaged Property Lease (other than the White Oak Lease) was determined or redetermined to account for such circumstance within the period of 180 days prior to such time in accordance with the terms of the Bank Credit Agreement, and

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in such event, the Appraised Value of such Mortgaged Property Lease (other than the White Oak Lease) shall be deemed to be the “Appraised Value” (as defined in the Bank Credit Agreement) of such Mortgaged Property Lease (other than the White Oak Lease) then in effect under the Bank Credit Agreement.

Section 10.2. Indebtedness. The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness except:

(a) Indebtedness created hereunder;

(b) Indebtedness created by the Bank Loan Documents and (i) any amendment, supplement or modification to the terms or conditions of the Bank Loan Documents, or (ii) extensions, renewals and replacements of any such Indebtedness, in each case, made in accordance with the terms of the Intercreditor Agreement;

(c) customary unsecured trade payables incurred in connection with the ownership and operation of Properties;

(d) existing Indebtedness assumed in connection with the purchase of a Property by the Company or any of its Subsidiaries;

(e) non-recourse mortgage Indebtedness secured by Properties other than the Restricted Properties which, in the aggregate, does not exceed 10% of Tangible Net Worth;

(f) Indebtedness of the Company to any Subsidiary and of any Subsidiary to the Company or any other Subsidiary; and

(g) unsecured Indebtedness with a maturity date occurring after the Maturity Date, provided that the proceeds from such Indebtedness shall be applied towards a prepayment of the Notes pursuant to Section 8.3.

Section 10.3. Liens. The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a) Permitted Encumbrances;

(b) Liens created pursuant to the Indebtedness permitted under Section 10.2 (e) hereof or the Swap Agreements permitted under Section 10.10; and

(c) any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that:

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(i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be;

(ii) such Lien shall not apply to any other property or assets of the Company or any Subsidiary; and

(iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof.

Section 10.4. Limitation on Asset Dispositions and Certain Fundamental Changes. The Company will not, and will not permit any Subsidiary to:

(a) enter into any merger, consolidation or amalgamation;

(b) liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution);

(c) convey, sell, lease, assign, transfer or otherwise dispose of all or a substantial portion of its property, business or assets; or

(d) convey, sell, lease, assign, transfer or otherwise dispose of any Restricted Property (other than Properties not subject to a Lease, which may be sold and/or leased by the Company and its Subsidiaries).

Notwithstanding the foregoing, from time to time the Company may request, upon not less than thirty (30) days prior written notice to the holders of Notes or such shorter period as may be acceptable to the Required Holders, that the Required Holders consent to the sale of any Additional Leased Property, and Required Holders shall grant their consent to such sale (a “Property Sale”) provided that the following conditions are satisfied as of the date of such Property Sale:

(i) the Property Sale is to a bona-fide third party and the proceeds from such sale are either (w) used to repay revolving loans under the Bank Credit Agreement, provided there is no corresponding reduction in the revolving loan commitments of the Bank Lenders in connection therewith, (x) (1) delivered to the Collateral Agent, (2) offered to prepay a portion of the Notes from such proceeds in accordance with Section 8.3 as if such proceeds were Relevant Designated Proceeds, and (3) to the extent such offer is accepted, applied to a prepayment of Notes and the loans under the Bank Credit Agreement in accordance with the terms of such Section and the Intercreditor Agreement, (y) if no revolving loans are outstanding under the Bank Credit Agreement (after the application of any proceeds pursuant to the foregoing clauses (w) or (x)), deposited into a Deposit Account, or (z) deposited into a restricted 1031 exchange account (provided that (A) the Company or its applicable Subsidiary, the Collateral Agent and the 1031 exchange intermediary at which such 1031 exchange account has been established have entered into a Qualified Exchange

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Trust Agreement in the form of Exhibit F attached hereto with respect to the funds in such 1031 exchange account, and (B) any funds to be released to the Company or its Subsidiaries from any such 1031 exchange account shall be applied pursuant to clause (w), (x) or (y) above), and such funds shall be so released and applied (to the extent not applied to the purchase of Properties in accordance with the terms of a Qualified Exchange Trust Agreement) on the earlier of (1) 200 days after the consummation of the applicable Property Sale and (2) such earlier date that such funds are released to the Company or any Subsidiary under the terms of the applicable “Exchange Agreement” relating to (and as defined in) such Qualified Exchange Trust Agreement;

(ii) no Default or Event of Default exists (unless such Default or Event of Default would be cured as a result of such release and/or by the application of the proceeds of such sale; but, to the extent such proceeds are applied to prepay or repay loans under the Bank Credit Agreement, only if the Company shall have (1) delivered such proceeds to the Collateral Agent, (2) offered to prepay a portion of the Notes from such proceeds in accordance with Section 8.3 as if such proceeds were Relevant Designated Proceeds, and (3) to the extent such offer is accepted, applied to a prepayment of Notes and the loans under the Bank Credit Agreement in accordance with the terms of such Section and the Intercreditor Agreement) or will exist immediately after giving effect to such Property Sale (and after taking into account any additional Restricted Property Leases entered into in accordance with Section 10.11 hereof that occurs substantially contemporaneously with such Property Sale) and any adjustment to the Net Operating Income by reason of such Property Sale and/or additional Restricted Property Lease, if any;

(iii) the Net Operating Income (divided by the Cap Rate) ascribed to the Additional Leased Property being sold, together with the portion of the Net Operating Income (divided by the Cap Rate) ascribed to any prior Property Sales made in accordance herewith (as determined as of the date of such prior Property Sales), shall not exceed 10% of the aggregate value of the components of clause (b) of the definition of Loan-to-Value Ratio as of the date of determination;

(iv) the Company shall have delivered to each holder of a Note a certificate in reasonable detail demonstrating that the Company shall remain in compliance with financial covenants of Section 10.1 after giving effect to such request and any prepayment to be made in connection therewith;

(v) any consent to such Property Sale required under the Bank Loan Documents shall have been obtained by the Company; and

(vi) the Company shall have delivered to each holder of a Note all documents and instruments reasonably requested by the Required Holders in connection with such Property Sale.

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At the time of any such Property Sale, the Additional Leased Property shall be released as an Additional Leased Property hereunder and under the Bank Loan Documents and the Collateral Agent shall execute and deliver, and the Purchasers and the holders of Notes hereby authorize and direct the Collateral Agent to execute and deliver, any documents or instruments reasonably requested by the Company in connection with such release.

Section 10.5. Limitation on Restricted Payments. Unless otherwise required in order to maintain the Company’s status as a real estate investment trust (in which case, such amount shall be the minimum required in the Company’s good faith estimation), the Company shall not declare or pay any dividend (other than dividends payable solely in the same class of Equity Interest) or other distribution (whether in cash, securities or other property) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, cancellation, termination, retirement or other acquisition of, any shares of any class of Equity Interest of the Company or any warrants or options to purchase any such Equity Interest, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Company or any Subsidiary (collectively, the “Restricted Payments”); provided that, notwithstanding the foregoing:

(a) during any fiscal year of the Company, the Company may declare Restricted Payments in cash provided that: (a) such Restricted Payments are not in excess of 100% of EBITDA (determined as of the last fiscal quarter) (less any cash environmental remediation payments during the preceding twelve (12) months (net of any amounts received from any available State environmental funds and any non-cash environmental accretion expenses) and the required CapEx Reserves) plus 50% of all net asset sale proceeds received by the Company during the preceding twelve (12) months, and (b) no Event of Default or material Default that could reasonably be expected to result in an Event of Default shall exist as of the date that such Restricted Payment is declared or made (including with respect to any of the financial covenants contained in Section 10.1 hereof); and

(b) dividends and distributions may be paid by any Subsidiary to the Company or to any Subsidiary Guarantor.

Solely for the purpose of this Section 10.5, all references to shares in the definition of “Equity Interest” shall be to common shares only.

Section 10.6. Limitation on Investments, Loans and Advances. Except as otherwise expressly permitted in this Agreement, the Company will not, and will not permit any Subsidiary to, make any advance, loan, extension of credit or capital contribution to any Person, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or otherwise make any investment in, any Person, or acquire or otherwise make any investment in any real property other than Permitted Investments, provided that the aggregate amount of all Permitted Investments described in clause (b) of the definition thereof of the Company and its Subsidiaries shall not exceed $50,000,000.00 (excluding any such Permitted Investments existing as of the date hereof).

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Section 10.7. Limitation on Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, enter into any transaction, including any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless:

(a) no Default or Event of Default would occur as a result thereof; and

(b) either (x) such transaction is (i) in the ordinary course of the business of any Obligor that is a party thereto and (ii) upon fair and reasonable terms no less favorable to any Obligor that is a party thereto or is affected thereby than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate, or (y) such transaction is a lease from a Subsidiary holding title to Property to Getty Properties Corp. or (z) such transaction is between the Company and any Subsidiary Guarantor or Subsidiary Guarantors.

Section 10.8. Limitation on Changes in Fiscal Year. Permit the fiscal year of the Company to end on a day other than December 31, unless otherwise required by any applicable law, rule or regulation.

Section 10.9. Limitation on Lines of Business; Creation of Subsidiaries; Negative Pledges. The Company will not, and will not permit any Subsidiary to:

(a) except for Permitted Investments, engage in activities other than real estate business and real estate related business activities, and in activities permitted for real estate investment trusts under the Code, either directly or through taxable REIT subsidiaries;

(b) create or acquire any Subsidiary after the date of the Closing, unless (x) each holder of a Note has been provided with prior written notice of same and (y) such Subsidiary shall have executed a Joinder to the Subsidiary Guarantee, Environmental Indemnity and Equity Pledge; provided, however, any such Subsidiary shall not be required to execute such Joinder until sixty (60) days have elapsed from the date that such Subsidiary has acquired any assets; provided further, however, no such Subsidiary shall be required to execute such Joinder if such Subsidiary would be prohibited from guaranteeing the obligations of the Company pursuant to the terms of any agreement to which such Subsidiary is a party; or

(c) (i) create, assume, incur, permit or suffer to exist any Lien on any Restricted Property or any direct or indirect ownership interest of the Company in any Person owning any Restricted Property, now owned or hereafter acquired, except for Permitted Encumbrances, (ii) permit (1) any Property, including, without limitation, any Restricted Property or Qualified Real Estate Asset, (2) any direct or indirect ownership interest in the Company, any Subsidiary or any Subsidiary Guarantor, or (3) any other portion of the Collateral to be subject to a Negative Pledge, or (iii) create, assume, incur, permit or suffer to exist any Lien on other Collateral, or any direct or indirect ownership interest of the Company in any Person owning any other Collateral, except for Permitted Encumbrances.

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Section 10.10. Swap Agreements. The Company will not, and will not permit any of its Subsidiaries to, enter into any Swap Agreement. Notwithstanding the foregoing, the Company shall be permitted to enter into one or more Swap Agreements with respect to the Indebtedness evidenced by the Bank Loan Documents or in respect of the Notes in an amount up to the principal amount of such Indebtedness.

Section 10.11. Restricted Property Leases. Except as provided below, the Company shall not, and shall not permit any Subsidiary to, enter into (x) any Restricted Property Lease, (y) any material amendment, supplement or modification to a Restricted Property Lease (other than any amendments, modifications and/or supplements entered into pursuant to the express provisions of such Restricted Property Lease or as provided in clause (A) below) or (z) a termination of any Restricted Property Lease (other than arising from a default by the tenant thereunder) without, in each case, the prior written consent of the Required Holders, taking into consideration the creditworthiness of tenants and economic terms of the applicable Restricted Property Lease, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, the consent of the Required Holders shall not be required for (A) renewals, expansions or extensions of any Restricted Property Lease in accordance with its terms, so long as such Restricted Property Lease exists on or prior to the date of the Closing or has otherwise been entered into in accordance with the terms of this Agreement, including with the approval of the Required Holders (to the extent required under the terms of this Agreement), (B) any immaterial amendments, supplements or modifications to any Restricted Property Lease, and (C) new Restricted Property Leases entered into with respect to (x) Properties previously subject to a License Agreement or (y) newly acquired Properties. The Company shall deliver to the holders of Notes a copy of any material amendment, supplement or modification to any existing Restricted Property Lease entered into by the Company within 30 days of the execution thereof. Upon the Company or any of its Subsidiaries entering into a new Restricted Property Lease, the Required Holders shall take into account any Net Operating Income derived from such Restricted Property Lease in connection with determining the Loan-to-Value Ratio provided that (1) such new Restricted Property Lease is a triple-net lease solely with respect to Qualified Real Estate Assets, (2) such new Restricted Property Lease is to an unaffiliated third party upon arms’-length, market terms and the Company has delivered to the holders of the Notes a copy of such Restricted Property Lease certified to be true, correct and complete, and (3) the Company shall have executed and delivered to the holders of the Notes notice of such new Restricted Property Lease in substantially the form of Exhibit G attached hereto; provided, however, in no event shall the aggregate amount of Net Operating Income (divided by the Cap Rate) ascribed to new Restricted Property Leases entered into in accordance with this Section 10.11 account for more than 15% of the aggregate value of the components of clause (b) of the definition of Loan-to-Value Ratio as of the date of determination, unless (x) the Tenants thereunder are investment-grade entities or (y) the Required Holders have reasonably approved the Tenants thereunder.

Section 10.12. Existing Indebtedness. The Company shall not enter into or otherwise permit any amendment, supplement or modification to any Bank Loan Documents without the prior written consent of the Required Holders, except as expressly permitted under the Intercreditor Agreement.

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Section 10.13. Limitation on Pledges of Additional Collateral. The Company will not, and will not permit any of its Subsidiaries to, pledge any additional assets as Collateral (any such assets hereinafter referred to as “Additional Collateral”) to or for the benefit of any of the Bank Lenders under the Bank Loan Documents unless (i) the holders of Notes are simultaneously secured by the Additional Collateral on an equal and ratable basis pursuant to documentation in form and substance reasonably satisfactory to the Required Holders and (ii) the Additional Collateral is made subject to the Intercreditor Agreement.

Section 10.14. Terrorism Sanctions Regulations. The Company will not and will not permit any Controlled Entity (a) to become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person, or (b) directly or indirectly to have any investment in or engage in any dealing or transaction (including, without limitation, any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any holder to be in violation of any law or regulation of the type described in this Section 10.14 and in Section 5.16 hereof applicable to such holder, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions, or (c) to engage in any activity that could subject such Person or any holder to sanctions under CISADA or any similar law or regulation with respect to Iran or any other country that is subject to U.S. Economic Sanctions.

SECTION 11. EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

(c) the Company defaults in the performance of or compliance with any term contained in Sections 7.1, 7.2, 9.1, 9.6 or 9.15, or in Section 10; or

(d) the Company or any Subsidiary Guarantor defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c)) or in any other Financing Document (other than any Security Document) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or

(e) any representation or warranty made or deemed made by or on behalf of the Company or any Subsidiary in or in connection with this Agreement or any amendment or modification hereof or waiver hereunder or any other Financing Document, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder or any other Financing Document, shall prove to have been incorrect in any material respect when made or deemed made; or

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(f) any event or condition occurs that results in (i) any Indebtedness of the Company or any of its Subsidiaries for which the then outstanding principal amount exceeds $10,000,000 becoming due prior to its maturity or its regularly scheduled dates of payment, or (ii) the Company or any Subsidiary becoming obligated to purchase or repay Indebtedness in an aggregate principal amount in excess of $10,000,000 or one or more Persons having the right to require the Company or any Subsidiary so to purchase or repay such Indebtedness (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), prior to its scheduled maturity and any event or condition that enables or permits the holder or holders of any such Indebtedness or any trustee or agent on its or their behalf to cause any such Indebtedness to become due, following the expiration of any applicable cure period (after the receipt of any requisite notice) with respect thereto, and/or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (f) shall not apply to secured Indebtedness that becomes due or is required to be repurchased as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness so long as such Indebtedness is not otherwise prohibited pursuant to the terms of this Agreement; or

(g) the Company or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

(h) a court or other Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Subsidiaries, or any such petition shall be filed against the Company or any of its Subsidiaries and such petition shall not be dismissed within 60 days; or

(i) one or more final judgments or orders for the payment of money aggregating in excess of $5,000,000, including, without limitation, any such final order enforcing a binding arbitration decision, are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

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(j) an ERISA Event shall have occurred that, in the opinion of the Required Holders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to have a Material Adverse Effect; or

(k) any Financing Document shall cease to be in full force and effect in any material respect or any Obligor or any Affiliate of an Obligor shall so assert; or

(l) The Company shall cease, for any reason, to maintain its status as a real estate investment trust under Sections 856 through 860 of the Code; or

(m) at any time the Company or any of its Subsidiaries shall be required to take any actions in respect of environmental remediation and/or environmental compliance, the aggregate expenses, fines, penalties or other charges (excluding any expenses voluntary incurred by the Company or its Subsidiaries and not required by law) with respect to which, in the judgment of the Required Holders, could reasonably be expected to exceed $12,500,000 in the aggregate, during the term of this Agreement; provided that for purposes of determining compliance with this clause (m), such amounts shall not include the expenses, fines, penalties and other charges that the Company estimates will be due in connection with those environmental remediation and/or environmental compliance procedures and actions in existence as of the date of the Closing and described on Schedule 11.1 attached hereto and provided further that, any such remediation or compliance shall not be taken into consideration for the purposes of determining whether an Event of Default has occurred pursuant to this clause (m) if:

(i) such remediation or compliance is being contested by the Company or the applicable Subsidiary in good faith by appropriate proceedings; or

(ii) such remediation or compliance is satisfactorily completed within 90 days from the date on which the Company or the applicable Subsidiary receives notice that such remediation or compliance is required, unless such remediation or compliance cannot reasonably be completed within such 90 day period in which case such time period shall be extended for a period of time reasonably necessary to perform such compliance or remediation using diligent efforts (but not to exceed 180 days, if the continuance of such remediation or compliance beyond such 180 day period, in the reasonable judgment of the Required Holders, could reasonably be expected to have a Material Adverse Effect); or

(n) the Company or any Subsidiary shall fail to comply with the terms of any Incorporated Provision (beyond any grace or cure period applicable to such Incorporated Provision provided in the underlying document from which it was incorporated pursuant to Section 9.10 hereof); or

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(o) (i) any party to any Security Document (other than a holder of a Note) shall, for any reason, fail to comply with any of the terms or provisions thereof, or shall not (or shall be unable to) perform its obligations thereunder (beyond any period of grace provided in such Security Document or, to the extent that no grace or cure period is provided in such Security Document, within 30 days after the earlier of (A) a Responsible Officer obtaining actual knowledge of such default and (B) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(o)), or (ii) any Security Document shall cease (other than in accordance with the Financing Documents) to create a valid security interest in or other Lien on the Collateral purported to be covered thereby and such Collateral is not subject to a valid security interest or Lien under another Security Document, or such security interest shall for any reason cease to be a perfected and first priority security interest subject only to Liens permitted under the Security Documents, and such failure is not remedied within 10 days after the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(o)), the Collateral Agent, the Bank Agent or any Bank Lender; or

(p) any “Event of Default” under (and as defined in) the Bank Loan Documents shall occur.

SECTION 12. REMEDIES ON DEFAULT, ETC.

Section 12.1. Acceleration.

(a) If an Event of Default with respect to the Company described in Section 11(g) or (h) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b) If any other Event of Default has occurred and is continuing, the Required Holders may at their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c) If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate) and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties

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hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2. Other Remedies.

(a) If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any other Financing Document, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

(b) In addition to, and in no way limiting, the foregoing remedies, but subject to the terms of the Intercreditor Agreement, upon the occurrence of an Event of Default, each holder of any Note at the time outstanding shall have the following remedies available, which remedies may be exercised at the same or different times as each other or as the remedies set forth in Sections 12.1 or 12.2(a):

(i) such holder may exercise all other rights and remedies under any and all of the other Financing Documents, including, without limitation, directing the Collateral Agent to exercise its foreclosure rights under the Security Documents; provided, however, after the Intercreditor Agreement has been terminated, such holder may not direct the Collateral Agent to exercise its foreclosure rights under the Security Documents except as part of or in connection with a joint direction or instruction from the Required Holders to exercise such rights;

(ii) such holder may exercise all other rights and remedies it may have under any applicable law; and

(iii) to the extent permitted by applicable law, such holder shall be entitled to the appointment of a receiver or receivers for the assets and properties of the Company and its Subsidiaries, without notice of any kind whatsoever and without regard to the adequacy of any security for the obligations of the Company hereunder or under the other Financing Documents or the solvency of any party bound for its payment, to take possession of all or any portion of the Restricted Properties or other Collateral, and to exercise such power as the court shall confer upon such receiver.

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Notwithstanding the foregoing or anything else contained herein to the contrary, but subject to the terms of the Intercreditor Agreement, in no event shall any holder of any Note at the time outstanding exercise any rights or remedies under the Financing Documents with respect to any Restricted Property that has a Material Environmental Issue without the prior consent of all holders of Notes at the time outstanding, including, without limitation, commencing and/or consummating a foreclosure of such Restricted Property, having a receiver appointed for such Restricted Property or exercising its rights to collect rents with respect to such Restricted Property.

Section 12.3. Rescission. At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 18, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.4. No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by any Financing Document upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 16, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all reasonable out-of-pocket costs and expenses of such holder and the Collateral Agent incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

SECTION 13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

Section 13.1. Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement. Prior to due presentment for registration of transfer, the Person(s) in whose name any Note(s) shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

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Section 13.2. Transfer and Exchange of Notes. Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 19(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within ten Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Schedule 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

Section 13.3. Replacement of Notes. Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 19(iii)) of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such loss, theft, destruction or mutilation), and

(a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $100,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b) in the case of mutilation, upon surrender and cancellation thereof,

within ten Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

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SECTION 14. PAYMENTS ON NOTES.

Section 14.1. Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of JPMorgan Chase Bank, N.A. in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 14.2. Home Office Payment. So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, interest and all other amounts becoming due hereunder by wire transfer in accordance with the instructions specified for such purpose below such Purchaser’s name in Schedule A, or in accordance with such other instructions as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.

SECTION 15. GUARANTEE.

Section 15.1. Unconditional Guarantee. Each Subsidiary Guarantor hereby irrevocably, unconditionally and jointly and severally with the other Subsidiary Guarantors guarantees to each holder, the due and punctual payment in full of (a) the principal of, Make-Whole Amount, if any, and interest on (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), and any other amounts due under, the Notes when and as the same shall become due and payable (whether at stated maturity or by required or optional prepayment or by acceleration or otherwise) and (b) any other sums which may become due under the terms and provisions of the Notes, this Agreement or any other Financing Document (all such obligations described in clauses (a) and (b) above are herein called the “Guaranteed Obligations”). The guarantee in the preceding sentence (the “Unconditional Guarantee”) is an absolute, present and continuing guarantee of payment and not of collectability and is in no way conditional or contingent upon any attempt to collect from the Company or any other guarantor of the Guaranteed Obligations (including, without limitation, any other Subsidiary Guarantor) or upon any other action, occurrence or circumstance whatsoever. In the event that the Company shall fail so to pay any of such Guaranteed Obligations, each Subsidiary Guarantor jointly and severally agrees to pay the same when due to the holders entitled thereto, without demand, presentment, protest or notice of any kind, in U.S. dollars, pursuant to the requirements for payment specified in the Notes and this Agreement. Each default in payment of any of the

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Guaranteed Obligations shall give rise to a separate cause of action hereunder and separate suits may be brought hereunder as each cause of action arises. Each Subsidiary Guarantor agrees that the Notes issued in connection with this Agreement may (but need not) make reference to this Section 15.

Each Subsidiary Guarantor hereby acknowledges and agrees that it’s liability hereunder is joint and several with the other Subsidiary Guarantors and any other Person(s) who may guarantee the obligations and Indebtedness under and in respect of the Financing Documents.

Section 15.2. Obligations Absolute. The obligations of each Subsidiary Guarantor hereunder shall be primary, absolute, irrevocable and unconditional, irrespective of the validity or enforceability of the Notes, this Agreement, any other Financing Document or any other instrument referred to therein or herein, shall not be subject to any counterclaim, setoff, deduction or defense based upon any claim a Subsidiary Guarantor may have against the Company or any holder or otherwise, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not such Subsidiary Guarantor shall have any knowledge or notice thereof), including, without limitation: (a) any amendment to, modification of, supplement to or restatement of the Notes, this Agreement, any other Financing Document or any other instrument referred to therein or herein (it being agreed that the joint and several obligations of each Subsidiary Guarantor hereunder shall apply to the Notes, this Agreement or any other Financing Document as so amended, modified, supplemented or restated) or any assignment or transfer of any thereof or of any interest therein, or any furnishing, acceptance, enforcement, realization or release of any security for the Notes (or any application of the proceeds thereof as the holders, in their sole discretion, may determine) or the addition, substitution or release of any other Subsidiary Guarantor or any other entity or other Person primarily or secondarily liable in respect of the Guaranteed Obligations; (b) any waiver, consent, extension, indulgence, enforcement, failure to enforce or other action or inaction under or in respect of the Notes, this Agreement, any other Financing Document or any other instrument referred to therein or herein; (c) any bankruptcy, insolvency, arrangement, reorganization, readjustment, composition, liquidation or similar proceeding with respect to the Company, any other Subsidiary Guarantor or any of their respective properties; (d) any merger, amalgamation or consolidation of any Subsidiary Guarantor or of the Company into or with any other Person or any sale, lease or transfer of any or all of the assets of any Subsidiary Guarantor or of the Company to any Person; (e) any failure on the part of the Company for any reason to comply with or perform any of the terms of any other agreement with any Subsidiary Guarantor; (f) any failure on the part of any holder to obtain, maintain, register or otherwise perfect any security; or (g) any other event or circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor (whether or not similar to the foregoing), and in any event however material or prejudicial it may be to any Subsidiary Guarantor or to any subrogation, contribution or reimbursement rights any Subsidiary Guarantor may otherwise have. Each Subsidiary Guarantor covenants that its obligations hereunder will not be discharged except by indefeasible payment in full in cash of all of the Guaranteed Obligations and all other obligations hereunder.

Section 15.3. Waiver. Each Subsidiary Guarantor unconditionally waives to the fullest extent permitted by law, (a) notice of acceptance hereof, of any action taken or omitted in reliance hereon and of any default by the Company or any Subsidiary Guarantor in the payment

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of any amounts due under the Notes, this Agreement, any other Financing Document or any other instrument referred to therein or herein, and of any of the matters referred to in Section 15.2 hereof, (b) all notices which may be required by statute, rule of law or otherwise to preserve any of the rights of any holder against any Subsidiary Guarantor, including, without limitation, presentment to or demand for payment from the Company or any Subsidiary Guarantor with respect to any Note, notice to the Company or to any Subsidiary Guarantor of default or protest for nonpayment or dishonor and the filing of claims with a court in the event of the bankruptcy of the Company or any Subsidiary Guarantor, (c) any right to require any holder to enforce, assert or exercise any right, power or remedy including, without limitation, any right, power or remedy conferred in this Agreement, the Notes or any other Financing Document, (d) any requirement for diligence on the part of any holder and (e) any other act or omission or thing or delay in doing any other act or thing which might in any manner or to any extent vary the risk of any Subsidiary Guarantor or otherwise operate as a discharge of any Subsidiary Guarantor or in any manner lessen the obligations of any Subsidiary Guarantor hereunder.

Section 15.4. Obligations Unimpaired.

(a) The holders shall have no obligation to proceed against any additional or substitute endorsers or guarantors or to pursue or exhaust any security provided by the Company, any Subsidiary Guarantor or any other Person or to pursue any other remedy available to the holders.

(b) If an event permitting the acceleration of the maturity of the principal amount of any Notes shall exist and such acceleration shall at such time be prevented or the right of any holder to receive any payment on account of the Guaranteed Obligations shall at such time be delayed or otherwise affected by reason of the pendency against the Company, any Subsidiary Guarantor or any other guarantor of a case or proceeding under a bankruptcy or insolvency law, each Subsidiary Guarantor agrees that, for purposes of this Section 15 and its obligations hereunder, the maturity of such principal amount shall be deemed to have been accelerated with the same effect as if the holder thereof had accelerated the same in accordance with the terms of Section 12, and the Subsidiary Guarantors shall forthwith pay such accelerated Guaranteed Obligations.

Section 15.5. Subrogation and Subordination.

(a) No Subsidiary Guarantor will exercise any rights which it may have acquired by way of subrogation under this Section 15, by any payment made hereunder or otherwise, or accept any payment on account of such subrogation rights, or any rights of reimbursement, contribution or indemnity or any rights or recourse to any security for the Notes or this Section 15 unless and until all of the Guaranteed Obligations shall have been indefeasibly paid in full in cash.

(b) Each Subsidiary Guarantor hereby subordinates the payment of all Indebtedness and other obligations of the Company or any other guarantor of the Guaranteed Obligations owing to such Subsidiary Guarantor, whether now existing or hereafter arising, including, without limitation, all rights and claims described in clause (a) of this Section 15.5, to the indefeasible payment in full in cash of all of the Guaranteed Obligations. If the Required

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Holders so request, any such Indebtedness or other obligations shall be enforced and performance received by a Subsidiary Guarantor as trustee for the holders and the proceeds thereof shall be paid over to the holders promptly, in the form received (together with any necessary endorsements) to be applied to the Guaranteed Obligations, whether matured or unmatured, as may be directed by the Required Holders, but without otherwise reducing or affecting in any manner the liability of any Subsidiary Guarantor under this Section 15.

(c) Subject to the terms of the Contribution Agreement, if any amount or other payment is made to or accepted by any Subsidiary Guarantor in violation of either of the preceding clauses (a) and (b) of this Section 15.5, such amount shall be deemed to have been paid to such Subsidiary Guarantor for the benefit of, and held in trust for the benefit of, the holders and shall be paid over to the holders promptly, in the form received (together with any necessary endorsements) to be applied to the Guaranteed Obligations, whether matured or unmatured, as may be directed by the Required Holders, but without reducing or affecting in any manner the liability of any Subsidiary Guarantor under this Section 15.

(d) Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Agreement and that its agreements set forth in this Section 15 are knowingly made in contemplation of such benefits.

Section 15.6. Information Regarding the Company. Each Subsidiary Guarantor now has and will continue to have independent means of obtaining information concerning the affairs, financial condition and business of the Company. No holder shall have any duty or responsibility to provide any Subsidiary Guarantor with any credit or other information concerning the affairs, financial condition or business of the Company which may come into possession of the holders. Each Subsidiary Guarantor has granted the Unconditional Guarantee without reliance upon any representation by the holders including, without limitation, with respect to (a) the due execution, validity, effectiveness or enforceability of any instrument, document or agreement evidencing or relating to any of the Guaranteed Obligations or any loan or other financial accommodation made or granted to the Company, (b) the validity, genuineness, enforceability, existence, value or sufficiency of any property securing any of the Guaranteed Obligations or the creation, perfection or priority of any lien or security interest in such property or (c) the existence, number, financial condition or creditworthiness of other guarantors or sureties, if any, with respect to any of the Guaranteed Obligations.

Section 15.7. Reinstatement of Guarantee. The Unconditional Guarantee under this Section 15 shall continue to be effective, or be reinstated, as the case may be, if and to the extent at any time payment, in whole or in part, of any of the sums due to any holder on account of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by a holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, any other Obligor or any other guarantors, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Company, any other Obligor or any other guarantors or any part of its or their property, or otherwise, all as though such payments had not been made.

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Section 15.8. Subrogation and Contribution Rights. Notwithstanding anything in this Section 15 to the contrary, to the fullest extent permitted by applicable law, each Subsidiary Guarantor acknowledges and agrees that with respect to each of the Subsidiary Guarantors’ relative liability under the Unconditional Guarantee, each Subsidiary Guarantor possesses, and has not waived, corresponding rights of contribution, subrogation, indemnity, and reimbursement relative to the other Subsidiary Guarantors in accordance with, and as further set forth in, the Contribution Agreement.

Section 15.9. Term of Guarantee. The Unconditional Guarantee and all guarantees, covenants and agreements of each Subsidiary Guarantor contained in this Section 15 shall continue in full force and effect and shall not be discharged until such time as all of the Guaranteed Obligations and all other obligations under the Financing Documents shall be indefeasibly paid in full in cash and shall be subject to reinstatement pursuant to Section 15.7.

Section 15.10. Release of Subsidiary Guarantors. Anything in this Agreement or the other Financing Documents to the contrary notwithstanding, any Subsidiary Guarantor which ceases for any reason to be a guarantor or other obligor in respect of the obligations under the Bank Loan Documents shall, simultaneously therewith, be automatically deemed released from the Unconditional Guarantee and all its guarantees, covenants and agreements as a Subsidiary Guarantor, provided that, (a) after giving effect to such release, no Default or Event of Default shall have occurred and be continuing, (b) no amount then shall be due and payable with respect to the Guaranteed Obligations and (c) the Company shall have paid to the holders of Notes pro rata compensation or consideration, or provided equal credit support, to any compensation or consideration paid to the Bank Lenders, or credit support (if any) provided to the Bank Lenders, under the Bank Credit Agreement in connection with the termination of such Subsidiary Guarantor’s guaranty under the Bank Loan Documents.

Section 15.11. Savings Clause. Anything contained in this Agreement or the other Financing Documents to the contrary notwithstanding, the obligations of each Subsidiary Guarantor hereunder shall be limited to a maximum aggregate amount equal to the greatest amount that would not render such Subsidiary Guarantor’s obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any provisions of applicable state law (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of such Subsidiary Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Subsidiary Guarantor (a) in respect of intercompany indebtedness to the Company or an Affiliate of the Company to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Subsidiary Guarantor hereunder and (b) under any guaranty of senior unsecured indebtedness or Indebtedness subordinated in right of payment to the Guaranteed Obligations which guaranty contains a limitation as to maximum amount similar to that set forth in this Section, pursuant to which the liability of such Subsidiary Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement or similar rights of such Subsidiary Guarantor pursuant to (i) applicable law or (ii) any agreement providing for an equitable allocation among such Subsidiary Guarantor and of Affiliates of the Company of obligations arising under guaranties by such parties.

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SECTION 16. EXPENSES, ETC.

Section 16.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with the preparation and administration of this Agreement, and the other Financing Documents or any amendments, waivers or consents under or in respect of this Agreement or any other Financing Document (whether or not such amendment, waiver or consent becomes effective) within 15 Business Days after the Company’s receipt of any invoice therefor, including, without limitation: (a) the reasonable costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or any other Financing Document, including, without limitation, rights against or in respect of the Collateral, or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or any other Financing Document, or by reason of being a holder of any Note, (b) the reasonable costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the other Financing Documents, (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO provided, that such costs and expenses under this clause (c) shall not exceed $5,000, and (d) the costs of any environmental reports, reviews or Appraisals commissioned by the Required Holders as permitted hereunder. In the event that any such invoice is not paid within 15 Business Days after the Company’s receipt thereof, interest on the amount of such invoice shall be due and payable at the Default Rate commencing with the 16th Business Day after the Company’s receipt thereof until such invoice has been paid. The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, (i) all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes) in connection with the purchase of the Notes and (ii) any and all wire transfer fees that any bank deducts from any payment under such Note to such holder or otherwise charges to a holder of a Note with respect to a payment under such Note.

Section 16.2. Survival. The obligations of the Company under this Section 16 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of any Financing Document, and the termination of this Agreement.

SECTION 17. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to any Financing Document shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, the Financing Documents embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

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SECTION 18. AMENDMENT AND WAIVER.

Section 18.1. Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), only with the written consent of the Company and the Required Holders, except that:

(a) no amendment or waiver of any of Sections 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing;

(b) no amendment or waiver may, without the written consent of the holder of each Note at the time outstanding, (i) subject to Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of (x) interest on the Notes or (y) the Make-Whole Amount, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any amendment or waiver, or (iii) amend any of Sections 8 (except as set forth in the second sentence of Section 8.2 and Section 18.1(d)), 11(a), 11(b), 12, 18 or 20;

(c) no amendment or waiver may, without the written consent of each holder of a Note affected thereby, release any material portion of the Collateral, except in accordance with the terms of the Intercreditor Agreement;

(d) Section 8.6 may be amended or waived to permit offers to purchase made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions only with the written consent of the Company and the Super-Majority Holders; and

(e) the definition of “Loan-to-Value Ratio” may be amended only with the written consent of the Company and the Super-Majority Holders.

Section 18.2. Solicitation of Holders of Notes.

(a) Solicitation. The Company will provide each holder of a Note with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of any other Financing Document. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to this Section 18 or any other Financing Document to each holder of a Note promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

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(b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of a Note as consideration for or as an inducement to the entering into by such holder of any waiver or amendment of any of the terms and provisions hereof or of any other Financing Document unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of a Note even if such holder did not consent to such waiver or amendment.

(c) Consent in Contemplation of Transfer. Any consent given pursuant to this Section 18 or any other Financing Document by a holder of a Note that has transferred or has agreed to transfer its Note to the Company, any Subsidiary or any Affiliate of the Company (either pursuant to a waiver under Section 18.1(d) or subsequent to Section 8.6 having been amended pursuant to Section 18.1(d)) in connection with such consent shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

Section 18.3. Binding Effect, etc. Any amendment or waiver consented to as provided in this Section 18 or any other Financing Document applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and any holder of a Note and no delay in exercising any rights hereunder or under any Note or any other Financing Document shall operate as a waiver of any rights of any holder of such Note.

Section 18.4. Notes Held by Company, etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under any Financing Document, or have directed the taking of any action provided thereunder to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 19. NOTICES.

Except to the extent otherwise provided in Section 7.4, all notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by an internationally recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

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(i) if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

(ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

(iii) if to the Company, to Getty Realty Corp., 125 Jericho Turnpike, Jericho, New York 11753, Attention of Chief Financial Officer (Telecopy No. (516) 478-5403 with copies to: (x) Getty Realty Corp., 125 Jericho Turnpike, Jericho, New York 11753, Attention Chief Legal Officer (Telecopy No. (516) 478-5490 and (y) DLA Piper LLP (US), 203 N. LaSalle Street, Suite 1900, Chicago, Illinois 60601, Attention: James M. Phipps, Esq. (Telecopy No. (312) 251-5735), or at such other address as the Company shall have specified to the holder of each Note in writing; provided that the failure to deliver a copy under (y) above shall not affect the effectiveness of the delivery of such notice or other communication to the Company.

Notices under this Section 19 will be deemed given only when actually received.

SECTION 20. REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 20 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 21. CONFIDENTIAL INFORMATION.

For the purposes of this Section 21, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to the Financing Documents that is proprietary in nature, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other

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than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with this Section 21, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 21), (v) any Person from which it offers to purchase any Security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 21), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (x) to effect compliance with any law, rule, regulation or order applicable to such Purchaser; (y) in connection with any subpoena or other legal process; provided, however, that in the event a Purchaser or holder of any Note receives a subpoena or other legal process to disclose Confidential Information to any party, such Purchaser or holder shall, if legally permitted, notify the Company thereof as soon as possible after such Purchaser or holder has determined that it will respond to such subpoena or legal process so that the Company may seek a protective order or other appropriate remedy; provided further, however, that notwithstanding the foregoing, no such Purchaser or holder shall be subject to any liability for responding to such subpoena or legal process regardless of whether the Company shall have been able to obtain such a protective order or avail itself of such other appropriate remedy; or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, this Agreement or any other Financing Document. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 21 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying this Section 21.

In the event that as a condition to receiving access to information relating to the Company or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to any Financing Document, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 21, this Section 21 shall not be amended thereby and, as between such Purchaser or such holder and the Company, this Section 21 shall supersede any such other confidentiality undertaking.

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SECTION 22. SUBSTITUTION OF PURCHASER.

Each Purchaser shall have the right to substitute any one of its Affiliates or another Purchaser or any one of such other Purchaser’s Affiliates (a “Substitute Purchaser”) as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Substitute Purchaser, shall contain such Substitute Purchaser’s agreement to be bound by this Agreement and shall contain a confirmation by such Substitute Purchaser of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 22), shall be deemed to refer to such Substitute Purchaser in lieu of such original Purchaser. Notwithstanding the foregoing, no such substitution shall release such original Purchaser from its obligations hereunder until the Company’s receipt in full of the purchase price for the Notes. In the event that such Substitute Purchaser is so substituted as a Purchaser hereunder and such Substitute Purchaser thereafter transfers to such original Purchaser all of the Notes then held by such Substitute Purchaser, upon receipt by the Company of notice of such transfer, any reference to such Substitute Purchaser as a “Purchaser” in this Agreement (other than in this Section 22), shall no longer be deemed to refer to such Substitute Purchaser, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

SECTION 23. INDEMNITY; DAMAGE WAIVER.

(a) The Company and each Subsidiary Guarantor shall indemnify each Purchaser, each holder from time to time of a Note, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of:

(i) the execution or delivery of this Agreement, any other Financing Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby;

(ii) any Note or the use of the proceeds therefrom;

(iii) any actual or alleged presence or release of Hazardous Substances on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries; or

(iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto;

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provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the fraud, gross negligence or willful misconduct of such Indemnitee. In addition, the indemnification set forth in this Section 23 in favor of any Related Party shall be solely in their respective capacities as a director, officer, agent or employee, as the case may be.

(b) To the extent permitted by applicable law, no Obligor shall assert, and each Obligor hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Financing Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Note or the use of the proceeds thereof.

SECTION 24. MISCELLANEOUS.

Section 24.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

Section 24.2. Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP; provided that, if the Company notifies the Required Holders that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Required Holders notify the Company that the Required Holders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP. For purposes of determining compliance with this Agreement (including, without limitation, Section 9, Section 10 and the definition of “Indebtedness”), any election by the Company to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 – Fair Value Option, International Accounting Standard 39 – Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.

Section 24.3. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

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Section 24.4. Construction, etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

Section 24.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 24.6. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York pursuant to Section 5-1401 of the General Obligation Law of the State of New York.

Section 24.7. Jurisdiction and Process; Waiver of Jury Trial.

(a) Each Obligor irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, each Obligor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b) Each Obligor consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in this Section 24.7(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 19 or at such other address of which such holder shall then have been notified pursuant to said Section. Each Obligor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c) Nothing in this Section 24.7 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against any Obligor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

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(d) The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, the Notes or any other document executed in connection herewith or therewith.

*    *    *    *    *

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If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Obligors.

Very truly yours,

GETTY REALTY CORP.

By:
Name:
Title:

GETTY PROPERTIES CORP.
GETTY TM CORP.
AOC TRANSPORT, INC.
GETTYMART INC.
LEEMILT’S PETROLEUM, INC.
SLATTERY GROUP INC.
GETTY HI INDEMNITY, INC.
GETTY LEASING, INC.
GTY NY LEASING, INC.
GTY MA/NH LEASING, INC.
GTY MD LEASING, INC.

By:
Name: David B. Driscoll
Title: President and Chief Executive Officer

POWER TEST REALTY COMPANY LIMITED PARTNERSHIP
By:	Getty Properties Corp., its General Partner

By:
	Name:	David B. Driscoll
	Title:	President and Chief Executive Officer

This Agreement is hereby
accepted and agreed to as of the date hereof.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:
Name:
Title: Vice President

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

By:	Prudential Investment Management, Inc., as investment manager

By:
Name:
Title: Vice President

2

SCHEDULE A

INFORMATION RELATING TO PURCHASERS

[***]1

[1]	[***] Indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

Schedule A-1

SCHEDULE B

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Additional Collateral” is defined in Section 10.13.

“Additional Leased Properties” means those properties which are subject to the Additional Leases, including as of the date hereof those properties identified on Schedule 5.21(a)(2) attached hereto.

“Additional Leases” means those leases identified on Schedule 5.21(b)(2) attached hereto, as such Schedule may be modified to add or remove leases after the date hereof in accordance with the terms hereof.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Debt” means, on any date of determination, (a) the aggregate amount of indebtedness outstanding under the Bank Loan Documents and the Financing Documents on such date, plus (b) all other Indebtedness incurred by the Company and its Subsidiaries, including, without limitation, Capital Lease Obligations, that is outstanding on such date.

“Agreement” means this Agreement, including all Schedules attached to this Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Anti-Corruption Laws” is defined in Section 5.16(d)(1).

“Anti-Money Laundering Laws” is defined in Section 5.16(c).

“Appraisal” means, with respect to any Mortgaged Property Lease, (a) from the date of Closing until the first date that a new appraisal of such Mortgaged Property Lease is obtained pursuant to Section 10.1 of this Agreement or Section 6.01 of the Bank Credit Agreement, the appraisal of such Mortgaged Property Lease delivered to the Purchasers pursuant to Section 4.13(g) hereof, and (b) at any time thereafter, the most recent appraisal of such Mortgaged Property Lease issued to (i) the holders of Notes pursuant to Section 10.1 of this Agreement or (ii) the Bank Agent and/or the Bank Lenders pursuant to Section 6.01 of the Bank Credit Agreement, a copy of which shall have been provided to the holders of Notes; provided that if such appraisal is to be delivered pursuant Section 10.1 such appraisal shall be a “Member of the Appraisal Institute” appraisal reasonably acceptable to the Required Holders as to form, substance and appraisal date), prepared by a professional appraiser reasonably acceptable to the Required Holders.

Schedule B-1

“Appraised Value” means, with respect to any Mortgaged Property Lease (other than the White Oak Lease) at any time, the lesser of (a) the Appraised Value as determined by and provided in the most recent Appraisal of such Mortgaged Property Lease at such time; provided, that if the Bank Agent or the Bank Lenders have adjusted the value downward in accordance with the terms of the Bank Credit Agreement, then the “Appraised Value” shall equal such lesser value, and (b) to the extent that the Required Holders have the right to require a revaluation pursuant to clause (i) of the last paragraph of Section 10.1, the “as is” market value of such Mortgaged Property Lease as reflected in the most recent Appraisal of such Mortgaged Property Lease as the same may have been reasonably adjusted downward by the Required Holders based upon its internal review of such Appraisal which is based on criteria and factors then generally used and considered by the Required Holders in determining the value of similar real estate properties or leases, which review shall be conducted prior to acceptance of such Appraisal by the Required Holders, and further adjusted to account for (i) any Environmental Liability or Remediation costs or expenses reasonably expected to be associated with any Property subject to such Mortgaged Property Lease based upon the Environmental Reports, and (ii) any anticipated Tank replacement costs and/or financing or Liens affecting any Tanks, in each case to the extent not already accounted for in the Appraised Value.

“Bank Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Bank Lenders under the Bank Credit Agreement.

“Bank Credit Agreement” means the Credit Agreement, dated as of the date hereof, among the Company, the Bank Agent and the lenders from time to time party thereto, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof.

“Bank Lenders” means the lenders from time to time party to the Bank Credit Agreement.

“Bank Loan Documents” means, collectively, the Bank Credit Agreement and all other Loan Documents, as such term is defined in the Intercreditor Agreement.

“Blocked Person” is defined in Section 5.16(a).

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.

“Cap Rate” means nine percent (9%).

“CapEx Reserve” means a capital expenditure reserve equal to $10,000 for each Property that is subject to both (a) a License Agreement and (b) an Interim Supply Agreement.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

Schedule B-2

“Casualty Event” means the occurrence of any casualty to or condemnation of any of the Restricted Properties or any portion thereof.

“Change in Control” is defined in Section 8.7(h).

“Change in Control Prepayment Amount” means, with respect to any Note at any date of determination (a) prior to the first anniversary of the date of the Closing, an amount equal to 2% of the outstanding principal amount of such Note on such date and (b) on or after the first anniversary of the date of the Closing, the Make Whole Amount with respect to such Note determined as of such date.

“Change in Control Prepayment Date” is defined in Section 8.7(c).

“CISADA” means the Comprehensive Iran Sanctions, Accountability and Divestment Act.

“Closing” is defined in Section 3.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Collateral” is defined in Section 1(c).

“Collateral Agent” means JPMorgan Chase Bank, N.A., in its capacity as Collateral Agent under the Intercreditor Agreement.

“Company” is defined in the introductory paragraph of this Agreement.

“Confidential Information” is defined in Section 21.

“Contribution Agreement” is defined in Section 4.15.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Control Event” is defined in Section 8.7.

“Controlled Entity” means (i) any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates and (ii) if the Company has a parent company, such parent company and its Controlled Affiliates.

“Debt to EBITDA Ratio” means, as of any date of determination, the ratio of Aggregate Debt to EBITDA as of the end of the most recently ended fiscal quarter.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

Schedule B-3

“Default Rate” means that rate of interest that is the greater of (i) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (ii) 2% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. in New York, New York as its “base” or “prime” rate.

“Deposit Account” means any deposit account established subject to a Deposit Account Control Agreement.

“Deposit Account Control Agreement” means a Blocked Account Control Agreement among the Company, the Collateral Agent and JPMorgan Chase Bank, N.A. (or another Bank Lender), as depositary bank, substantially in the form of Exhibit B attached hereto, as amended, restated or otherwise modified from time to time.

“Designated Proceeds” means the proceeds of each of the following: (a) the issuance of any additional Equity Interests by the Company or any of its Subsidiaries, (b) any payment as a result of any judgment or settlement with respect to litigation involving the Company or any of its Subsidiaries (including, without limitation, the Lukoil Dispute), (c) the incurrence of additional Indebtedness by the Company or any of its Subsidiaries other than with respect to (i) non-recourse Indebtedness assumed or incurred by the Company or any of its Subsidiaries in connection with an acquisition of a Property or Properties and (ii) non-recourse mortgage Indebtedness secured by Properties other than the Restricted Properties up to, in the aggregate, not in excess of 10% of the Company’s Tangible Net Worth, and (d) with respect to any Casualty Event, an amount equal to the difference of (i) the aggregate amount of insurance proceeds and condemnation awards received in respect of such Casualty Event, minus (ii) the sum of the aggregate amount of insurance proceeds and condemnation awards (A) paid to the Tenant in accordance with the applicable Restricted Property Lease and (B) applied to the repair or restoration of the applicable Properties in accordance with the Financing Documents.

“Designated Proceeds Prepayment Date” is defined in Section 8.3(a).

“Designated Proceeds Prepayment Offer” is defined in Section 8.3(a).

“Disclosure Documents” is defined in Section 5.3.

“EBITDA” means, on any date of determination, (x) the consolidated net income of the Company and its Subsidiaries for the then most recently ended fiscal quarter, after deduction for environmental expenses (without duplication) and adjusted for straight-line rents and net amortization of above-market and below-market leases, and deferred financing leases, plus income taxes, interest expense, depreciation, amortization and calculated exclusive of (i) gains or losses on sales of operating real estate and marketable securities incurred during such fiscal quarter, (ii) other extraordinary items incurred during such fiscal quarter, (iii) one-time cash charges incurred during such fiscal quarter with respect to (x) the original closing of the Bank Loans and the purchase of the Notes during the fiscal quarter that includes the date of the Closing or (y) continued compliance by the Company with the terms and conditions of the Bank Loan Documents and the Financing Documents, including, without limitation, legal fees, (iv) non-cash impairments taken in accordance with GAAP during such fiscal quarter, all determined in accordance with GAAP and (v) any rent or other revenue that has been earned by the

Schedule B-4

Company or its Subsidiaries during such fiscal quarter but not yet actually paid to the Company or its Subsidiaries, unless otherwise set off from net income, multiplied by (y) four (4). EBITDA will be calculated on a pro forma basis to take into account the impact of any Property acquisitions and/or dispositions made by the Company or its Subsidiaries during the most recently ended fiscal quarter, as well as any long-term leases signed during such fiscal quarter, as if such acquisitions, dispositions and/or lease signings occurred on the first day of such fiscal quarter.

“EBITDAR” means for any Person, as of any date of determination, the sum of (x) EBITDA plus (y) (i) rent expenses exclusive of non-cash rental expense adjustments for the then most recently ended fiscal quarter, (ii) multiplied by four (4).

“Electronic Delivery” is defined in Section 7.1(a).

“Environmental Indemnity” means that certain Environmental Indemnity Agreement, dated as of the date hereof, made by the Company and each of the Subsidiary Guarantors in favor of the Collateral Agent, for the benefit of the holders of Notes and the other “Indemnified Persons” as defined therein, substantially in the form of Exhibit C attached hereto, as amended, restated or otherwise modified from time to time.

“Environmental Laws” has the meaning set forth in the Environmental Indemnity.

“Environmental Liability” has the meaning set forth in the Environmental Indemnity.

“Environmental Reports” has the meaning set forth in the Environmental Indemnity.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“Equity Pledge” means that certain Pledge and Security Agreement, dated as of the date hereof, made by the Company and each of the Subsidiary Guarantors in favor of the Collateral Agent, substantially in the form of Exhibit D attached hereto, as amended, restated or otherwise modified from time to time.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the existence with respect to any Plan of an “accumulated

Schedule B-5

funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Event of Default” is defined in Section 11.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Financing Documents” means this Agreement, the Notes, the Intercreditor Agreement, the Environmental Indemnity and the Security Documents, and each other agreement executed and delivered to or for the benefit of the holders of Notes in connection with the transactions contemplated hereby, as each may be amended, restated, supplemented or otherwise modified from time to time.

“Fixed Charge Coverage Ratio” means, as of the date of determination, the ratio of (a) EBITDAR (less any cash environmental remediation payments during the preceding twelve (12) months (net of any amounts received from any available State environmental funds and net of any non-cash environmental accretion expense) and the required CapEx Reserves) as of the end of the most recently ended fiscal quarter, to (b) the sum of all interest incurred (accrued, paid or capitalized and determined based upon the actual interest rate) plus regularly scheduled principal payments paid with respect to Indebtedness (excluding optional prepayments and balloon principal payments due on maturity in respect of any Indebtedness), plus rent expenses (exclusive of non-cash rental expense adjustments), dividends on preferred stock or minority interest distributions, with respect to this clause (b), all calculated with respect to the most recently ended fiscal quarter and multiplied by four (4), and, with respect to both clauses (a) and (b), all determined on a consolidated basis in accordance with GAAP.

“Form 10-K” is defined in Section 7.1(b).

“Form 10-Q” is defined in Section 7.1(a).

“Fraudulent Transfer Laws” is defined in Section 15.11.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

Schedule B-6

“General Assignment” means that certain General Assignment and Security Agreement, dated as of the date hereof, among the Company, each of the Subsidiary Guarantors and the Collateral Agent, substantially in the form of Exhibit E attached hereto.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, or anyone else acting in an official capacity.

“Ground Leases” means those certain leases more particularly described on Schedule 5.21(c).

“Guaranteed Obligations” is defined in Section 15.1.

“Hazardous Substances” has the meaning set forth in the Environmental Indemnity.

“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1, provided, however, that if such Person is a nominee, then for the purposes of Sections 7, 12, 18.2 and 19 and any related definitions in this Schedule B, “holder” shall mean the beneficial owner of such Note whose name and address appears in such register.

“Incorporated Provision” means a term or condition with respect to Indebtedness incorporated herein under Section 9.10.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to unfunded deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances and (k) net obligations arising under Swap Agreements (to the extent required to be reflected on the balance sheet of such Person in accordance with GAAP), exclusive, however, of all accounts payable, accrued interest and expenses, prepaid rents, security deposits and dividends and distributions declared but not yet paid. The Indebtedness of any Person shall include the Indebtedness of any other entity

Schedule B-7

(including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Indebtedness shall not include any Intracompany Indebtedness.

“Indemnitee” is defined in Section 23(a).

“INHAM Exemption” is defined in Section 6.2(e).

“Initial Subsidiary Guarantors” is defined in the introductory paragraph of this Agreement.

“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 10% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Intercreditor Agreement” is defined in Section 4.12.

“Interim Supply Agreement” means that certain Transitional Supply and Support Services Agreement dated as of April 26, 2012, among the Company and Global Montello Group Corp., and all amendments, modifications and supplements thereto.

“Intracompany Indebtedness” means any indebtedness whose obligor and obligee are the Company and/or any Subsidiary of the Company.

“Joinder” means a joinder agreement substantially in the form of Exhibit A attached hereto.

“Lease” means any lease, sublease and/or occupancy agreements under which the Company or any Subsidiary of the Company is the landlord (or sub-landlord) or lessor (or sub-lessor) affecting any Property or any part thereof now or hereafter executed and all amendments, modifications or supplements thereto.

“License Agreements” means any license agreements under which the Company or any Subsidiary of the Company is the licensor (or sub-licensor) affecting any Property or any part thereof now or hereafter executed and all amendments, modifications or supplements thereto.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

Schedule B-8

“Loan-to-Value Ratio” means, as of any date of determination, the ratio expressed as a percentage of (a) the sum of the (x) aggregate Total Credit Exposure (as such term is defined in the Bank Credit Agreement on the date hereof or as amended pursuant to an amendment approved by the Required Holders) of all Bank Lenders on such date and, to the extent required to be reflected on the balance sheet of the Company in accordance with GAAP, any obligations outstanding on such date with respect to any Swap Agreements entered into in connection therewith (marked-to-market as of the last day of the most recently ended fiscal quarter), (y) then outstanding principal amount due under the Financing Documents and, to the extent required to be reflected on the balance sheet of the Company in accordance with GAAP, any obligations outstanding on such date with respect to any Swap Agreements entered into in connection therewith (marked-to-market as of the last day of the most recently ended fiscal quarter), and (z) net environmental liability outstanding as of the last day of the then most recently ended fiscal quarter as shown on the financial statements of the Company for such fiscal quarter to (b) the sum of (i) the aggregate Appraised Value as of such date of the Mortgaged Property Leases (other than the White Oak Lease) then in full force and effect in all material respects, and (ii) the Net Operating Income as of such date of the Additional Leases and the White Oak Lease (in each case to the extent then in full force and effect in all material respects) divided by the Cap Rate; provided, however, the value attributable to the White Oak Lease under clause (ii) above (that is, the Net Operating Income with respect to the White Oak Lease divided by the Cap Rate) shall be adjusted to account for (a) any Environmental Liability or Remediation costs or expenses reasonably expected to be associated with any Property subject to the White Oak Lease based upon the Environmental Reports, and (b) any anticipated Tank replacement costs and/or financing or Liens affecting any Tanks associated with any Property subject to the White Oak Lease.

“Lukoil Dispute” means the dispute described on Schedule C attached hereto.

“Make-Whole Amount” is defined in Section 8.8.

“Material” means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, prospects or condition, financial or otherwise, of the Company and the Subsidiaries taken as a whole, (b) the validity or enforceability of this Agreement, the Notes or any Joinder or (c) the rights of or benefits available to the holders of Notes under this Agreement, the Notes or any Joinder.

“Material Environmental Issue” means events or circumstances with respect to any Restricted Property which, based upon Environmental Reports or other information available to the holders of Notes, could reasonably be expected to result in Environmental Liability or Remediation costs in excess of (a) if with respect to a Mortgaged Property, the lesser of (i) $250,000 and (ii) 50% of the then Appraised Value of such Restricted Property or (b) if with respect to an Additional Leased Property, $250,000.

“Maturity Date” is defined in the first paragraph of each Note.

Schedule B-9

“Mortgage Policies” is defined in Section 4.13(b).

“Mortgaged Properties” means those properties identified on Schedule 5.21(a)(1) attached hereto.

“Mortgaged Property Leases” means those Leases identified on Schedule 5.21(b)(1) attached hereto.

“Mortgages” is defined in Section 4.13.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“NAIC Annual Statement” is defined in Section 6.2(a).

“Negative Pledge” means, with respect to a given asset, any provision of a document, instrument or agreement (other than any Bank Loan Document or any Financing Document) which prohibits or purports to prohibit the creation or assumption of any Lien on such asset as security for Indebtedness of the Person owning such asset or any other Person.

“Net Operating Income” means, as of any date of determination, the net operating income for the then most recently ended fiscal quarter derived by the Company and its Subsidiaries from the Additional Leases, calculated in the same manner as the calculations of Net Operating Income previously provided to holders of Notes on or prior to the date of the Closing or such other manner as may be reasonably approved by the Required Holders, multiplied by four (4). Net Operating Income will be calculated on a pro forma basis to take into account the impact of any Property acquisitions and/or dispositions made by the Company or its Subsidiaries since the first day of the most recently ended fiscal quarter to the date of determination, as well as any long-term leases signed during such period, as if such acquisitions, dispositions and/or lease signings occurred on the first day of such fiscal quarter.

“Notes” is defined in Section 1.

“Obligors” is defined in Section 1(c).

“OFAC” is defined in Section 5.16(a).

“OFAC Listed Person” is defined in Section 5.16(a).

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

Schedule B-10

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor entity performing similar functions.

“Permitted Encumbrances” means:

(a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 9.2;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being contested in compliance with Section 9.2;

(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations or to secure liabilities to other insurance carrier;

(d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, purchase contracts, construction contracts, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e) other than with respect to Restricted Properties, judgment liens in respect of judgments that do not constitute an Event of Default under clause (i) of Section 11;

(f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary;

(g) Liens for purchase money obligations for equipment (or Liens to secure Indebtedness incurred within 90 days after the purchase of any equipment to pay all or a portion of the purchase price thereof or to secure Indebtedness incurred solely for the purpose of financing the acquisition of any such equipment, or extensions, renewals, or replacements of any of the foregoing for the same or lesser amount); provided that (i) the Indebtedness secured by any such Lien does not exceed the purchase price of such equipment, (ii) any such Lien encumbers only the asset so purchased and the proceeds upon sale, disposition, loss or destruction thereof, (iii) such Lien after giving effect to Indebtedness secured thereby, does not give rise to an Event of Default and (iv) with respect to the Restricted Properties, such Liens have been created by a Restricted Property Tenant or sublessee of such Restricted Property Tenant in accordance with the terms of the applicable Lease or sublease;

(h) (x) Liens and judgments which have been or will be bonded (and the Lien on any cash or securities serving as security for such bond) or released of record within thirty (30) days after the date such Lien or judgment is entered or filed against the Company or any Subsidiary, or (y) Liens which are being contested in good faith by appropriate proceedings for review and in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings and as to which the subject asset is not at risk of forfeiture;

Schedule B-11

(i) Liens granted to the Collateral Agent on behalf of the holders of Notes and the Bank Lenders, on an equal and ratable basis, as security for the repayment of amounts due under the Bank Loan Documents and the Financing Documents;

(j) Leases that are not capital leases; and

(k) Liens or other encumbrances of Tenants of the Company provided same are in compliance with the terms of all Leases with respect thereto or, if not in compliance, the Company is enforcing its rights thereunder and diligently pursuing the release of such Liens in a commercially reasonable manner.

“Permitted Investments” means:

(a) owning, leasing and operating gasoline station or convenience store properties, and related petroleum distribution terminals, and other retail real property and other related business activities, including the creation or acquisition of any interest in any Subsidiary (or entity that following such creation or acquisition would be a Subsidiary), for the purpose of owning, leasing and operating gasoline station or convenience store properties, and related petroleum distribution terminals, and other retail real property, and other related business activities; and

(b) providing purchase money mortgages or other financing to Persons in connection with the sale of a Property.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“Prior Credit Facility” The credit facility evidenced by that certain Amended and Restated Credit Agreement, dated as of March 7, 2012 (as amended, the “Prior Credit Agreement”), among the lenders named therein, and JPMorgan Chase Bank, N.A., as Administrative Agent.

“Property” means the real property owned by the Company and/or any of its Subsidiaries, or in which the Company or any of its Subsidiaries has a leasehold interest.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

Schedule B-12

“Property Sale” is defined in Section 10.4.

“PTE” is defined in Section 6.2(a).

“Purchaser” or “Purchasers” means each of the purchasers that has executed and delivered this Agreement to the Company and such Purchaser’s successors and assigns (so long as any such assignment complies with Section 13.2), provided, however, that any Purchaser of a Note that ceases to be the registered holder or a beneficial owner (through a nominee) of such Note as the result of a transfer thereof pursuant to Section 13.2 shall cease to be included within the meaning of “Purchaser” of such Note for the purposes of this Agreement upon such transfer.

“QPAM Exemption” is defined in Section 6.2(d).

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“Qualified Real Estate Assets” means any gasoline station, convenience store, or petroleum distribution terminal related thereto, or other retail real property that is (a) wholly-owned by the Company or one of its Subsidiaries; (b) is not subject to any liens other than Permitted Encumbrances or to any agreement that prohibits the creation of any Lien thereon as security for indebtedness of the Company and the Subsidiary Guarantors, (c) is not subject to any agreement, including the organizational documents of the owner of the asset, which limits, in any way, the ability of the Company or such Subsidiary Guarantor to create any Lien thereon as security for indebtedness, (d) is free from material structural defects and material title defects and (e) except for as set forth on Schedule 11.1, is free from any material environmental condition that impairs, in any material respect, the operation and use of such premises for its intended purpose.

“Ratable Portion” means, at any time, with respect to any Designated Proceeds and the Notes held by any holder at such time, the ratable portion of such proceeds to which such holder is entitled in respect of such Notes in accordance with the terms of Section 11(b)(i) of the Intercreditor Agreement.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (i) invests in Securities or bank loans, and (ii) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Relevant Designated Proceeds” is defined in Section 8.3(a).

“Remediation” has the meaning set forth in the Environmental Indemnity.

“Rent Roll” means the rent roll attached hereto as Schedule 5.21(b)(3) with respect to each Restricted Property Lease.

Schedule B-13

“Required Holders” means at any time on or after the Closing, the holders of at least a majority in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

“Restricted Payments” is defined in Section 10.5.

“Restricted Properties” means, collectively, the Mortgaged Properties and the Additional Leased Properties.

“Restricted Property Leases” means, collectively, the Additional Leases, the Mortgaged Property Leases and any other Lease affecting any Restricted Property or any part thereof now or hereafter executed and all amendments, modifications and supplements thereto.

“Restricted Property Tenants” mean the Tenants under the Restricted Property Leases.

“SEC” means the Securities and Exchange Commission of the United States or any successor thereto.

“Securities” or “Security” shall have the meaning specified in section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Security Documents” means the Mortgages, the Equity Pledge, the General Assignment, the Deposit Account Control Agreements and any other security documents, financing statements and the like filed or recorded in connection with the foregoing, as each may be amended, restated or otherwise modified from time to time.

“Senior Financial Officer” means the chief executive officer, president, chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. For purposes of this definition, the amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

Schedule B-14

“Source” is defined in Section 6.2.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

“Subsidiary Guarantor” means each Initial Subsidiary Guarantor, and each Subsidiary that from time to time becomes party hereto as a Subsidiary Guarantor pursuant to Section 9.13 hereof.

“Substitute Purchaser” is defined in Section 22.

“Super-Majority Holders” means at any time on or after the Closing, the holders of at least 66-2/3% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or the Subsidiaries shall be a Swap Agreement.

“Tangible Net Worth” means, on any date of determination, the sum of the shareholders’ equity of the Company and its Subsidiaries minus goodwill, trademarks, tradenames, licenses and other intangible assets (as shown on the balance sheet of the Company), as determined on a consolidated basis in accordance with GAAP.

“Tanks” has the meaning set forth in the Environmental Indemnity.

“TD Loan” means the loan in the amount of $21,900,000 evidenced by the TD Loan Documents.

Schedule B-15

“TD Loan Documents” means that certain Loan Agreement, dated September 15, 2009, among the Company, certain of Subsidiaries and TD Bank, N.A., as amended by that certain Amendment to Loan Agreement, dated as of March 9, 2012, together with each other document and/or instrument executed and delivered in connection therewith.

“Tenant” means any tenant, lessee, licensee or occupant under a Lease.

“Title Company” is defined in Section 4.13(b).

“Transactions” means the execution, delivery and performance by the Company of this Agreement, the issuance of the Notes hereunder and the guaranties by the Subsidiary Guarantors of the Indebtedness owing to the Purchasers hereunder.

“Unconditional Guarantee” is defined in section 15.1.

“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“U.S. Economic Sanctions” is defined in Section 5.16(a).

“White Oak Lease” means that certain Unitary Net Lease Agreement, dated September 25, 2009, between GTY MD Leasing, Inc., as landlord, and White Oak Petroleum LLC, as tenant, as amended, and as may be further amended in accordance with the terms hereof.

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise,

(a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),

(b) any reference herein to any Person shall be construed to include such Person’s successors and assigns,

(c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and

(d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.

Schedule B-16

SCHEDULE C

LUKOIL DISPUTE

In connection with Marketing’s bankruptcy proceedings, on December 29, 2011, Marketing filed a lawsuit against Lukoil Americas Corporation and its wholly-owned subsidiary Lukoil North America LLC (collectively, “Lukoil Americas”) asserting, among other claims, that Lukoil fraudulently transferred substantially all of Marketing’s assets with value and positive cash flow from Marketing to Lukoil Americas (the “Lukoil Complaint”). Pursuant to the terms of the Stipulation, the Liquidating Trustee will pursue the Lukoil Complaint for the benefit of the Marketing Estate. It is possible that the Liquidating Trustee may be successful in pursuing claims against Lukoil Americas and therefore it is possible that we may ultimately recover a portion of our claims against Marketing including our post-petition administrative claims, which have priority over other creditors’ claims, and our pre-petition claims.

Schedule C-1

SCHEDULE 1

[FORM OF NOTE]

GETTY REALTY CORP.

6.0% GUARANTEED SENIOR SECURED NOTE DUE FEBRUARY 25, 2021

No. R-[ ]	[Date]
$[ ]	PPN: 37429* AA3

FOR VALUE RECEIVED, the undersigned, GETTY REALTY CORP. (herein called the “Company”), a corporation organized and existing under the laws of the State of Maryland, hereby promises to pay to [            ], or registered assigns, the principal sum of [            ] DOLLARS (or so much thereof as shall not have been prepaid) on February 25, 2021 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 6.0% per annum from the date hereof, payable quarterly, on the 25th day of February, May, August and November in each year, commencing with the February 25, May 25, August 25 or November 25 next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 8.0% or (ii) 2.0% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of JPMorgan Chase Bank, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Agreement referred to below.

This Note is one of a series of Guaranteed Senior Secured Notes (herein called the “Notes”) issued pursuant to the Note Purchase and Guarantee Agreement, dated as of February 25, 2013 (as from time to time amended, the “Note Agreement”), among the Company, the Subsidiary Guarantors and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 21 of the Note Agreement and (ii) made the representation set forth in Section 6.2 of the Note Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Agreement.

Schedule 1-1

This Note is a registered Note and, as provided in the Note Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

The obligations of the Company under this Note have been guaranteed by the Subsidiary Guarantors pursuant to the Note Purchase Agreement and are secured pursuant to the Security Documents.

This Note is subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

GETTY REALTY CORP.

By:
Name:
Title:

Schedule 1-2

SCHEDULE 5.4

SUBSIDIARIES OF THE COMPANY AND OWNERSHIP OF SUBSIDIARY STOCK

Schedule 5.4-1

SCHEDULE 5.5

FINANCIAL STATEMENTS

1 Getty Realty Corp. Form 10 K for the year ended December 31, 2010

a	Consolidated Statements of Operations for the years ended December 31, 2010, 2009 and 2008

b	Consolidated Statements of Comprehensive Income for the years ended December 31, 2010, 2009 and 2008

c	Consolidated Balance Sheets as of December 31, 2010 and 2009

d	Consolidated Statements of Cash Flows for the years ended December 31, 2010, 2009 and 2008

e	Notes to Consolidated Financial Statements

2 Getty Realty Corp. Form 10 K for the year ended December 31, 2011

a	Consolidated Statements of Operations for the years ended December 31, 2011, 2010 and 2009

b	Consolidated Statements of Comprehensive Income for the years ended December 31, 2011, 2010 and 2009

c	Consolidated Balance Sheets as of December 31, 2011 and 2010

d	Consolidated Statements of Cash Flows for the years ended December 31, 2011, 2010 and 2009

e	Notes to Consolidated Financial Statements

3 Getty Realty Corp. Form 10 Q for the quarter ended March 31, 2012

a	Consolidated Statements of Operations for the Three Months ended March 31, 2012 and 2011

b	Consolidated Statements of Comprehensive Income for the Three Months ended March 31, 2012 and 2011

c	Consolidated Balance Sheets as of March 31, 2012 and December 31, 2011

d	Consolidated Statements of Cash Flows for the Three Months ended March 31, 2012 and 2011

e	Notes to Consolidated Financial Statements

4 Getty Realty Corp. Form 10 Q for the quarter ended June 30, 2012

a	Consolidated Statements of Operations for the Three and Six Months ended June 30, 2012 and 2011

b	Consolidated Statements of Comprehensive Income for the Three and Six Months ended June 30, 2012 and 2011

c	Consolidated Balance Sheets as of June 30, 2012 and December 31, 2011

d	Consolidated Statements of Cash Flows for the Six Months ended June 30, 2012 and 2011

e	Notes to Consolidated Financial Statements

Schedule 5.5-1

5 Getty Realty Corp. Form 10 Q for the quarter ended September 30, 2012

a	Consolidated Statements of Operations for the Three and Nine Months ended September 30, 2012 and 2011

b	Consolidated Statements of Comprehensive Income for the Three and Nine months ended September 30, 2012 and 2011

c	Consolidated Balance Sheets as of September 30, 2012 and December 31, 2011

d	Consolidated Statements of Cash Flows for the Nine Months ended September 30, 2012 and 2011

e	Notes to Consolidated Financial Statements

Schedule 5.5-2

SCHEDULE 5.15

EXISTING INDEBTEDNESS

Schedule 5.15-1

SCHEDULE 5.21(a)(1)

MORTGAGED PROPERTIES

SITE NO.	LOCATION NUMBER	PROPERTY TYPE	ACCOUNT NUMBER	PROPERTY NAME & ADDRESS	COUNTY
01	30200	FEE	302000	611 SOUTHBRIDGE STREET AUBURN, MA	Worcester

02	30201	FEE	302010	712 SOUTHBRIDGE STREET AUBURN, MA	Worcester

03	30202	FEE	302020	310 WASHINGTON STREET AUBURN, MA	Worcester

05	30204	FEE	302040	358 GREAT ROAD BEDFORD, MA	Middlesex South

07	30206	FEE	302060	154 SOUTH MAIN STREET BRADFORD, MA	Essex South

08	30207	FEE	302070	140 CAMBRIDGE STREET BURLINGTON, MA	Middlesex South

09	30208	FEE	302080	198 CAMBRIDGE STREET BURLINGTON, MA	Middlesex South

10	30217	FEE	302170	436 LANCASTER STREET LEOMINSTER, MA	Worcester

11	30211	FEE	302110	79-81 HIGH STREET DANVERS, MA	Essex South

13	30213	FEE	302130	1100 LAKEVIEW AVE. DRACUT, MA	Middlesex North

Schedule 5.21(a)(1)-1

SITE NO.	LOCATION NUMBER	PROPERTY TYPE	ACCOUNT NUMBER	PROPERTY NAME & ADDRESS	COUNTY
14	30214	FEE	302140	6 PEARSON BLVD. GARDNER, MA	Worcester

19	30219	FEE	302190	535 LYNNWAY LYNN, MA	Essex South

20	30220	FEE	302200	122 BOSTON STREET LYNN, MA	Essex South

21	30221	FEE	302210	413 LAKESIDE AVE. MARLBOROUGH, MA	Middlesex South

22	30222	FEE	302220	860 MAIN STREET MELROSE, MA	Middlesex South

23	30223	FEE	302230	138 HAVERHILL STREET METHUEN, MA	Essex North

24	30225	FEE	302250	14 NEWBURYPORT TPKE. PEABODY, MA	Essex South

25	30226	FEE	302260	85 LYNNFIELD STREET PEABODY, MA	Essex South (Registered Land)

26	30227	FEE	302270	345 BENNETT HIGHWAY REVERE AND SAUGUS, MA	Suffolk (Registered Land) And Essex South (Registered Land)

27	30228	FEE	302280	146 BOSTON STREET SALEM, MA	Essex South

28	30229	FEE	302290	271 BOSTON TPKE. SHREWSBURY, MA	Worcester

29	30230	FEE	302300	29 MAPLE AVE. SHREWSBURY, MA	Worcester

Schedule 5.21(a)(1)-2

SITE NO.	LOCATION NUMBER	PROPERTY TYPE	ACCOUNT NUMBER	PROPERTY NAME & ADDRESS	COUNTY
30	30231	FEE	302310	1975 MAIN STREET TEWKSBURY, MA	Middlesex North

32	30233	FEE	302330	356 LOWELL STREET WAKEFIELD, MA	Middlesex South

33	30234	FEE	302340	27 EAST MAIN STREET WESTBOROUGH, MA	Worcester

35	30236	FEE	302360	586 MAIN STREET WILMINGTON, MA	Middlesex North

36	30237	FEE	302370	361 MIDDLESEX AVE. WILMINGTON, MA	Middlesex North

37	30238	FEE	302380	340 GROVE STREET WORCESTER, MA	Worcester

38	30239	FEE	302390	719 SOUTHBRIDGE STREET WORCESTER, MA	Worcester

39	30240	FEE	302400	48 MADISON STREET WORCESTER, MA	Worcester

40	30241	FEE	302410	747 PLANTATION STREET WORCESTER, MA	Worcester

41	30242	FEE	302420	466 LINCOLN STREET WORCESTER, MA	Worcester

42	55300	FEE	553000	24 LOUDON ROAD CONCORD, NH	Merrimack

43	55301	FEE	553010	343 LOUDON ROAD CONCORD, NH	Merrimack

44	55302	FEE	553020	37 BIRCH STREET DERRY, NH	Rockingham

Schedule 5.21(a)(1)-3

SITE NO.	LOCATION NUMBER	PROPERTY TYPE	ACCOUNT NUMBER	PROPERTY NAME & ADDRESS	COUNTY
45	55303	FEE	553030	169 SILVER STREET DOVER, NH	Strafford

46	55304	FEE	553040	1 LONG HILL ROAD	Strafford

47	55305	FEE	553050	46 CENTRAL AVE. DOVER, NH	Strafford

48	55306	FEE	553060	100 MAST ROAD (SR 1140 GOFFSTOWN, NH	Hillsborough

50	55308	FEE	553080	126 ROUTE 125 KINGSTON, NH	Rockingham

51	55309	FEE	553090	12—14 NASHUA ROAD LONDONDERRY, NH	Rockingham

52	55310	FEE	553100	245 EDDY ROAD MANCHESTER, NH	Hillsborough

53	55311	FEE	553110	887 HANOVER STREET MANCHESTER, NH	Hillsborough

55	55313	FEE	553130	190 AMHERST STREET NASHUA, NH	Hillsborough

56	55314	FEE	553140	347 WEST HOLLIS STREET NASHUA, NH	Hillsborough

57	55315	FEE	553150	620 AMHERST STREET NASHUA, NH	Hillsborough

58	55316	FEE	553160	160 BROAD STREET NASHUA, NH	Hillsborough

59	55317	FEE	553170	7 HARRIS ROAD NASHUA, NH	Hillsborough

Schedule 5.21(a)(1)-4

SITE NO.	LOCATION NUMBER	PROPERTY TYPE	ACCOUNT NUMBER	PROPERTY NAME & ADDRESS	COUNTY
60	55318	FEE	553180	301 MAIN STREET NASHUA, NH	Hillsborough

62	55320	FEE	553200	137 FIRST NEW HAMPSHIRE TPKE. NORTHWOOD, NH	Rockingham

63	55321	FEE	553210	786 US HIGHWAY 1 BYPASS PORTSMOUTH, NH	Rockingham

64	55322	FEE	553220	101-1 CENTER STREET RAYMOND, NH	Rockingham

65	55323	FEE	553230	95 FARMINGTON ROAD ROCHESTER, NH	Strafford

66	55324	FEE	553240	130 WASHINGTON STREET ROCHESTER, NH	Strafford

67	55325	FEE	553250	198 MILTON ROAD ROCHESTER, NH	Strafford

68	58620	FEE	586200	ROUTES 6 & 22 BREWSTER, NY	Putnam

69	58621	FEE	586210	504 NEW ROCHELLE ROAD BRONXVILLE, NY	Westchester

70	58622	FEE	586220	2072 EAST MAIN STREET CORTLANDT MANOR, NY	Westchester

71	58623	FEE	586230	430 BROADWAY DOBBS FERRY, NY	Westchester

72	58624	FEE	586240	407 WHITE PLAINS ROAD EASTCHESTER, NY	Westchester

Schedule 5.21(a)(1)-5

SITE NO.	LOCATION NUMBER	PROPERTY TYPE	ACCOUNT NUMBER	PROPERTY NAME & ADDRESS	COUNTY
73	58625	FEE	586250	280 NORTH SAW MILL RIVER ROAD ELMSFORD, NY	Westchester

74	58626	FEE	586260	109 WEST RAMAPO ROAD GARNERVILLE, NY	Rockland

76	58628	FEE	586280	240 EAST HARTSDALE AVE. HARTSDALE, NY	Westchester

77	58629	FEE	586290	154 BROADWAY HAWTHORNE, NY	Westchester

78	58630	FEE	586300	349 ROUTE 82 HOPEWELL JUNCTION, NY	Dutchess

79	58631	FEE	586310	1110 VIOLET AVE. HYDE PARK, NY	Dutchess

81	58633	FEE	586330	808 PALMER AVE. MAMARONECK, NY	Westchester

82	58634	FEE	586340	279 BLOOMINGBURG ROAD MIDDLETOWN, NY	Orange

83	58635	FEE	586350	208 SAW MILL RIVER ROAD MILLWOOD, NY	Westchester

84	58636	FEE	586360	680 MAIN STREET MOUNT KISCO, NY	Westchester

85	58637	FEE	586370	434 GRAMATAN AVE. MOUNT VERNON, NY	Westchester

86	58638	FEE	586380	75 BROOKSIDE AVE. CHESTER, NY	Orange

Schedule 5.21(a)(1)-6

SITE NO.	LOCATION NUMBER	PROPERTY TYPE	ACCOUNT NUMBER	PROPERTY NAME & ADDRESS	COUNTY
87	58639	FEE	586390	409 MAIN STREET NEW PALTZ, NY	Ulster

88	58640	FEE	586400	657 NORTH AVE. NEW ROCHELLE, NY	Westchester

89	58641	FEE	586410	1001 ROUTE 94 NEW WINDSOR, NY	Orange

91	58643	FEE	586430	310 BROADWAY NEWBURGH, NY	Orange

92	58644	FEE	586440	246 ROUTE 17K NEWBURGH, NY	Orange

93	58645	FEE	586450	4100 ROUTE 9A & WELCHER AVE. PEEKSKILL, NY	Westchester

94	58646	FEE	586460	30 LINCOLN AVE. PELHAM, NY	Westchester

95	58647	FEE	586470	144 KING STREET PORT CHESTER, NY	Westchester

97	58650	FEE	586500	55 WASHINGTON STREET POUGHKEEPSIE, NY	Dutchess

98	58651	FEE	586510	2646 SOUTH ROAD POUGHKEEPSIE, NY	Dutchess

99	58652	FEE	586520	1061 FREEDOM PLAINS ROAD POUGHKEEPSIE, NY	Dutchess

100	58653	FEE	586530	2605 ROUTE 9 (a/k/a 428 SOUTH ROAD) POUGHKEEPSIE, NY	Dutchess

Schedule 5.21(a)(1)-7

SITE NO.	LOCATION NUMBER	PROPERTY TYPE	ACCOUNT NUMBER	PROPERTY NAME & ADDRESS	COUNTY

101	58654	FEE	586540	2063 NEW HACKENSACK ROAD POUGHKEEPSIE, NY	Dutchess

102	58655	FEE	586550	298 TITUSVILLE ROAD POUGHKEEPSIE, NY	Dutchess

103	58656	FEE	586560	69 THEODORE FREMD BLVD. RYE, NY	Westchester

104	58657	FEE	586570	826 WHITE PLAINS ROAD SCARSDALE, NY	Westchester

106	58659	FEE	586590	189 ROUTE 59 SPRING VALLEY, NY	Rockland

108	58661	FEE	586610	215 NORTH BROADWAY TARRYTOWN, NY	Westchester

110	58663	FEE	586630	8 MARBLEDALE ROAD TUCKAHOE, NY	Westchester

112	58665	FEE	586650	1468 ROUTE 9 WAPPINGERS FALLS, NY	Dutchess

113	58666	FEE	586660	3 COLONIAL AVE WARWICK, NY	Orange

114	58667	FEE	586670	116 NORTH ROUTE 303 WEST NYACK, NY	Rockland

117	58670	FEE	586700	142 TUCKAHOE ROAD YONKERS, NY	Westchester

118	58671	FEE	586710	3205 CROMPOND ROAD YORKTOWN HEIGHTS, NY	Westchester

120	58673	FEE	586730	10 WEST MERRIT BLVD (a/k/a 2410 ROUTE 9) FISHKILL, NY	Dutchess

Schedule 5.21(a)(1)-8

SITE NO.	LOCATION NUMBER	PROPERTY TYPE	ACCOUNT NUMBER	PROPERTY NAME & ADDRESS	COUNTY
121	58674	FEE	586740	290 ROUTE 211 EAST MIDDLETOWN, NY	Orange

122	58675	FEE	586750	275 ROUTE 59 EAST NANUET, NY	Rockland

124	58677	FEE	586770	174 WESTCHESTER AVE. WHITE PLAINS, NY	Westchester

128	58681	FEE	586810	80 BEDFORD ROAD KATONAH, NY	Westchester

129	40010	FEE	400100	66-610 KAMEHAMEHA HWY. HALEIWA, HI	Honolulu

130	40011	FEE	400110	3203 MONSARRAT AVE. HONOLULU, HI	Honolulu

131	40012	FEE	400120	2314 NORTH SCHOOL STREET HONOLULU, HI	Honolulu

132	40014	FEE	400140	215 SOUTH VINEYARD BLVD. HONOLULU, HI	Honolulu

133	40015	FEE	400150	2025 KALAKAUA AVE. HONOLULU, HI	Honolulu

134	40019	FEE	400190	46-004 KAMEHAMEHA HWY. HONOLULU, HI	Honolulu

135	40020	FEE	400200	47-515 KAMEHAMHA HWY. KANEOHE, HI	Honolulu

Schedule 5.21(a)(1)-9

SITE NO.	LOCATION NUMBER	PROPERTY TYPE	ACCOUNT NUMBER	PROPERTY NAME & ADDRESS	COUNTY
136	40023	FEE	400230	85-830 FARRINGTON HWY. WAIANAE, HI	Honolulu

137	40024	FEE	400240	87-1942 FARRINGTON HWY. WAIANAE, HI	Honolulu

138	40026	FEE	400260	94-780 FARRINGTON HWY. WAIPAHU, HI	Honolulu

139	29101	FEE	29101	11055 BALTIMORE AVENUE BELTSVILLE, MD	PRINCE GEORGE’S

140	29102	FEE	29102	11417 CHERRY HILL ROAD BELTSVILLE, MD	PRINCE GEORGE’S

141	29103	FEE	29103	10405 BALTIMORE AVENUE BELTSVILLE, MD	PRINCE GEORGE’S

142	29104	FEE	29104	4040 POWDER MILL ROAD BELTSVILLE, MD	PRINCE GEORGE’S

143	29105	FEE	29105	5650 ANNAPOLIS ROAD BLADENSBURG, MD	PRINCE GEORGE’S

144	29106	FEE	29106	16450 HARBOUR WAY BOWIE, MD	PRINCE GEORGE’S

145	29107	FEE	29107	8901 CENTRAL AVENUE CAPITAL HEIGHTS, MD	PRINCE GEORGE’S

146	29108	FEE	29108	6441 COVENTRY WAY CLINTON, MD	PRINCE GEORGE’S

147	29109	FEE	29109	7110 BALTIMORE AVENUE COLLEGE PARK, MD	PRINCE GEORGE’S

148	29110	FEE	29110	8401 BALTIMORE AVENUE COLLEGE PARK, MD	PRINCE GEORGE’S

Schedule 5.21(a)(1)-10

SITE NO.	LOCATION NUMBER	PROPERTY TYPE	ACCOUNT NUMBER	PROPERTY NAME & ADDRESS	COUNTY

149	29111	FEE	29111	5921 MARLBORO PIKE DISTRICT HEIGHTS, MD	PRINCE GEORGE’S

150	29112	FEE	29112	5520 MARLBORO PIKE DISTRICT HEIGHTS, MD	PRINCE GEORGE’S

151	29113	FEE	29113	7631 MARLBORO PIKE FORESTVILLE, MD	PRINCE GEORGE’S

152	29114	FEE	29114	10815 INDIAN HEAD HIGHWAY FORT WASHINGTON, MD	PRINCE GEORGE’S

153	29115	FEE	29115	7619 GREENBELT ROAD GREENBELT, MD	PRINCE GEORGE’S

154	29116	FEE	29116	6727 RIGGS ROAD HYATTSVILLE, MD	PRINCE GEORGE’S

155	29117	FEE	29117	3200 QUEENS CHAPEL ROAD HYATTSVILLE, MD	PRINCE GEORGE’S

156	29118	FEE	29118	7106 MARTIN L. KING JR. HIGHWAY LANDOVER, MD	PRINCE GEORGE’S

157	29119	FEE	29119	7545 LANDOVER ROAD LANDOVER, MD	PRINCE GEORGE’S

158	29120	FEE	29120	6579 ANNAPOLIS ROAD LANDOVER HILLS, MD	PRINCE GEORGE’S

159	29121	FEE	29121	5806 LANDOVER ROAD LANDOVER HILLS, MD	PRINCE GEORGE’S

160	29122	FEE	29122	9500 LANHAM SEVERN ROAD LANHAM, MD	PRINCE GEORGE’S

Schedule 5.21(a)(1)-11

SITE NO.	LOCATION NUMBER	PROPERTY TYPE	ACCOUNT NUMBER	PROPERTY NAME & ADDRESS	COUNTY

161	29123	FEE	29123	8850 GORMAN ROAD LAUREL, MD	HOWARD

162	29124	FEE	29124	801 WASHINGTON BLVD. LAUREL, MD	PRINCE GEORGE’S

163	29125	FEE	29125	3384 FORT MEADE ROAD LAUREL, MD	ANNE ARUNDEL

164	29126	FEE	29126	7801 SANDY SPRING ROAD LAUREL, MD	PRINCE GEORGE’S

165	29127	FEE	29127	15151 SWEITZER LANE LAUREL, MD	PRINCE GEORGE’S

166	29128	FEE	29128	14701 BALTIMORE AVENUE LAUREL, MD	PRINCE GEORGE’S

167	29129	FEE	29129	5622 ST. BARNABAS ROAD OXON HILL, MD	PRINCE GEORGE’S

168	29130	FEE	29130	6631 RIVERDALE ROAD RIVERDALE, MD	PRINCE GEORGE’S

169	29131	FEE	29131	6117 BALTIMORE BLVD. RIVERDALE, MD	PRINCE GEORGE’S

170	29132	FEE	29132	6400 CENTRAL AVENUE SEAT PLEASANT, MD	PRINCE GEORGE’S

171	29134	FEE	29134	3000 COLEBROOKE DRIVE SUITLAND, MD	PRINCE GEORGE’S

172	29135	FEE	29135	4747 SIVLER HILL ROAD SUITLAND, MD	PRINCE GEORGE’S

Schedule 5.21(a)(1)-12

SITE NO.	LOCATION NUMBER	PROPERTY TYPE	ACCOUNT NUMBER	PROPERTY NAME & ADDRESS	COUNTY

173	29136	FEE	29136	3399 BRANCH AVENUE TEMPLE HILLS, MD	PRINCE GEORGE’S

174	29137	FEE	29137	10350 CAMPUS WAY SOUTH UPPER MARLBORO, MD	PRINCE GEORGE’S

175	29138	FEE	29138	1597 LIVINGSTON ROAD ACCOKEEK, MD	PRINCE GEORGE’S

Schedule 5.21(a)(1)-13

SCHEDULE 5.21(a)(2)

ADDITIONAL LEASED PROPERTIES

ADDITIONAL LEASED PROPERTIES

Property #	Address	City	State
6	1672 86th St.	Brooklyn	NY
7	161-51 Baisley Blvd	Jamaica	NY
8	75-41 Yellowstone Blvd	Rego Park	NY
16	98-21 Rockaway Blvd	Ozone Park	NY
17	1780 Coney Island Ave	Brooklyn	NY
20	1810 Cross Bronx Exp.	Bronx	NY
53	510 Suffolk Ave	Brentwood	NY
54	172 Howells Rd	Bay Shore	NY
70	564 Montauk Highway	West Islip	NY
74	43 Lake Street	White Plains	NY
78	1800 Central Ave	Yonkers	NY
82	32 Belle Ave	Ossining	NY
93	4350 Boston Post Rd	Pelham Manor	NY
100	140 Franklin Turnpike	Mahwah	NJ
103	200 Westchester Ave	Port Chester	NY
115	3400-08 Baychester Ave	Bronx	NY
116	128 East Main St	Elmsford	NY
126	4302 Ft Hamilton Pwy	Brooklyn	NY
128	2504 Harway Ave	Brooklyn	NY
146	837 Route 6	Mahopac	NY
152	3337 Boston Rd	Bronx	NY
159	245 Route 52	Carmel	NY
169	1499 Route 9	Wappingers Falls	NY
186	1915 Bruckner Blvd	Bronx	NY
195	6126 Amboy Rd	Staten Island	NY
212	348 E 106th St	New York	NY
218	69-05 Elliot Ave	Middle Village	NY
219	4925 Vandam St	Long Island City	NY
223	6418 8th Avenue	Brooklyn	NY
225	100-17 Beach Channel Dr	Rockaway Beach	NY
228	1881 Utica Ave	Brooklyn	NY
229	125 Kings Highway	Brooklyn	NY
234	1125-27 Richmond Terrace	Staten Island	NY

Schedule 5.21(a)(2)-1

Property #	Address	City	State
235	1820 Richmond Road	Staten Island	NY
254	1700 Georges Rd. Route 130	North Brunswick	NJ
258	1413 Edward L Grant Hwy	Bronx	NY
264	2590 Bailey Ave	Bronx	NY
266	5805 Broadway	Bronx	NY
268	1185 Bronx River Ave	Bronx	NY
270	2400 E Tremont Ave	Bronx	NY
277	3031 Bailey Ave	Bronx	NY
278	944 Central Park Ave	Yonkers	NY
288	Route 36 & Ave D	Atlantic Highlands	NJ
299	481 Union Ave	Westbury	NY
301	357 No Broadway	Sleepy Hollow	NY
312	166-02 Northern Blvd	Flushing	NY
319	120 Moffatt Road	Mahwah	NJ
323	3083 Webster Ave	Bronx	NY
324	4000 Hylan Blvd	Staten Island	NY
325	1168 Pleasantville Road	Briarcliff Manor	NY
329	1441 Westchester Ave	Bronx	NY
331	6571 Broadway	Bronx	NY
332	600 South Pelham Pwky.	Bronx	NY
334	5818 18Th Ave	Brooklyn	NY
336	64-23 7Th Ave	Brooklyn	NY
339	4880 Broadway	New York	NY
340	89 St Nicholas Place	New York	NY
342	65-15 Cooper Ave	Glendale	NY
343	156-07 Rockaway Blvd	Ozone Park	NY
350	69 Pascack Road	Spring Valley	NY
360	323 Jericho Turnpike	Smithtown	NY
363	350 Rockaway Tpke	Cedarhurst	NY
365	1324 East Putnam Ave	Old Greenwich	CT
374	32 Route 59	Nyack	NY
411	3513 Atlantic Ave	Brooklyn	NY
425	570 Sunrise Hwy	West Islip	NY
427	1160 Straight Path	West Babylon	NY
432	999 Route 25A	Stony Brook	NY
439	2840 Pond Road	Lake Ronkonkoma	NY
444	515 Montauk Highway	Bay Shore	NY
460	295 Central Ave	Bethpage	NY
462	1714 New York Ave	Huntington Station	NY
507	520 Broad Ave	Ridgefield	NJ

Schedule 5.21(a)(2)-2

Property #	Address	City	State
537	1000 Motor Pkwy & Joshua	Central Islip	NY
544	190 Aqueduct Road	White Plains	NY
546	56-02 Broadway	Woodside	NY
552	655 Port Washington Blvd	Port Washington	NY
568	36-02 21St St. & 36Th Ave.	Long Island City	NY
569	1508 Fifth Avenue	Bay Shore	NY
574	3230 Route 22	Patterson	NY
576	331 Tuckahoe Road	Yonkers	NY
577	719 Bronx River Rd	Yonkers	NY
578	1 Boston Post Rd	Rye	NY
579	185 North Highland Ave	Ossining	NY
581	1267 Fairfield Ave.	Bridgeport	CT
584	265 Main Street	Cromwell	CT
585	611 Main Street	East Hartford	CT
587	Route 32 & Route 87—Box 17-A	Franklin	CT
589	176 Tolland Tpke	Manchester	CT
590	934-938 E. Main Street	Meriden	CT
591	612 Norwich-Salem Turnpike	Oakdale	CT
595	222 Danbury Rd	New Milford	CT
596	195 State Street	North Haven	CT
598	170 Taftville—Occum Rd	Norwich	CT
599	1096 Portland Cobalt Road	Portland	CT
600	309 Putnam Rd.	Wauregan	CT
601	398 Main Street	Southington	CT
606	216 Merrow Road	Tolland	CT
607	531 N.Main St.	Union City	CT
612	540 Derby Avenue	West Haven	CT
613	1830 E. State Street	Westport	CT
624	30 W. State Street	Granby	MA
625	123 Main St.	Great Barrington	MA
626	13 Russell St.	Hadley	MA
627	705 South Main Street	Lanesborough	MA
628	27 Palmer Rd	Monson	MA
629	148 Eagle St.	North Adams	MA
630	326 State Road	North Adams	MA
632	186 Wahconah St.	Pittsfield	MA
633	1030 South Street	Pittsfield	MA
635	19 Bridge St.	South Hadley	MA
637	2221 Main St. & Carew	Springfield	MA
638	1100 Page Blvd.	Springfield	MA

Schedule 5.21(a)(2)-3

Property #	Address	City	State
643	278 Elm Street	Westfield	MA
647	2 Pleasantville Rd.	Ossining	NY
652	R.D.#1 Route 130	Beverly	NJ
655	4431 Route 9	Freehold	NJ
658	4545 Us Highway 9 (North)	Howell	NJ
659	321 Rte 440 South	Jersey City	NJ
661	100 White Horse Pike	Lawnside	NJ
665	1292 Rt 22 East	North Plainfield	NJ
667	639 Rte 17 South	Paramus	NJ
671	2401 Route 22 West	Union	NJ
675	P.O.Box 505 Rt 206	Andover	NJ
676	Rte107 & Glen Cove Rd.	Glen Head	NY
677	381 North Ave.	New Rochelle	NY
679	154 South Main Street	Torrington	CT
680	208 Foxon Road	North Branford	CT
681	1258 Middle Country Rd	Selden	NY
683	407 West Main Street	Meriden	CT
687	47 Wolcott Rd.	Wolcott	CT
703	530 Franklin Ave	Franklin Square	NY
709	2955 Cropsey Ave	Brooklyn	NY
751	630 Lincoln Hwy Rt 1	Fairless Hills	PA
6151	105 West Street	Bristol	CT
6152	1053 Farmington Ave.	Bristol	CT
6153	228 Pine Street	Bristol	CT
6154	948 Pine Street	Bristol	CT
6155	368 West High Street	Cobalt	CT
6156	384 Main Street	Durham	CT
6157	1 Main Street	Ellington	CT
6158	56 Enfield Street	Enfield	CT
6159	1387 Farmington Ave.	Farmington	CT
6160	867 Wethersfield Ave.	Hartford	CT
6161	923 Maple Ave.	Hartford	CT
6162	1101 East Main Street	Meriden	CT
6163	619 South Main Street	Middletown	CT
6164	710 West Main Street	New Britain	CT
6165	194 Kelsey Street	Newington	CT
6166	105 Washington Ave.	North Haven	CT
6167	67 East Main Street	Plainville	CT
6168	699 Main Street	Plymouth	CT
6169	875 Windham Road	South Windham	CT

Schedule 5.21(a)(2)-4

Property #	Address	City	State
6170	856 Sullivan Ave.	South Windsor	CT
6171	801 Thompsonville Road	Suffield	CT
6172	506 Talcotville Road	Vernon	CT
6173	720 North Colony Road	Wallingford	CT
6175	1030 Hamilton Ave.	Waterbury	CT
6176	1676 Watertown Ave.	Waterbury	CT
6177	467 Wolcott Street	Waterbury	CT
6178	1219 Main Street	Watertown	CT
6179	930 Silas Deane Highway	Wethersfield	CT
6180	528 Main Street	West Haven	CT
6181	1309 Boston Post Road	Westbrook	CT
6182	1440 West Main Street	Willimantic	CT
6184	245 Ella Grasso Highway	Windsor Locks	CT
6185	269 Main Street	Windsor Locks	CT
6722	1030 Blue Hills Road	Bloomfield	CT
6742	36 Danbury Road	Ridgefield	CT
6743	2098 Fairfield Avenue	Bridgeport	CT
6744	331 West Avenue	Norwalk	CT
6748	16 Long Ridge Road	Stamford	CT
6751	1235 Park Avenue	Bridgeport	CT
6753	1464 Fairfield Avenue	Bridgeport	CT
6756	2750 North Ave.	Bridgeport	CT
6759	241 Kimberly Avenue	New Haven	CT
6762	179 Noroton & West Aves	Darien	CT
6764	271 Post Road East	Westport	CT
6765	224 Magee Avenue	Stamford	CT
6766	3050 Whitney Ave	Hamden	CT
6768	59 West Broad Street	Stamford	CT
6771	1046 Boston Post Road	Guilford	CT
6777	300 Bridgeport Avenue	Milford	CT
6778	265 Boston Avenue	Stratford	CT
6781	231 Cherry St	Milford	CT
6782	721 Kings Hwy	Fairfield	CT
6813	813 Federal Road	Brookfield	CT
6819	206 Main Ave.	Norwalk	CT
6822	886 Hartford Rd.	Manchester	CT
6826	1919 Broad St.	Hartford	CT
6831	158 Fitch St.	New Haven	CT
6834	242 S. Salem Rd.	Ridgefield	CT
6836	3725 Madison Avenue	Bridgeport	CT

Schedule 5.21(a)(2)-5

Property #	Address	City	State
6837	210 Danbury Rd.	Wilton	CT
6852	578 S Main St	Middletown	CT
6853	126 South Road	Enfield	CT
6864	1022 Burnside Avenue	East Hartford	CT
6865	749 Main Street	Watertown	CT
6871	441 West Avon Road	Avon	CT
6872	339 Old Hartford Road	Colchester	CT
8644	4700 Kirkwood Highway	Wilmington	DE
8645	3506 Phil-Wilm Pike	Claymont	DE
8667	1147 Christiana Road	Newark	DE
8676	1712 Lovering Ave.	Wilmington	DE
28025	23 Main St.	Fairfield	ME
28027	515 Lisbon St	Lewiston	ME
28052	Main And Elm Sts	Biddeford	ME
28206	211 Lisbon Road	Lisbon	ME
28207	Lisbon & Union Streets	Lisbon Falls	ME
28208	460-464 Warren Avenue	Portland	ME
28215	161 Bridgton Road	Westbrook	ME
28222	207 Broadway	South Portland	ME
28223	510 Sabattus Street	Lewiston	ME
28227	393 Western Avenue Suite 1-3	Augusta	ME
29101	11055 Baltimore Ave.	Beltsville	MD
29102	11417 Cherry Hill Road	Beltsville	MD
29103	10405 Baltimore Ave.	Beltsville	MD
29104	4040 Powder Mill Road	Beltsville	MD
29105	5650 Annapolis Road	Bladensburg	MD
29106	16450 Harbour Way	Bowie	MD
29107	8901 Central Ave.	Capitol Heights	MD
29108	6441 Coventry Way	Clinton	MD
29109	7110 Baltimore Ave.	College Park	MD
29110	8401 Baltimore Ave.	College Park	MD
29111	5921 Marlboro Pike	District Heights	MD
29112	5520 Marlboro Pike	District Heights	MD
29113	7631 Marlboro Pike	Forestville	MD
29114	10815 Indian Head Highway	Fort Washington	MD
29115	7619 Greenbelt Road	Greenbelt	MD
29116	6727 Riggs Road	Hyattsville	MD
29117	3200 Queens Chapel Road	Hyattsville	MD
29118	7106 Martin L. King Jr. Hwy.	Landover	MD
29119	7545 Landover Road	Landover	MD

Schedule 5.21(a)(2)-6

Property #	Address	City	State
29120	6579 Annapolis Road	Landover Hills	MD
29121	5806 Landover Road	Landover Hills	MD
29122	9500 Lanham Severn Road	Lanham	MD
29123	8850 Gorman Road	Laurel	MD
29124	801 Washington Blvd.	Laurel	MD
29125	3384 Fort Meade Road	Laurel	MD
29126	7801 Sandy Spring Road	Laurel	MD
29127	15151 Sweitzer Lane	Laurel	MD
29128	14701 Baltimore Ave.	Laurel	MD
29129	5622 St. Barnabas Road	Oxon Hill	MD
29130	6631 Riverdale Road	Riverdale	MD
29131	6117 Baltimore Blvd.	Riverdale	MD
29132	6400 Central Ave.	Seat Pleasant	MD
29134	3000 Colebrooke Drive	Suitland	MD
29135	4747 Silver Hill Road	Suitland	MD
29136	3399 Branch Ave.	Temple Hills	MD
29137	10350 Campus Way South	Upper Marlboro	MD
29138	1597 Livingston Road	Accokeek	MD
29815	353 Baltimore Boulevard	Westminster	MD
29817	Us Rt #11	Williamsport	MD
30161	65 Main Street	Milford	MA
30317	1744 Centre St.	West Roxbury	MA
30324	1 Powder Mill Rd	Maynard	MA
30326	221 Main St.	Gardner	MA
30327	663 Washington St	Stoughton	MA
30331	295 Mass. Ave.	Arlington	MA
30332	484 Broadway	Methuen	MA
30344	245 N. Main St.	Randolph	MA
30352	110 Galen St.	Watertown	MA
30374	22 Bridge Street	Dedham	MA
30375	4 Whiting Street	Hingham	MA
30392	61 Homer Avenue	Ashland	MA
30393	325 Washington St	Woburn	MA
30404	563 Trapelo Rd.	Belmont	MA
30409	792 Truman Hywy	Hyde Park	MA
30411	2081 Revere Beach Parkway	Everett	MA
30429	63 S. Washington St.	North Attleboro	MA
30436	527 Grafton Street	Worcester	MA
30438	835 Rockdale Ave. (North	New Bedford	MA
30445	150 Plymouth Ave	Fall River	MA

Schedule 5.21(a)(2)-7

Property #	Address	City	State
30457	609 Park Ave.	Worcester	MA
30458	East Main St	Webster	MA
30466	185 Mechanic St	Clinton	MA
30468	10 Main St.	Foxborough	MA
30472	564 Main St.	Clinton	MA
30488	112 Barnstable Rd	Hyannis	MA
30515	331 Bennington St	Boston	MA
30521	964 Boylston St	Newton	MA
30524	40 Davis Straits	Falmouth	MA
30545	30 Lowell Street	Methuen	MA
30546	399 Webster Street	Rockland	MA
30552	1052 S. Main Street	Bellingham	MA
30553	531 Mt Pleasant St	New Bedford	MA
30558	421 Taunton Avenue	Seekonk	MA
30559	571 Main St.	Walpole	MA
30561	785 Turnpike Street	North Andover	MA
30562	1 Oak Hill Road	Westford	MA
30600	309 Chelmsford Street	Lowell	MA
30602	481 Washington Street	Auburn	MA
30603	245 Haverhill Street	Methuen	MA
30604	9 Haverhill Road	Amesbury	MA
30605	71 East Main Street	Georgetown	MA
30610	581 Boston Post Rd	Billerica	MA
30612	679 Main St.	Chatham	MA
30615	709 Main St. (Rt. 39)	Harwich	MA
30618	801 Lakeview Ave	Lowell	MA
30619	163-164 Pelham Street	Methuen	MA
30623	96 Cranberry Hwy Po Bx991	Orleans	MA
30624	1-1/2 Sylvan Street	Peabody	MA
30625	60-70 Franklin Street	Quincy	MA
30627	94 Jackson Street	Salem	MA
30629	869 Main St (Rt 38)	Tewksbury	MA
30631	714 W Falmouth Hwy	Falmouth	MA
30633	262 Groton Road	Westford	MA
30634	317 Montvale Ave.	Woburn	MA
30635	476 Main Street	Yarmouthport	MA
30636	724 Bedford St	Bridgewater	MA
30648	321 Adams Street	Dorchester	MA
30652	860 Southbridge St.	Auburn	MA
30653	2 Summer St & James St.	Barre	MA

Schedule 5.21(a)(2)-8

Property #	Address	City	State
30654	390 Belmont Street	Worcester	MA
30657	1177 No. Main Street	Clinton	MA
30658	974 Southbridge Street	Worcester	MA
30662	71 East Central Street	Franklin	MA
30663	77 Highland Street	Worcester	MA
30664	199 Falmouth Road	Hyannis	MA
30665	288 Central Street	Leominster	MA
30666	248 Lincoln Street	Worcester	MA
30669	48 West Main Street	Northborough	MA
30672	21 West Boylston Street	West Boylston	MA
30674	176 Worcester Rd.	Southbridge	MA
30676	1308 State Hwy (Rte. 28)	South Yarmouth	MA
30677	205 Worcester Road	Sterling	MA
30678	318 Boston Road	Sutton	MA
30679	1107 Pleasant Street	Worcester	MA
30681	Rt.140,Main St. & Hartford Pk	Upton	MA
30683	11 Milk Street	Westborough	MA
30684	570 Main Street	Harwichport	MA
30685	30 Chandler Street	Worcester	MA
30686	193 Southwest Cutoff	Worcester	MA
30687	942 South Street	Fitchburg	MA
30688	702 West Boylston Street	Worcester	MA
30691	90 Worcester Street	North Grafton	MA
30693	109 South Main Street	Oxford	MA
30694	54 Stafford Street	Worcester	MA
30695	223 Main Street	Athol	MA
30697	1264 Grafton Street	Worcester	MA
30700	1660 Worcester Road	Framingham	MA
30702	Cape Road (Rt. 140) & Water St	Milford	MA
30704	2 Hartford Avenue	Uxbridge	MA
30713	274 High Street	Lowell	MA
40000	4810 East Highland Drive	Jonesboro	AR
40001	17055 Lakewood Blvd.	Bellflower	CA
40002	6001 Goodyear Road	Benicia	CA
40003	46651 Dillon Road	Coachella	CA
40004	690 El Cajon Blvd.	El Cajon	CA
40005	903 Ventura Street	Fillmore	CA
40006	15933 Main Street	Hesperia	CA
40007	8471 Walker Street	La Palma	CA
40008	13236 Poway Road	Poway	CA

Schedule 5.21(a)(2)-9

Property #	Address	City	State
40009	1110 West Gladstone Street	San Dimas	CA
40030	750 East 25Th Street	Baltimore	MD
40031	2207 North Howard Street	Baltimore	MD
40032	8300 Baltimore National Pike	Ellicott City	MD
40033	1102 South Fayetteville Street	Asheboro	NC
40035	120 South Linville Road	Kernersville	NC
40038	722 Highway Street	Madison	NC
40039	1002 Us Highway 70 East	New Bern	NC
40041	3100 Old Hollow Road	Walkertown	NC
40042	634 South Main Street	Walnut Cove	NC
40043	4206 Reidsville Road	Winston Salem	NC
40044	Hwy. 85 & Interstate 94	Belfield	ND
40045	24 Allenstown Road	Allenstown	NH
40046	4 Technology Drive	Bedford	NH
40047	28 West River Road	Hooksett	NH
40048	1731 East Division Street	Arlington	TX
40049	1600 Wells Branch Parkway	Austin	TX
40050	5301 North Lamar Blvd.	Austin	TX
40051	13201 Fm (Ranch Road) 620 N	Austin	TX
40051	13201 Fm (Ranch Road) 620 N	Austin	TX
40052	3501 Harwood Road	Bedford	TX
40053	901 South Bell Blvd.	Cedar Park	TX
40054	5301 North Beach Street	Fort Worth	TX
40054	5301 North Beach Street	Fort Worth	TX
40055	307 East Fm 2410	Harker Heights	TX
40055	307 East Fm 2410	Harker Heights	TX
40056	11912 Old Galveston Road	Houston	TX
40056	11912 Old Galveston Road	Houston	TX
40057	103 North Main	Keller	TX
40057	103 North Main	Keller	TX
40058	300 East Corporate Drive	Lewisville	TX
40059	318 West Main Street	Midlothian	TX
40060	5800 Davis Blvd.	North Richland Hills	TX
40061	2201 I-35 South	San Marcos	TX
40062	12310 Nw H.K.Dodgen Loop	Temple	TX
40062	12310 Nw H.K.Dodgen Loop	Temple	TX
40063	5745 Highway 121	The Colony	TX
40064	100 South New Road	Waco	TX
40064	100 South New Road	Waco	TX
40065	801 North Holman Street	Brookland	AR

Schedule 5.21(a)(2)-10

Property #	Address	City	State
40066	2028 North Church Street	Jonesboro	AR
55211	Danforth Circle	Derry	NH
55234	70 Plaistow Road	Plaistow	NH
55236	18 High Street	Somersworth	NH
55237	164 Main Street And Granite	Salem	NH
55238	2 Mohawk Drive	Londonderry	NH
55239	129 South Main Street	Rochester	NH
55244	605 Daniel Webster Hwy	Merrimack	NH
55245	485 Amherst St	Nashua	NH
55246	135 Bridge Street	Pelham	NH
55247	219 Pembroke Street	Pembroke	NH
55249	Route 11 & Ten Rod Rd	Rochester	NH
55250	74 Hancock Street	Rochester	NH
55253	463 High Street	Somersworth	NH
55254	108 Portsmouth Ave.	Exeter	NH
55256	Rt 101	Candia	NH
55257	Rt 125	Epping	NH
55258	1890 Dover Road	Epsom	NH
55261	4 Amherst Street	Milford	NH
55265	1815 Woodbury Ave	Portsmouth	NH
55267	233 S. Broadway	Salem	NH
55268	587 Lafayette Road	Seabrook	NH
55274	32 Bridge Street	Pelham	NH
56003	81 Route #94	Mcafee	NJ
56025	124 W. Mt.Pleasant Ave.	Livingston	NJ
56027	1296 Rt. 33 & Hamilton Sq	Trenton	NJ
56047	661 Bloomfield Ave	Nutley	NJ
56048	182 Pennington Ave.	Trenton	NJ
56051	1940 Rt 34 & Allenwood Rd	Wall Township	NJ
56056	2352 Morris Avenue (Rahway	Union	NJ
56062	Rts #571 & #535	Cranbury	NJ
56073	208 Branchport Avenue	Long Branch	NJ
56075	1101 E. Jersey St. (Madis	Elizabeth	NJ
56082	158 W. Sylvania Avenue	Neptune City	NJ
56084	8 Stonehouse Road	Basking Ridge	NJ
56086	1545 Hurffville Road	Deptford	NJ
56087	2061 Fellowship & Springdale R	Cherry Hill	NJ
56088	401 Egg Harbor Road	Sewell	NJ
56092	Rt #31 & Bartles Corner Road	Flemington	NJ
56096	75 Springside & Woodlane Rds.	Westampton Twp	NJ

Schedule 5.21(a)(2)-11

Property #	Address	City	State
56101	1870 Kuser Rd.	Trenton	NJ
56109	16Th & F Sts.	Belmar	NJ
56113	Route #71 & Wall Road	Spring Lake	NJ
56118	1213 Route 27	Franklin Twp.	NJ
56119	29 Route 12 & Broad Street	Flemington	NJ
56131	141 Kings Highway	Mt. Royal	NJ
56139	119 Godwin Avenue	Midland Park	NJ
56142	263 E. 29Th St & Rt. 20	Paterson	NJ
56145	3639 Route 9 (North)	Freehold	NJ
56156	1 West 9Th Street	Ocean City	NJ
56167	414 Route 206	Hillsborough	NJ
56169	128 Chestnut Ridge Rd & Lake	Montvale	NJ
56206	Route #1 And Washington R	Princeton	NJ
56215	1705 Route 33 (Corlies Ave)	Neptune	NJ
56252	473 Main Street	Belleville	NJ
56255	2501 Bridge Ave.	Point Pleasant	NJ
56260	1413 North Broad Street	West Deptford	NJ
56263	176 West End Avenue	Somerville	NJ
56276	1490 Bergen Boulevard	Fort Lee	NJ
56294	592 Route 70	Brick	NJ
56297	650 Route 15 South	Lake Hopatcong	NJ
56326	2551 Brunswick Ave.	Trenton	NJ
56803	125 N.Washington Ave.(Hic	Bergenfield	NJ
56847	1112 Route #22 Summit Rd	Mountainside	NJ
56852	134 Nj Rt. #4 (East Bound	Englewood	NJ
56869	749 Lyons Avenue	Irvington	NJ
56873	989 Somerset St.	Watchung	NJ
56877	Shunpike & Green Village	Green Village	NJ
56886	1060 Stuyvesant Ave	Irvington	NJ
56891	171 Bloomfield Ave. (Berk	Bloomfield	NJ
56892	88 E. Mcfarlan St	Dover	NJ
56893	Bordentown Ave. & Ernston	Parlin	NJ
56897	2510 Tonnelle Ave.(N.Berg	North Bergen	NJ
56899	N.J. Route #17 -(South)	Hasbrouck Heights	NJ
56904	571 Inman Avenue (Jordan)	Colonia	NJ
56915	51 North Walnut Street	Ridgewood	NJ
56921	615 Washington Ave.	Washington Township	NJ
56922	357 N.J. Rte #17	Paramus	NJ
56926	2284 Route #4	Fort Lee	NJ
56939	Ocean And Riverdale	Monmouth Beach	NJ

Schedule 5.21(a)(2)-12

Property #	Address	City	State
56962	1067 South Broad Street	Trenton	NJ
56999	585 Northfield Ave	West Orange	NJ
58006	232 North Long Beach Road	Rockville Centre	NY
58007	70-21 73Rd Place (Central	Glendale	NY
58012	206-06 Jamaica Ave.	Bellaire	NY
58022	86 North Babylon Tpke	North Merrick	NY
58027	120 Cutter Mill Rd	Great Neck	NY
58031	665 Glen Cove Avenue	Glen Head	NY
58032	347 Nassau Blvd.	Garden City	NY
58046	90 Glen Cove Road	East Hills	NY
58054	490 Pulaski Road	Greenlawn	NY
58061	606 Wantagh Avenue	Levittown	NY
58064	1880 Front Street	East Meadow	NY
58065	3730 Hempstead Tpke.	Levittown	NY
58077	2495 Cropsey Ave.	Brooklyn	NY
58079	3902 Avenue U	Brooklyn	NY
58085	204-12 Northern Blvd	Bayside	NY
58092	657 Sawmill River Rd	Ardsley	NY
58101	774 Tuckahoe Rd.	Yonkers	NY
58119	5801 Flatlands Ave	Brooklyn	NY
58121	67 Quaker Ridge Rd.	New Rochelle	NY
58131	15 Veterans Memorial Hwy.	Commack	NY
58141	378 Main St. & Brick Kiln Rd.	Sag Harbor	NY
58142	2 Montauk Highway	East Hampton	NY
58144	1525 Montauk Highway	Mastic	NY
58154	1982 Bronxdale Ave.	Bronx	NY
58184	757 Central Park Av	Yonkers	NY
58205	51-63 Eighth Ave.	New York	NY
58295	1164 Rte. 112	Port Jefferson	NY
58329	171 N Highland Av	Ossining	NY
58401	3694 Barger St	Shrub Oak	NY
58409	119 West 145Th St	New York	NY
58415	2001 Gravesend Neck Road	Brooklyn	NY
58441	1881 Forest Ave.	Staten Island	NY
58442	1201 Victory Blvd.	Staten Island	NY
58443	717 Richmond Rd	Staten Island	NY
58535	4780 Boston Post Road	Pelham Manor	NY
58553	5931 Amboy Road (Bethune)	Staten Island	NY
58558	5 Fingerboard St.	Staten Island	NY
58574	241 Terry Road	Smithtown	NY

Schedule 5.21(a)(2)-13

Property #	Address	City	State
58576	520 Hicksville Rd.	Massapequa	NY
58592	242 Dyckman Street	New York	NY
58596	700 Route #211 East	Middletown	NY
58602	532 Plandome Rd.	Manhasset	NY
58703	1372 Union St & Brandywine Ave	Schenectady	NY
58727	3159 Troy-Schenectady Rd	Niskayuna	NY
58732	Terminal & Prospect St.	Poughkeepsie	NY
58774	165 Route 59	Monsey	NY
58829	3229 Sunrise Highway	Wantagh	NY
58836	26-27 College Point Boulevard	Flushing	NY
58855	4220 Sheridan Drive	Amherst	NY
58856	1780 Seneca Street	Buffalo	NY
58858	595 Ontario Street	Buffalo	NY
58859	650 Tonawanda Street	Buffalo	NY
58860	2211 Grand Island Boulevard	Grand Island	NY
58861	5461 Southwestern Boulevard	Hamburg	NY
58862	660 Englewood Avenue	Tonawanda	NY
58865	820 Center Street	Lewiston	NY
58866	6302 Buffalo Avenue	Niagara Falls	NY
58871	6130 Main Street	Williamsville	NY
58900	916 State Route 244	Alfred Station	NY
58901	99 South Main Street	Avoca	NY
58902	5267 Clinton Street Road	Batavia	NY
58903	6890 Byron-Holley Road	Byron	NY
58904	131 South Main Street	Castile	NY
58905	2 East Buffalo Street	Churchville	NY
58906	2594 Main Road	East Pembroke	NY
58907	2 Pennsylvania Ave.	Friendship	NY
58908	145 North Main Street	Naples	NY
58909	4179 Buffalo Road	Rochester	NY
58911	2 South Center Street	Perry	NY
58912	41 South Main Street	Prattsburgh	NY
58913	11 West Lamoka Ave.	Savona	NY
58914	2357 North Main Street	Warsaw	NY
58915	215 North Main Street	Wellsville	NY
58916	3774 Chili Ave.	Rochester	NY
58917	336 West Washington Street	Bath	NY
58918	3211 County Road # 10	Canandaigua	NY
58921	5763 Big Tree Road	Lakeville	NY
58922	3705 Main Street	Greigsville	NY

Schedule 5.21(a)(2)-14

Property #	Address	City	State
58923	335-337 East Henrietta Road	Rochester	NY
67215	40Th Street & Powelton Av	Philadelphia	PA
67227	3050 Lehigh Street	Allentown	PA
67235	552-554 Markley Street	Norristown	PA
67243	596 Lancaster Ave. & Penn St.	Bryn Mawr	PA
67244	725 Fayette Street	Conshohocken	PA
67249	6301 Castor & Robbins Avenue	Philadelphia	PA
67253	907 Huntingdon Pike	Huntingdon Valley	PA
67254	1150 Bustleton Pike	Feasterville	PA
67258	6700 Bustleton Ave	Philadelphia	PA
67261	2101 Oregon Pike	Philadelphia	PA
67265	5700 Ridge Ave & Shurs	Philadelphia	PA
67266	8244-8256 Lowber Avenue	Philadelphia	PA
67271	102 West Eagle Road	Havertown	PA
67272	401 East Baltimore Avenue	Media	PA
67274	100 East Champlost Avenue	Philadelphia	PA
67276	7800 Ridge Ave	Philadelphia	PA
67278	417 East Providence Road	Aldan	PA
67288	Rt 1 & Old Lincoln Hwy.	Trevose	PA
67298	1320 West Chester Pike	Havertown	PA
67367	5300 Springfield Road	Clifton Hgts.	PA
67381	Oak & Providence Roads	Aldan	PA
67401	134 West Baltimore Avenue	Clifton Hgts	PA
67402	2401 N.Broad St & York St	Philadelphia	PA
67405	405 West Bridge Street	Morrisville	PA
67409	8797 Frankford Ave. & Magargee	Philadelphia	PA
67415	1 Nutt Road	Phoenixville	PA
67419	894 North Charlotte Street	Pottstown	PA
67425	301-303 Harleysville Pike	Souderton	PA
67431	313 Swamp Road	Furlong	PA
67433	Main Rt #611 & East St.	Doylestown	PA
67434	778 2Nd Street Pike	Richboro	PA
67437	301 East Johnson Highway	Norriton Twp.	PA
67531	306 Main Street	Trappe	PA
67602	3710 Westchester Pike	Newtown Square	PA
67613	1009 Brooke Blvd	Reading	PA
67613	1009 Brooke Blvd	Reading	PA
67618	8009 Old York Road	Elkins Park	PA
67624	6100 York Road	New Oxford	PA
67638	50 Main St (Getty)	Glen Rock	PA

Schedule 5.21(a)(2)-15

Property #	Address	City	State
67664	2250 Cottman Ave.	Philadelphia	PA
67665	4630 William Flynn Highway	Allison Park	PA
67666	2401 Freeport Road	New Kensington	PA
68003	1015 Sandy Lane	Warwick	RI
68005	1188 Cumberland Hill Road	Woonsocket	RI
68007	1271 Broad Street	Providence	RI
68200	216 Main Street	Ashaway	RI
68607	Massasoit Ave. & Dexter	East Providence	RI
68614	33 Jefferson Blvd.	Warwick	RI
68619	899 Pontiac Avenue	Cranston	RI
68623	227 County Road	Barrington	RI
68643	1879 Mineral Spring Ave.	N. Providence	RI
68645	732 Willett Ave.	East Providence	RI
68646	Rr 11 4087 Tower Hill Rd	Wakefield	RI
69016	Route 61 & Rr # 3 (Mt Carbon)	Pottsville	PA
69019	Rt 61 Rd #5 (Fairlane)	Pottsville	PA
69416	518 Greenfield Road	Lancaster	PA
69424	302 Highland Drive	Mountville	PA
69425	Route 72 & Long Lane	Ebenezer	PA
69439	203 S. Third Street	Oxford	PA
69440	1001 Buchert Road	Pottstown	PA
69484	W. Greenwich & Schylkill Ave	Reading	PA
69495	7710 Allentown Blvd	Harrisburg	PA
69503	1100 Millersville Pike	Lancaster	PA
69504	312 West Main Street	New Holland	PA
69679	3500 Kutztown Road	Laureldale	PA
69682	Main & S.High Streets	Arendtsville	PA
69683	308 E. Wyomissing Avenue	Mohnton	PA
69690	Route 16	Mcconnellsburg	PA
70000	101 East Main Street	Crestline	OH
70001	2424 Possum Run Road	Mansfield	OH
70002	876 Park Ave. East	Mansfield	OH
70003	150 Sandusky Street	Monroeville	OH
71271	1033 West Little Creek Rd.	Norfolk	VA
71500	10030 Sliding Hill Road	Ashland	VA
71501	2102 A South Main St.	Farmville	VA
71502	2515 Salem Church Road	Fredericksburg	VA
71503	620 Cambridge Street	Fredericksburg	VA
71504	11517 Tidewater Trail	Fredericksburg	VA
71505	8520 Jefferson Davis Hwy.	Fredericksburg	VA

Schedule 5.21(a)(2)-16

Property #	Address	City	State
71506	4690 Pouncey Tract Road	Glen Allen	VA
71507	11390 Nuckols Road	Glen Allen	VA
71508	5306 James Madison Highway	King George	VA
71509	12132 King William Rd.	King William	VA
71510	9200 Chamberlayne Ave.	Mechanicsville	VA
71511	6675 Cold Harbor Road	Mechanicsville	VA
71512	7559 Cold Harbor Road	Mechanicsville	VA
71513	8188 Atlee Road	Mechanicsville	VA
71513	8188 Atlee Road	Mechanicsville	VA
71513	8188 Atlee Road	Mechanicsville	VA
71513	8188 Atlee Road	Mechanicsville	VA
71514	7119 Mechanicsville Tpke.	Mechanicsville	VA
71515	9492 Chamberlayne Road	Mechanicsville	VA
71516	6110 Mechanicsville Tpke.	Mechanicsville	VA
71517	16575 Mountain Road	Montpelier	VA
71518	23002 Airport Street	Petersburg	VA
71519	2650 New Market Road	Richmond	VA
71520	23755 Rodgers Clark Blvd.	Ruther Glen	VA
71521	4001 E. Williamsburg Road	Sandston	VA
71522	11625 Brock Road	Spotsylvania	VA
85000	6227 Phillips Highway	Jacksonville	FL
85001	10917 North Main Street	Jacksonville	FL
85002	422 West 21St. Street	Jacksonville	FL
85003	810 North Mcduff Ave.	Jacksonville	FL
85004	6563 Commonwealth Ave.	Jacksonville	FL
85005	2920 Silver Star Road	Orlando	FL

Schedule 5.21(a)(2)-17

SCHEDULE 5.21(b)(1)

MORTGAGED PROPERTY LEASES

Master Energy Lease, dated September 27, 2005, between Trustreet Properties, Inc., CNL APF Partners, L.P., Fuel Supply, Inc., USRP (Molly), LLC, USRP (Bob), LLC, USRP (Fred), LLC, USRP (Sarah), LLC, USRP (Hawaii), LLC, USRP (Jennifer), LLC, and USRP (Steve), LLC, collectively as Landlord, and Aloha Petroleum, Ltd., as Tenant, as assigned to Getty HI Leasing, Inc. pursuant to that certain Assignment and Assumption of Master Energy Lease, dated March 31, 2007, between Landlord, as Assignor, and Getty HI Leasing, Inc., as Assignee.

Unitary Net Lease Agreement, dated March 30, 2011, between GTY MA/NH Leasing, Inc., as Lessor, and Nouria Energy Ventures I, LLC, as Lessee.

Unitary Net Lease Agreement, dated January 13, 2011, between GTY NY Leasing, Inc., as Lessor, and CPD NY Energy Corp., as Lessee.

Unitary Net Lease Agreement, dated September 25, 2009, between GTY MD Leasing, Inc., as Lessor, and White Oak Petroleum, LLC, as Lessee.

Schedule 5.21(b)(1)-1

SCHEDULE 5.21(b)(2)

ADDITIONAL LEASES

[***]2

[2]	[***] Indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

Schedule 5.21(b)(2)-1

SCHEDULE 5.21(b)(3)

RENT ROLL

[***]3

[3]	[***] Indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

Schedule 5.21(b)(3)-1

SCHEDULE 5.21(c)

GROUND LEASES

Property #	Address	City	State

30203	380 SOUTHBRIDGE STREET	AUBURN	MA

30205	257 WEST BOYLSTON STREET	WEST BOYLESTON	MA

30209	61 63 MIDDLESEX TURNPIKE	BURLINGTON	MA

30210	189 CHELMSFORD STREET	CHELMSFORD	MA

30212	149 ENDICOTT STREET	DANVERS	MA

30215	264 TIMPANY BLVD	GARDNER	MA

30216	26 COMMERCIAL ROAD	LEOMINSTER	MA

30217	436 LANCASTER STREET	LEOMINSTER	MA

30218	460 KING STREET	LITTLETON	MA

30232	30 LACKEY DAM ROAD	UXBRIDGE	MA

30235	128 TURNPIKE ROAD	WESTBOROUGH	MA

55306	100 MAST RD (SR 114)	GOFFSTOWN	NH

55307	1326 HOOKSETT ROAD	HOOKSETT	NH

55312	1932 SOUTH WILLOW STREET	MANCHESTER	NH

55319	270 MAIN DUNSTABLE ROAD	NASHUA	NH

58627	399 GREENWICH AVE.	GOSHEN	NY

58632	80 BEDFORD ROAD	KATONAH	NY

58642	1423 ROUTE 300	NEWBURGH	NY

58648	101 South Ridge Street	PORT CHESTER	NY

Schedule 5.21(c)-1

Property #	Address	City	State

58649	425 BOSTON ROAD	PORT CHESTER	NY

58658	ROUTE 35 & BOUTON ROAD	SOUTH SALEM	NY

58660	407 WHITE PLAINS ROAD	EASTCHESTER	NY

58662	19 MARBLE AVE.	THORNWOOD	NY

58664	1050 ROUTE 9	WAPPINGERS FALLS	NY

58668	1237 MAMARONECK AVE.	WHITE PLAINS	NY

58669	1176 NEPPERHAN AVE.	YONKERS	NY

58672	2035 SAW MILL RIVER ROAD	YORKTOWN HEIGHTS	NY

58676	3081 ROUTE 22	PATTERSON	NY

58678	HUTCHINSON RIVER PARKWAY	WHITE PLAINS	NY

58679	838 KIMBALL AVE.	YONKERS	NY

58680	275 ROUTE 59 EAST	NANUET	NY

Schedule 5.21(c)-2

SCHEDULE 5.23

CONDITION OF PROPERTIES

NONE

Schedule 5.23-1

SCHEDULE 11.1

ENVIRONMENTAL REMEDIATION AND COMPLIANCE MATTERS

Property #	Address	City	State	Lifecycle Phase
6	1672 86th Street	Brooklyn	New York	Assessment

7	161-51 Baisley Boulevard	Jamaica	New York	RAP Implementation

8	75-41 Yellowstone Blvd	Rego Park	New York	O & M

16	98-21 Rockaway Boulevard	Ozone Park	New York	RAP Implementation

17	1780 Coney Island Avenue	Brooklyn	New York	RAP Implementation

20	1810 CROSS BRONX EXP.	BRONX	New York	Closure Activities

38	2686 Long Beach Road	Oceanside	New York	Assessment

65	1 MONTAUK & CARLTON AVE	EAST ISLIP	New York	Assessment

77	758 Pelham Road	New Rochelle	New York	Closure Activities

91	40 N. Stone Avenue	Elmsford	New York	O & M

93	4350 Boston Post Road	Pelham Manor	New York	Closure Activities

100	140 Franklin Turnpike	Mahwah	New Jersey	Closure Compliance

101	221 ROUTE 303	VALLEY COTTAGE	New York	O & M

102	2311 Crompound Road	Peekskill	New York	RAP Prep

103	200 Westchester Avenue	Port Chester	New York	RAP Prep

114	2453 Westchester Avenue	Bronx	New York	Assessment

116	128 EAST MAIN ST	ELMSFORD	New York	O & M

117	946 BOSTON POST RD.	MAMARONECK	New York	O & M

163	1738 RT.9W	KINGSTON	New York	O & M

190	1809 ROUTE 1	RAHWAY	New Jersey	Assessment

200	13 Clarke Avenue	Staten Island	New York	O & M

214	116-60 Sutphin Boulevard	Jamaica	New York	Closure Activities

223	6418 8th Avenue	Brooklyn	New York	Closure Compliance

Schedule 5.23-1

Property #	Address	City	State	Lifecycle Phase

229	125 KINGS HIGHWAY	BROOKLYN	New York	O & M

232	211-02 Jamaica Avenue	Bellaire	New York	Closure Compliance

234	1125-27 Richmond Terrace	Staten Island	New York	Closure Activities

235	1820 Richmond Road	Staten Island	New York	Assessment

252	4301 BOSTON POST ROAD	BRONX	New York	O & M

257	895 Melrose Avenue	Bronx	New York	Closure Activities

269	1827 Westchester Avenue	Bronx	New York	O & M

270	2400 East Tremont Avenue	Bronx	New York	RAP Implementation

275	495 E. 180Th & Bathgate	Bronx	New York	Closure Activities

278	944 Central Park Avenue	Yonkers	New York	O & M

288	State Highway 36 & Avenue D	Atlantic Highlands	New Jersey	Closure Activities

299	481 UNION AVE	WESTBURY	New York	Assessment

301	257 North Broadway	SLEEPY HOLLOW	New York	O & M

304	1297 Route 9	Old Bridge	New Jersey	Closure Activities

312	166-02 Northern Boulevard	Flushing	New York	O & M

324	4000 Hylan Boulevard	Staten Island	New York	Closure Compliance

325	1168 PLEASANTVILLE ROAD	BRIARCLIFF MANOR	New York	O & M

329	1441 Westchester Avenue	Bronx	New York	Closure Compliance

332	600 South Pelham Parkway	Bronx	New York	O & M

339	4880 Broadway	New York	New York	Closure Activities

340	89 St. Nicholas Place	New York	New York	Closure Compliance

341	239 10th Avenue	New York	New York	Closure Activities

348		Bloomfield	New Jersey	Closure Compliance

353	163-10 Pidgeon Meadow Rd.	Flushing	New York	Closure Activities

358	185 EAST LINCOLN AVE	PELHAM	New York	Assessment

362	1212 Victory Boulevard	Staten Island	New York	Closure Compliance

363	350 ROCKAWAY TPKE	CEDARHURST	New York	Assessment

Schedule 5.23-2

Property #	Address	City	State	Lifecycle Phase

365	1324 East Putnam Ave	Old Greenwich	Connecticut	Predelineation

369	26 E. Post Road	White Plains	New York	RAP Implementation

370	Route 36 & Atlantic Avenue	Keyport	New Jersey	Closure Activities

396	1842 Victory Boulevard	Staten Island	New York	Closure Activities

444	515 MONTAUK HIGHWAY	BAY SHORE	New York	Closure Compliance

448	1164 MONTAUK HWY	E. PATCHOGUE	New York	Closure Compliance

464	869 ATLANTIC AVE	BALDWIN	New York	Assessment

491	1422 Wantagh Ave.	Wantagh	New York	Predelineation

506	1300 Englishtown Rd.	Old Bridge	New Jersey	Closure Compliance

523	1741 Route 37 West	Toms River	New Jersey	Closure Activities

535	310 Bay Shore Road	N. Babylon	New York	Closure Activities

539	1255 McBride	W. Paterson	New Jersey	Closure Activities

564	1103-1107 De Kalb Avenue	Brooklyn	New York	Closure Activities

570	69 BANK STREET	White Plains	New York	Assessment

585	611 Main St., E. Hartford	Hartford	Connecticut	Closure Activities

587	Routes 32 & 87	Franklin	Connecticut	Closure Compliance

589	176 Tolland Tpke & B Acres	Manchester	Connecticut	Closure Activities

590	934-938 E. Main St.	Meriden	Connecticut	Closure Activities

595	222 Danbury Road	New Milford	Connecticut	Closure Activities

598	170 Taftville-Occum Rd.	Norwich	Connecticut	Closure Compliance

601	398 Main St.	SOUTHINGTON	Connecticut	Closure Activities

604	120 Main Street	Terryville	Connecticut	Closure Activities

606	216 Merrow Road	Tolland	Connecticut	Predelineation

611	Route 32	Waterford	Connecticut	Closure Activities

615	1649 Litchfield Turnpike	Woodbridge	Connecticut	Closure Activities

624	30 W. State Street	Granby	Massachusetts	Closure Activities

625	123 Main Street	Great Barrington	Massachusetts	Closure Compliance

Schedule 5.23-3

Property #	Address	City	State	Lifecycle Phase

628	Rte 32 Palmer & Monson Rd	Monson	Massachusetts	Closure Activities

637	2221 Main Street & Carew	Springfield	Massachusetts	Closure Activities

643	278 Elm Street	WESTFIELD	Massachusetts	Assessment

647	2 Pleasantville Rd.	Ossining	New York	O & M

652	R.D.#1 ROUTE 130	BEVERLY	New Jersey	Assessment

653	201 Elmora Ave	Elizabeth	New Jersey	Closure Activities

654	669 SOMERSET STREET	SOMERSET	New Jersey	O & M

655	4431 Route 9	Englishtown	New Jersey	Closure Activities

656	2737 S. Broad St.	Hamilton	New Jersey	Closure Compliance

660	100 River Avenue	Lakewood	New Jersey	Closure Activities

661	100 White Horse Pike	Lawnside	New Jersey	O & M

664	953 18th Avenue	Newark	New Jersey	RAP Implementation

665	1292 RT 22 EAST	NORTH PLAINFIELD	New Jersey	Closure Activities

666	1292 RT 22 East	North Plainfield	New Jersey	Closure Compliance

667	639 Route 17 South	Paramus	New Jersey	Closure Activities

670	957 ROUTE 9 NORTH	SOUTH AMBOY	New Jersey	RAP Implementation

671	2401 ROUTE 24 WEST	UNION	New Jersey	Assessment

673	6718 Black Horse Pike	Pleasantville	New Jersey	Closure Activities

677	381 North Avenue	New Rochelle	New York	RAP Prep

680	208 Foxon Rd.	NORTH BRANFORD	Connecticut	RAP Implementation

684	196 Ross Place	Westfield	New Jersey	Closure Compliance

685	2 Ashford Drive	Dobbs Ferry	New York	Closure Activities

688	301 East & Whiting St.	Plainville	Connecticut	Closure Activities

709	2955 Cropsey Avenue	Brooklyn	New York	Closure Compliance

751	630 LINCOLN HWY RT 1	FAIRLESS HILLS	Pennsylvania	Closure Compliance

6130	85 Forbes Ave.	NEW HAVEN	Connecticut	Closure Activities

6709	213 Colony Street	Meriden	Connecticut	Assessment

Schedule 5.23-4

Property #	Address	City	State	Lifecycle Phase

6722	1030 Blue Hills Road	Bloomfield	Connecticut	Closure Activities

6725	850 Hopmeadow Road	Simsbury	Connecticut	O & M

6742	36 Danbury Road	Ridgefield	Connecticut	Closure Activities

6744	321 West Avenue	Norwalk	Connecticut	Predelineation

6746	1789 Barnum Ave.	Bridgeport	Connecticut	Closure Activities

6749	700 DEWEY STREET	BRIDGEPORT	Connecticut	Closure Activities

6753	1464 Fairfield Ave.	BRIDGEPORT	Connecticut	Closure Activities

6762	179 Noroton Ave.	DARIEN	Connecticut	RAP Implementation

6765	224 Magee Avenue	Stamford	Connecticut	Closure Activities

6768	59 W. Broad St.	STAMFORD	Connecticut	Assessment

6779	197 Main St.	CHESHIRE	Connecticut	RAP Implementation

6811	774 Farmington Ave.	Bristol	Connecticut	Assessment

6813	Cor. Rts #7 & 25	Brookfield	Connecticut	Closure Activities

6817	1294 E. Main Street	Torrington	Connecticut	Closure Activities

6819	206 Main St.	NORWALK	Connecticut	Closure Activities

6851	241 White St.	DANBURY	Connecticut	RAP Implementation

6852	578 S. Main St.	MIDDLETOWN	Connecticut	RAP Implementation

6853	126 South Road	Enfield	Connecticut	Closure Activities

6871	441 W. Avon Rd.	Avon	Connecticut	RAP Implementation

8641	735 Philadelphia Pike	Wilmington	Delaware	O & M

8669	1712 Foulk Road	Wilimington	Delaware	O & M

28002	159 COTTAGE ROAD	SOUTH PORTLAND	Maine	Assessment

28032	1217 CONGRESS STREET	PORTLAND	Maine	Assessment

28210	59 CAMDEN STREET	ROCKLAND	Maine	Assessment

28222	207 Broadway	SOUTH PORTLAND	Maine	Closure Activities

29811	16603 SETON AVENUE	EMMITSBURG	Maryland	Closure Compliance

30315	522 Main Street	S. Weymouth	Massachusetts	Closure Activities

Schedule 5.23-5

Property #	Address	City	State	Lifecycle Phase

30317	1744 Centre Street	WEST ROXBURY	Massachusetts	Closure Activities

30339	350 Pleasant Street	BELMONT	Massachusetts	RAP Implementation

30344	245 N. Main Street	Randolph	Massachusetts	RAP Implementation

30352	110 Galen Street	Watertown	Massachusetts	Closure Activities

30355	306 MAIN ST	READING	Massachusetts	Closure Activities

30361	191 TALBOT AVENUE	DORCHESTER	Massachusetts	RAP Prep

30363	469 Washington St.	Weymouth	Massachusetts	Closure Activities

30375	4 Whiting Street	Hingham	Massachusetts	Closure Compliance

30393	325 Washington Street	Woburn	Massachusetts	Closure Activities

30409	792 Truman Highway	Hyde Park	Massachusetts	Closure Activities

30436	527 Grafton Street	Worcester	Massachusetts	RAP Prep

30457	609 Park Avenue	Worcester	Massachusetts	Closure Activities

30458	88 E. Main Street	WEBSTER	Massachusetts	Assessment

30515	331 Bennington Avenue	BOSTON	Massachusetts	O & M

30518	299 Main Street	Groveland	Massachusetts	Closure Activities

30548	391 Main Street	Williamstown	Massachusetts	Closure Compliance

30551	371 Huttleston Avenue	Fairhaven	Massachusetts	Closure Activities

30557	63 BROADWAY	TAUNTON	Massachusetts	Closure Activities

30602	481 Washington Street	Auburn	Massachusetts	Closure Activities

30603	245 Haverhill Street	Methuen	Massachusetts	Closure Activities

30606	113 CENTRAL STREET	Ipswich	Massachusetts	Assessment

30610	581 Boston Post Road	BILLERICA	Massachusetts	Closure Activities

30611	236 S. ELM STREET	HAVERHILL	Massachusetts	Assessment

30612	679 Main Street	Chatham	Massachusetts	O & M

30616	20 S. MAIN STREET	IPSWICH	Massachusetts	Closure Activities

30617	528 North Main Street	LEOMINSTER	Massachusetts	Closure Activities

30629	869 Main Street	Tewksbury	Massachusetts	Closure Activities

Schedule 5.23-6

Property #	Address	City	State	Lifecycle Phase

30631	714 W. Falmouth Hwy	Falmouth	Massachusetts	Closure Activities

30633	262 Groton Road	Westford	Massachusetts	Closure Activities

30646	825 Washington Street	Stoughton	Massachusetts	Closure Activities

30652	860 Southbridge Street	AUBURN	Massachusetts	Assessment

30657	1177 North Main Street	CLINTON	Massachusetts	Closure Activities

30678	3 Singletary Avenue	Sutton	Massachusetts	Closure Activities

30695	223 Main Street	ATHOL	Massachusetts	Closure Activities

30700	1660 Worcester Road	Framingham	Massachusetts	Closure Activities

30710	350 Greenwood Street	WORCESTER	Massachusetts	Assessment

30713	274 High Street	LOWELL	Massachusetts	Closure Activities

40014	215 South Vineyard Boulevard	Honolulu	Hawaii	Closure Activities

40019	46-004 Kamehameha Highway	Kaneohe	Hawaii	Closure Activities

40022	150 North Kamehameha Highway	Wahiawa	Hawaii	Closure Compliance

40035	120 South Linville Road	Kernersville	North Carolina	Predelineation

55201	1467 ELM STREET	MANCHESTER	New Hampshire	Closure Activities

55208	242 MAIN STREET	CONCORD	New Hampshire	Closure Activities

55211	Danforth Circle	Derry	New Hampshire	Closure Activities

55234	70 PLAISTOW ROAD	PLAISTOW	New Hampshire	Closure Compliance

55237	Main St. & Granite St.	Salem	New Hampshire	Closure Activities

55241	747 LAFAYETTE ROAD	Hampton	New Hampshire	Closure Activities

55242	41 Webster Street	Manchester	New Hampshire	Closure Activities

55244	605 Daniel Webster Hwy	Merrimack	New Hampshire	Closure Activities

55246	125 Bridge Street	Pelham	New Hampshire	Closure Activities

55247	219 Pembrook Street	Pembrook	New Hampshire	Closure Activities

55249	Route 11 & 3 Ten Rod Road	Rochester	New Hampshire	Closure Activities

55250	74 Hancock Street	Rochester	New Hampshire	Closure Activities

Schedule 5.23-7

Property #	Address	City	State	Lifecycle Phase

55252	LAFAYETTE & NEW ZEALAND	Seabrook	New Hampshire	Assessment

55253	463 High Street	Somersworth	New Hampshire	Closure Activities

55254	108 Portsmouth Avenue	EXETER	New Hampshire	Closure Activities

55256	Route 101	Candia	New Hampshire	Closure Activities

55257	Route 125 and Elm Street	Epping	New Hampshire	Closure Activities

55258	1890 Dover Road	Epsom	New Hampshire	Closure Activities

55259	14 Court Street	Exeter	New Hampshire	Closure Activities

55260	777 Lafayette Road	Hampton	New Hampshire	Closure Activities

55261	4 Amherst Street	Milford	New Hampshire	Closure Activities

55264	361 Islington Road	Portsmouth	New Hampshire	Closure Activities

55266	190 Milton Road (Route 125)	Rochester	New Hampshire	Closure Activities

55268	587 Lafayette Road	Seabrook	New Hampshire	Closure Activities

55274	32 Bridge Street	Pelham	New Hampshire	Closure Compliance

56005	6 RT 23 NORTH/7 VERNON AVE	HAMBURG	New Jersey	Assessment

56009	2048 ROUTE 23 NORTH	WEST MILFORD	New Jersey	Assessment

56011	89 ACKERMAN AVENUE	CLIFTON	New Jersey	Assessment

56023	Beverly & Salem Rds.	Willingboro	New Jersey	Closure Activities

56027	1296 Rt. 33 & Hamilton Square	Hamilton Sq.	New Jersey	Assessment

56028	420 JOHN F. KENNEDY WAY	WILLINGBORO	New Jersey	Assessment

56031	1028 AVE. C & 49TH ST.	BAYONNE	New Jersey	Assessment

56032	25 Central Avenue	Tenafly	New Jersey	Closure Compliance

56034	114 SOUTH AVE W	CRANFORD	New Jersey	Assessment

56039	278 BLOOMFIELD AVENUE	NUTLEY	New Jersey	Assessment

56047	661 BLOOMFIELD AVENUE	NUTLEY	New Jersey	Assessment

56049	325 SPRINGFIELD ROAD	Berkeley Hts	New Jersey	Assessment

56056	2352 Morris Avenue	Union	New Jersey	Closure Activities

Schedule 5.23-8

Property #	Address	City	State	Lifecycle Phase

56057	RT. 35 & SUNSET AVE.	OCEAN TOWNSHIP	New Jersey	O & M

56062	RTS #571 & #535	CRANBURY	New Jersey	Assessment

56064	Main & Sommerhill Road	Spotswood	New Jersey	Closure Activities

56069	835 East Clements Bridge Road	Runnemede	New Jersey	Closure Compliance

56073	208 BRANCHPORT AVENUE	LONG BRANCH	New Jersey	Closure Activities

56075	1101 E. JERSEY ST. (MADIS	ELIZABETH	New Jersey	Assessment

56079	1061 Broadway	Bayonne	New Jersey	Closure Activities

56081	5 STELTON ROAD	PISCATAWAY	New Jersey	Assessment

56084	8 Stonehouse Road	Basking Ridge	New Jersey	Assessment

56087	2061 Fellowship & Springfield	CHERRY HILL	New Jersey	Closure Activities

56088	401 Egg Harbor Road	Sewell	New Jersey	Closure Activities

56093	713 PLAINFIELD AVENUE	BERKELEY HGTS	New Jersey	Assessment

56096	SPRINGSIDE & WOODLANE RDS.	WESTAMPTON TWP	New Jersey	O & M

56097	377 SO. BLACK HORSE TPKE	WILLIAMSTOWN	New Jersey	Closure Activities

56098	914 BLACK HORSE PIKE	BLACKWOOD	New Jersey	Closure Activities

56101	1870 Kuser Rd.	Trenton	New Jersey	Closure Activities

56102	1 Union Street	Lodi	New Jersey	Closure Activities

56106	380 SOUTH CLINTON STREET	EAST ORANGE	New Jersey	Assessment

56108	790 KEARNY AVENUE	KEARNY	New Jersey	Closure Compliance

56109	1407 MAIN STREET	BELMAR	New Jersey	Closure Activities

56111	CAMDEN & COTTAGE ROAD	MOORESTOWN	New Jersey	Assessment

56113	2313 Rt 71 and Wall Rd	Spring Lake Heights	New Jersey	O & M

56115	Berlin & Bryant Avenues	Lindewold	New Jersey	Closure Compliance

56117	700 WOODBURY-GLASSBORO ROAD	SEWELL	New Jersey	Assessment

Schedule 5.23-9

Property #	Address	City	State	Lifecycle Phase

56118	1213 ROUTE 27	FRANKLIN TWP.	New Jersey	Assessment

56124	1212 BLACKWOOD CLEMENTON ROAD	CLEMENTON	New Jersey	Assessment

56132	4th & Main Streets	Asbury Park	New Jersey	O & M

56138	184 SOUTH AVE. (3RD AVE.)	FANWOOD	New Jersey	Assessment

56139	119 GODWIN AVENUE	MIDLAND PARK	New Jersey	Assessment

56145	3639 ROUTE 9	FREEHOLD	New Jersey	Assessment

56149	91 BRICK BOULEVARD	BRICK	New Jersey	O & M

56156	1 WEST 9TH STREET	OCEAN CITY	New Jersey	Assessment

56157	804 ROUTE 530	WHITING	New Jersey	Assessment

56159	2050 Black Horse Pike	Turnersville	New Jersey	RAP Implementation

56167	414 ROUTE 206	HILLSBOROUGH	New Jersey	Assessment

56169	128 Chestnut Ridge Road	Montvale	New Jersey	O & M

56206	ROUTE #1 AND WASHINGTON R	PRINCETON	New Jersey	O & M

56215	1705 Route 33	Neptune	New Jersey	O & M

56230	86 Doremus Avenue	Newark	New Jersey	Assessment

56250	207 MONMOUTH RD	OAKHURST	New Jersey	Assessment

56258	118 W. Main Street	Tuckerton	New Jersey	Assessment

56260	Gateway & Lincoln Avenue	W. Deptford	New Jersey	Predelineation

56263	176 W. End Avenue	Somerville	New Jersey	Closure Activities

56275	1942 LINCOLN HIGHWAY	EDISON	New Jersey	Assessment

56276	1490 Bergen Boulevard	Fort Lee	New Jersey	O & M

56291	125 RAILROAD AVENUE	RIDGEFIELD PARK	New Jersey	Closure Activities

56803	125 North Washington Ave	Bergenfield	New Jersey	Closure Compliance

56811	490 CENTRAL AVE. (SCOTLAN	ORANGE	New Jersey	Assessment

56815	2 WEST SAINT GEORGE AVENUE	LINDEN	New Jersey	O & M

Schedule 5.23-10

Property #	Address	City	State	Lifecycle Phase

56818	721 East Passaic Avenue	Bloomfield	New Jersey	Closure Compliance

56821	252 Irvington Avenue	South Orange	New Jersey	Closure Activities

56822	758 18th Avenue	Irvington	New Jersey	Predelineation

56843	2701 Morris Avenue	Union	New Jersey	Closure Compliance

56844	110 Centre Street	Nutley	New Jersey	Closure Activities

56847	1112 ROUTE 22	MOUNTAINSIDE	New Jersey	Assessment

56848	85 DODD STREET	EAST ORANGE	New Jersey	Assessment

56852	134 NJ Route 4	Englewood	New Jersey	Assessment

56853	255 DIAMOND BRIDGE ROAD	HAWTHORNE	New Jersey	Closure Activities

56868	BLOOMFIELD & ALLWOOD AVENUES	CLIFTON	New Jersey	O & M

56869	749 Lyons Avenue	Irvington	New Jersey	Closure Activities

56871	450 New York Avenue	Jersey City	New Jersey	O & M

56873	989 Somerset Street	Watchung	New Jersey	Closure Activities

56877	Shunpike & Green Village	Green Village	New Jersey	Closure Compliance

56881	ROUTE 46 & MILL STREET	ELMWOOD PARK	New Jersey	Assessment

56882	58 Greenbrook Road	N. Plainfield	New Jersey	Closure Compliance

56889	921 MONTGOMERY ST.	JERSEY CITY	New Jersey	Assessment

56891	171 Bloomfield Avenue	Bloomfield	New Jersey	Closure Activities

56892	88 E. Mcfarlan Street	Dover	New Jersey	Closure Activities

56893	Bordentown Ave & Ernston	Parlin	New Jersey	Closure Activities

56894	3200 J.F.K. BOULEVARD	Union City	New Jersey	Assessment

56896	1131 St. George Avenue	Colonia	New Jersey	Closure Activities

56898	1118 HAMBURG TURNPIKE	WAYNE	New Jersey	Assessment

56899	N.J. ROUTE #17 -(SOUTH)	HASBROUCK HEIGHTS	New Jersey	O & M

56904	571 INMAN AVENUE (JORDAN)	COLONIA	New Jersey	Closure Activities

Schedule 5.23-11

Property #	Address	City	State	Lifecycle Phase

56906	1189 ENGLISHTOWN ROAD	OLD BRIDGE	New Jersey	Assessment

56909	381 RIVER ROAD & MADISON	NEW MILFORD	New Jersey	Closure Compliance

56915	51 North Walnut Street	Ridgewood	New Jersey	Closure Activities

56916	LAFAYETTE & WAGARAW	HAWTHORNE	New Jersey	Closure Activities

56919	1220 Route 23	Wayne	New Jersey	Closure Activities

56921	615 Washington Avenue	Washington	New Jersey	Closure Compliance

56922	357 NJ Route #117	Paramus	New Jersey	Closure Activities

56924	606 Midland Avenue and Outwater Lane	Garfield	New Jersey	Closure Activities

56925	676 GARFIELD AVE.	JERSEY CITY	New Jersey	Assessment

56926	2284 Route #4	Fort Lee	New Jersey	Closure Activities

56933	91 Leonardville Road	Belford	New Jersey	Assessment

56935	157 Broad Street	Eatontown	New Jersey	Closure Activities

56939	Ocean & Riverdale	MONMOUTH BC	New Jersey	Closure Activities

56955	Main St & Glen Echo Ave.	Swedesboro	New Jersey	Closure Activities

56959	NICHOLSON RD.& WHITE HORS	AUDOBON	New Jersey	Closure Compliance

56962	1067 SOUTH BROAD STREET	TRENTON	New Jersey	Closure Activities

56965	579 South Broad Street	Trenton	New Jersey	Closure Compliance

56986	101 WHITE HORSE PK & EVESHAM	MAGNOLIA	New Jersey	RAP Implementation

56997	1781 W. 7TH STREET	PISCATAWAY	New Jersey	Assessment

56999	585 Northfield Avenue	West Orange	New Jersey	O & M

58014	5510 Broadway	Bronx	New York	Closure Activities

58015	8202 7th Avenue	Brooklyn	New York	Closure Compliance

58017		Yonkers	New York	Closure Activities

58033	1185 WEST BROADWAY	HEWLETT	New York	Assessment

Schedule 5.23-12

Property #	Address	City	State	Lifecycle Phase

58034	601 Port Washington Boulevard	Port Washington	New York	O & M

58046	90 GUINEA WOODS ROAD	EAST HILLS	New York	Closure Activities

58049	311 MC LEAN AVENUE	YONKERS	New York	Closure Activities

58053	9616 Flatlands Avenue	Brooklyn	New York	Closure Compliance

58071	114-05 Farmers Boulevard	St. Albans	New York	Closure Compliance

58072	ROUTES 9 AND 9G	RHINEBECK	New York	O & M

58077	2495 Cropsey Avenue	Brooklyn	New York	Closure Activities

58097	720 North Avenue	New Rochelle	New York	O & M

58108	11 East Post Road	White Plains	New York	O & M

58111	751 WHITE PLAINS RD	SCARSDALE	New York	O & M

58181	734 PARK AVENUE	HUNTINGTON	New York	Assessment

58260	49 RIVERSIDE AVE	RENSSELAER	New York	O & M

58329	171 N HIGHLAND AV	OSSINING	New York	O & M

58401	3700 Barger Street	SHRUB OAK	New York	O & M

58409	119 West 145th Street	New York	New York	O & M

58415	2001 Gravesend Neck Road	Brooklyn	New York	O & M

58441	1881 Forest Avenue	Staten Island	New York	O & M

58442	1201 Victory Boulevard	Staten Island	New York	RAP Implementation

58443	717 Richmond Road	Staten Island	New York	Closure Compliance

58505	1314 Sedgwick Avenue	Bronx	New York	Closure Activities

58514	4116 Broadway (174th St.)	New York	New York	Closure Compliance

58515	3060 Broadway	Nyack	New York	Closure Activities

58526	118-01 Rockaway Boulevard	Ozone Park	New York	O & M

58547	34-02 31st St.	Astoria	New York	O & M

58553	5931 Amboy Road	Staten Island	New York	Closure Activities

58574	241 TERRY ROAD	SMITHTOWN	New York	Closure Activities

58579	510 Uniondale Avenue	Uniondale	New York	Closure Activities

Schedule 5.23-13

Property #	Address	City	State	Lifecycle Phase

58592	242 Dyckman Street	New York	New York	O & M

58599	1386 WANTAGH AVENUE	WANTAGH	New York	Assessment

58603	1784 BROADWAY	HEWLETT	New York	Assessment

58605	78-01 Linden Boulevard	Howard Beach	New York	RAP Implementation

58704	Milton and Prospect Street	BALLSTON	New York	Closure Activities

58711	308 Delaware Avenue	Delmar	New York	O & M

58717	17 Albany Avenue	Green Island	New York	O & M

58718	1493 Route #9 at Grooms Road	Halfmoon	New York	Closure Activities

58720	499 West Main Street	HANCOCK	New York	O & M

58722	736 New Louden Road	Latham	New York	Closure Activities

58728	3497 State Street	Niskayuna	New York	O & M

58731	363 HOOKER AVENUE	POUGHKEEPSIE	New York	Closure Activities

58733	985 Route 149	QUEENSBURY	New York	O & M

58741	3775 Main Street	WARRENSBURG	New York	O & M

58743	23 MAIN STREET	HUDSON FALLS	New York	Closure Activities

58750	60 North Central Avenue	Mechanicville	New York	Closure Activities

58759	6822 ROUTE 9	RHINEBECK	New York	O & M

58766	124 Fairview Ave.	Hudson	New York	Assessment

58772	3 Mount Airy Road	QUARRYVILLE	New York	Closure Activities

58808	Route 82	West Taghkanic	New York	Closure Activities

58843	262-12 HILLSIDE AVENUE	FLORAL PARK	New York	Assessment

58864	2540 SOUTH PARK AVENUE	LACKAWANNA	New York	Assessment

58870	701 ORCHARD PARK ROAD	WEST SENECA	New York	Assessment

67201	Hunting Park Avenue	PHILADELPHIA	Pennsylvania	Assessment

67215	40th Street & Powelton Ave.	Philadelphia	Pennsylvania	Closure Compliance

67217	6900 Frankford Avenue	Philadelphia	Pennsylvania	Closure Compliance

Schedule 5.23-14

Property #	Address	City	State	Lifecycle Phase

67235	MARSHALL & MARKLEY STREET	NORRISTOWN	Pennsylvania	Closure Compliance

67243	596 Lancaster Ave. & Penn St.	Bryn Mawr	Pennsylvania	Closure Compliance

67244	725 FAYETTE STREET	CONSHOHOCKEN	Pennsylvania	Closure Compliance

67255	1701 N 33RD ST	PHILADELPHIA	Pennsylvania	Closure Compliance

67265	5700 Ridge Avenue & Shurs	Philadelphia	Pennsylvania	Closure Activities

67266	EASTON RD. & LOWBER AVE.	PHILADELPHIA	Pennsylvania	Closure Compliance

67269	427 West County Line Road	Hatboro	Pennsylvania	Assessment

67272	401 EAST BALTIMORE AVENUE	MEDIA	Pennsylvania	Assessment

67276	7800 RIDGE AVENUE	PHILADELPHIA	Pennsylvania	Closure Compliance

67288	RT 1 & OLD LINCOLN HWY.	TREVOSE	Pennsylvania	Closure Compliance

67367	5300 SPRINGFIELD ROAD	CLIFTON HEIGHTS	Pennsylvania	Assessment

67382	1194 CHESTER PIKE&CLIFTON AVE	SHARON HILL	Pennsylvania	Closure Activities

67398	EASTON ROAD & PATANE AVE.	ROSLYN	Pennsylvania	Closure Activities

67405	2 W. BRIDGE STREET	MORRISVILLE	Pennsylvania	Closure Compliance

67415	1 NUTT ROAD	PHOENIXVILLE	Pennsylvania	Assessment

67416	3796 Oxford Valley Road	Levittown	Pennsylvania	Closure Activities

67418	2391 Durham Road	Langhorne	Pennsylvania	Closure Compliance

67423	ROUTE #309 & PARK AVENUE	QUAKERTOWN	Pennsylvania	Closure Activities

67425	Route #113 & Telford Pike	Souderton	Pennsylvania	Closure Compliance

67426	798 SUMNEYTOWN PIKE	LANSDALE	Pennsylvania	Closure Activities

67428	STATE RD & HIGHLAND	UPPER DARBY	Pennsylvania	Assessment

67432	Main Route #611 & East Street	Coopersburg	Pennsylvania	O & M

67433	Rt 202 & Dilworthtown Rd.	Doylestown	Pennsylvania	O & M

67434	760 2ND STREET PIKE	RICHBORO	Pennsylvania	RAP Implementation

Schedule 5.23-15

Property #	Address	City	State	Lifecycle Phase

67435	192 DURHAM RD.	PENNDEL	Pennsylvania	Assessment

67437	301 EAST JOHNSON HIGHWAY	NORRISTOWN	Pennsylvania	Closure Compliance

67596	2300 Market St.	Paradise	Pennsylvania	Closure Activities

67598	2100 Market Street	Linwood	Pennsylvania	Closure Activities

67599	2425 Middletown Road	Elizabethtown	Pennsylvania	Closure Activities

67603	2324 N GEORGE ST	YORK	Pennsylvania	Closure Compliance

67607	7002 WOODLAND AVENUE	PHILADELPHIA	Pennsylvania	RAP Implementation

67611	550 South Main Street	Shrewsbury	Pennsylvania	Closure Activities

67617	3650 WILLIAM PENN HWY	PALMER TWP.	Pennsylvania	Assessment

67624	6100 YORK ROAD	NEW OXFORD	Pennsylvania	Closure Activities

67627	103-121 CARLISLE ST	HANOVER	Pennsylvania	Assessment

67632	2873 E. PROSPECT ROAD (LONGSTN	YORK	Pennsylvania	O & M

67635	850 CARLISLE AVE (DELCO GETTY)	YORK	Pennsylvania	Closure Compliance

67636	3730 Carlisle Road	Dover	Pennsylvania	Closure Compliance

67639	816 WEST HIGH STREET	CARLISLE	Pennsylvania	RAP Implementation

67642	4601 CARLISLE PIKE GETTY	MECHANICSBURG	Pennsylvania	Assessment

67649	105 S. Main Street 2 South High Street	Biglerville	Pennsylvania	Closure Activities

67654	911 Eisenhower Blvd	Middletown	Pennsylvania	Closure Activities

68001	7780 Post Road	North Kingstown	Rhode Island	Closure Activities

68002	10 Coddington Hwy	Middletown	Rhode Island	RAP Implementation

68629	1307 Post Road	Warwick	Rhode Island	Closure Activities

68646	4087 Tower Hill Road	WAKEFIELD	Rhode Island	RAP Implementation

69408	1505 PEMBROKE ROAD	BETHLEHEM	Pennsylvania	Closure Activities

69409	13TH & NORTHAMPTON STREETS	EASTON	Pennsylvania	Assessment

Schedule 5.23-16

Property #	Address	City	State	Lifecycle Phase

69419	200 NORTH 4TH STREET	HAMBURG	Pennsylvania	Assessment

69420	300 Morgantown Road	Reading	Pennsylvania	Closure Activities

69428	3568 Newport Road	Intercourse	Pennsylvania	O & M

69439	203 S. Third Street	Oxford	Pennsylvania	Closure Activities

69466	839 FERN AVENUE	KENHORST	Pennsylvania	Closure Activities

69476	602 S. Main Street	Shrewsbury	Pennsylvania	Closure Activities

69483	N. MAIN STREET EXTENDED	RED LION	Pennsylvania	Closure Compliance

69493	824 YORK STREET	HANOVER	Pennsylvania	Assessment

69497	Route 272 Poplar Street	Adamstown	Pennsylvania	Closure Activities

69504	312 WEST MAIN STREET	NEW HOLLAND	Pennsylvania	Assessment

69672	1248 N.9TH STREET	READING	Pennsylvania	Closure Activities

69676	Second Street	St. Clair	Pennsylvania	Closure Activities

69682	Main & S.High Streets	Arendtsville	Pennsylvania	Closure Activities

69685	1070 Trindle Road	Carlisle	Pennsylvania	Closure Activities

69688	45 E. Hanover Street	Bonneauville	Pennsylvania	Closure Activities

69689	Route 16 Pennsylvania Hwy.	Shady Grove	Pennsylvania	Assessment

69690	Route 16	Mcconnellsburg	Pennsylvania	Closure Activities

93257	1542 Old New Windsor Pike	New Windsor	Maryland	Closure Activities

94412	626 Adamsville Road	Westport	Massachusetts	Closure Activities

95117			New Jersey	Closure Activities

95134	1022 Chestnut Street	Roselle	New Jersey	Closure Compliance

95141	Main St & Amwell Ave	Millstone	New Jersey	Closure Compliance

95142	RT 206 & Bell Ave	Raritan	New Jersey	Closure Compliance

95153	354 Avenue C	Bayonne	New Jersey	Closure Activities

95192	201 East Jersey Street	Elizabeth	New Jersey	Closure Activities

95214	753-763 Sanford Ave	Newark	New Jersey	Closure Activities

95317	39 Hightstown Rd.	Princeton Jct.	New Jersey	Closure Compliance

Schedule 5.23-17

Property #	Address	City	State	Lifecycle Phase

95337	315 Bloomfield Rd.	Newark	New Jersey	O & M

95456	208 E. Franklin Tpke	HoHoKus	New Jersey	Closure Compliance

95534	27 Bisson Avenu	Laconia	New Hampshire	Closure Activities

96904	West Main & Woolsey	Middletown	Rhode Island	RAP Implementation

97126	640 West 15th Street	Hazleton	Pennsylvania	Closure Compliance

97199	Roosevelt & Mascher	Philadelphia	Pennsylvania	Assessment

97211	Routes 413 & 232	Wrightstown	Pennsylvania	Closure Compliance

98261	460 Saw Mill River Road	Yonkers	New York	Closure Activities

98326	26 Paxton Avenue	Bronxville	New York	Closure Compliance

SCHEDULE OF CONDEMNATIONS

Property #	Address	City	State	Status

110	2815 Horseblock Road	Medford	New York	PARTIAL

156	300 Smith Street	Poughkeepsie	New York	TOTAL

160	1364 Route 9 W	Marlboro	New York	TO BE DETERMINED

182	266 Route 55	Lagrangeville	New York	PARTIAL

535	310 Bay Shore Road	North Babylon	New York	PARTIAL

606	216 Merrow Road	Tolland	Connecticut	PARTIAL

655	4431 Route 9	Freehold	New Jersey	PARTIAL

665	1292 Rt 22 East	North Plainfield	New Jersey	PARTIAL

6153	228 Pine Street	Bristol	Connecticut	PARTIAL

8608	710 Maryland Avenue	Willmington	Delaware	PARTIAL

29101	11055 Baltimore Avenue,	Beltsville,	Maryland	TO BE DETERMINED

29131	6117 Baltimore Avenue	Riverdale	Maryland	PARTIAL

30404	563 Trapelo Road	Belmont	Massachusetts	PARTIAL

30445	150 Plymouth Ave	Fall River	Massachusetts	TO BE DETERMINED

30603	245 Haverhill Street	Methuen	Massachusetts	TO BE DETERMINED

30619	163-164 Pelham Street	Methuen	Massachusetts	TO BE DETERMINED

30653	2 Summer Street & James Street	Barre	Massachusetts	PARTIAL

40054	5301 North Beach Street	Fort Worth	Texas	PARTIAL

40055	307 East FM 2410	Harker Heights	Texas	PARTIAL

40062	12310 NW H.K. Dodgen Loop	Temple	Texas	PARTIAL

Schedule 5.23-18

Property #	Address	City	State	Status

56118	1213 Route 27	Franklin Twp.	New Jersey	PARTIAL

56119	29 Rt. 12 & Broad St.	Flemington	New Jersey	PARTIAL

56156	1 West 9th Street	Ocean City	New Jersey	PARTIAL

56886	1060 Stuyvesant Ave.	Irvington	New Jersey	PARTIAL

56959	Nicholson Road & White Horse Pike	Audubon	New Jersey	PARTIAL

56986	105 White Horse Pike	Magnolia	New Jersey	PARTIAL

58144	1525 Montauk Hwy.	Mastic	New York	PARTIAL

58295	1164 Route 112	Port Jefferson	New York	PARTIAL

58735	2976 Hamburg Street	Rotterdam	New York	PARTIAL

58739	28 Main Street	South Glen Falls	New York	PARTIAL

58838	1580 Straight Path	Wyandanch	New York	TOTAL

67235	552-554 Markley Street	Norristown	Pennsylvania	PARTIAL

67288	Rt. 1 & Old Lincoln Hwy.	Trevose	Pennsylvania	PARTIAL

67396	1403 Providence Road	Media	Pennsylvania	PARTIAL

69495	7710 Allentown Blvd.	Harrisburg	Pennsylvania	PARTIAL

67632	2890 East Prospect Street	York	Pennsylvania	PARTIAL

69690	Route 16	McConnellsburg	Pennsylvania	PARTIAL

71517	16575 Mountain Road	Montpelier	Virginia	PARTIAL

85004	6563 Commonwealth Ave.	Jacksonville	Florida	PARTIAL

Schedule 5.23-19